As filed with the Securities and Exchange Commission on March 21, 2016

Registration No. 333-202803

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 6 TO
REGISTRATION STATEMENT ON FORM S-1

UNDER

THE SECURITIES ACT OF 1933

SHINECO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0100	52-2175898
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 3106, Building B #39 East 3rd Ring Middle Road Chaoyang District Beijing 100022 People’s Republic of China (+86) 105869-3011	Delaware Intercorp, Inc. 113 Barksdale Professional Center Newark, Delaware 19711 302-266-9367
(Address, including zip code, and telephone number, including area code, of principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Anthony W. Basch, Esq.

J. Britton Williston, Esq.

Kaufman & Canoles, P.C.

Two James Center

1021 East Cary Street, Suite 1400

Richmond, Virginia 23219

(804) 771-5700 – telephone

(804) 771-5777 – facsimile

Marc J. Ross, Esq. Henry C.W. Nisser, Esq. Jeff Cahlon, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, New York 10006 (212) 930-9700 – telephone (212) 930-9725 – facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock (2)	$10,000,000.00	$1,007.00
Underwriter Warrants (3)	$-	$-
Shares Underlying Underwriter Warrants (4)	$600,000.00	$60.42
Total	$10,600,000.00	$1,067.42	(6)

(1)	The registration fee for securities is based on an estimate of the proposed maximum offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2)	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional shares of common stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(3)	No separate fee is required pursuant to Rule 457(g) under the Securities Act of 1933.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act of 1933. If we complete this offering, then on the closing date, we will issue underwriter warrants to Bonwick Capital Partners and Network 1 Financial Securities, our underwriters, exercisable at a rate of one warrant per share to purchase 5.0% of the aggregate number of shares of common stock sold in this offering at an exercise price equal to 120% of the price at which we sell our shares of common stock in this offering. Assuming a maximum placement of 2,000,000 shares and an exercise price of $6.00 per share (120% of a $5.00 offering price), we would receive, in the aggregate, approximately $600,000.00 upon exercise of the underwriter warrants.

(6)	$1,489.78 previously paid.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION,

DATED MARCH 21, 2016

SHINECO, INC.

Minimum Offering: 1,600,000 Shares of Common Stock

Maximum Offering: 2,000,000 Shares of Common Stock

This is the initial public offering of Shineco, Inc., a Delaware corporation. We are offering a minimum of 1,600,000 and a maximum of 2,000,000 of our shares of common stock. None of our officers, directors or affiliates may purchase shares in this offering.

We expect that the offering price will be between $4.00 and $6.00 per share. No public market currently exists for our shares of common stock. We have applied to have our common stock listed on the NASDAQ Capital Market under the symbol “TYHT.” If the application is approved, trading of our common stock is expected to begin within 5 days after the date of initial issuance of the shares of common stock. We cannot assure you that our application will be approved; however, we will not complete this offering without a listing approval letter from The NASDAQ Capital Market.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, and, as such, we have elected to take advantage of certain reduced reporting requirements for this prospectus and may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in these shares of common stock involves significant risks. See “Risk Factors” beginning on page 9 of this prospectus.

	Per Share		Minimum Offering	Maximum Offering
Assumed public offering price	$5.00	(1)	$8,000,000	$10,000,000
Underwriting commission (2)	$0.35		$560,000	$700,000
Proceeds to us, before expenses (3)	$4.65		$7,440,000	$9,300,000

(1)	We expect that the offering price will be $5.00 per share.

(2)	We will pay the underwriters a cash fee of 7.0% on gross proceeds of this offering. In addition, the underwriters will receive a non-accountable expense allowance equal to 1% of the gross proceeds and compensation in addition to the commission. See “Plan of Distribution” beginning on page 94 of this prospectus for a description of compensation payable to the underwriters.

In addition to the fees discussed above, we have agreed to issue to the underwriters or their designees underwriter warrants to purchase shares of common stock equal to 5.0% of the total shares of common stock sold in this offering. The registration statement of which this prospectus is a part also covers the underwriter warrants and the shares of common stock issuable upon the exercise thereof. We also have agreed to reimburse the underwriters for certain of their out-of-pocket expenses. See “Plan of Distribution” for a description of these arrangements.

We expect our total cash expenses for this offering to be approximately $835,000. The underwriters are only required to use their best efforts to sell the maximum number of securities offered (2,000,000). The offering will terminate upon the earlier of: (i) a date mutually acceptable to us and our underwriters after which at least 1,600,000 shares of our common stock are sold assuming an offering price of $5.00 per share (the minimum offering); (ii) such time as 2,000,000 shares of our common stock are sold assuming an offering price of $5.00 per share (the maximum offering) or (iii) July 1, 2016. If we do not sell at least 1,600,000 shares by July 1, 2016, all funds will be promptly returned to investors (within one business day) without interest or deduction. If we complete this offering, net proceeds will be delivered to our Company on the closing date. We will not be able to use such proceeds in China, however, until we complete certain remittance procedures in China. If we complete this offering, then on the closing date, we will issue shares of common stock to investors in the offering and underwriter warrants to our underwriters exercisable at a rate of one warrant per share to purchase 5.0% of the aggregate number of shares of common stock sold in this offering at an exercise price equal to 120% of the price at which we sell our shares of common stock in this offering.

The underwriters expect to deliver the shares against payment in New York, New York, on or about      , 2016.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated     , 2016

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by us or on our behalf. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or any authorized free writing prospectus or the time of issuance or sale of any securities. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus entitled “Where You Can Find More Information.”

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Prospectus Summary

This summary highlights information that we present more fully in the rest of this prospectus. This summary does not contain all of the information you should consider before buying shares of common stock in this offering. This summary contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could,” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. You should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to those statements.

Overview

We are a Delaware holding company that uses our subsidiaries’ and variable interest entities’ vertically- and horizontally-integrated production, distribution and sales channels to provide health and well-being focused plant-based products. Our products are only sold domestically in China. We utilize modern engineering technologies and biotechnologies to produce, among other products, Chinese herbal medicines, organic agricultural produce and specialized textiles. Our health and well-being focused plant-based products business is divided into three major segments:

1.             Processing and distributing traditional Chinese herbal medicine products as well as other pharmaceutical products. The companies of this segment, Ankang Longevity Group, operate 66 cooperative retail pharmacies throughout Ankang, a city in southern Shaanxi province, China, through which we sell directly to individual customers traditional Chinese medicinal products produced by us as well as by third parties. Ankang Longevity Group also owns a factory specializing in decoction, which is the process by which solid materials are heated or boiled in order to extract liquids, and distributes decoction products to wholesalers and pharmaceutical companies around China. This segment accounted for approximately 38% of our revenues for the fiscal year ending June 30, 2015.

2.             Planting, processing and distributing green and organic agricultural produce as well as growing and cultivating yew trees (taxus media). We currently cultivate and sell yew mainly to large group and corporate customers, but do not currently process yew into Chinese or Western medicines. This segment is conducted through the Company’s variable interest entities: the Zhisheng Group, which comprises the following Chinese companies participating in our yew tree business: Shineco Zhisheng (Beijing) Bio-Technology Co. (“Zhisheng Bio-Tech”), Yantai Zhisheng International Freight Forwarding Co., Ltd (“Zhisheng Freight”), Yantai Zhisheng International Trade Co., Ltd (“Zhisheng Trade”), Yantai Mouping District Zhisheng Agricultural Produce Cooperative (“Zhisheng Agricultural”), and Qingdao Zhihesheng Agricultural Produce Services, Ltd (“Qingdao Zhihesheng”). This segment accounted for approximately 47% of our revenues for the fiscal year ending June 30, 2015.

3.             Developing and distributing specialized fabrics, textiles and other byproducts derived from an indigenous Chinese plant Apocynum Venetum, grown in the Xinjiang region of China, and known in Chinese as “Luobuma” or “bluish dogbane”. Our Luobuma products are specialized textile and health supplement products designed to incorporate traditional Eastern medicines with modern scientific methods. These products are predicated on centuries-old traditions of Eastern herbal remedies derived from the Luobuma raw material. This segment is channeled through the Company’s directly-owned subsidiary, Beijing Tenet-Jove Technological Development Co., Ltd. (“Tenet-Jove”). This segment accounted for approximately 11% of our revenues for the fiscal year ending June 30, 2015.

We primarily market our health and wellbeing-focused products in China. At present, we do not sell any of our products in the United States or Canada. China’s domestic pharmaceutical and healthcare product market is fast-growing but, in our opinion, underdeveloped. We believe China’s healthcare sector has the capacity to develop even further. According to China’s National Health and Family Planning Commission, China’s healthcare spending in 2013 was only 5.5% of GDP, which is far below healthcare spending of developed countries. According to the World Bank, healthcare spending for 2012 for the United States, United Kingdom, France and Germany was 17.9%, 9.4%, 11.7% and 11.3%, respectively. According to a 2015 report by Deloitte, healthcare expenditures in China are projected to grow at an average rate of 11.8% annually from 2014-2018, reaching $892 billion by 2018. From pharmaceuticals to medical products to general consumer health, China remains among the world’s most attractive markets, and by far the fastest-growing of all the large emerging ones. This growth is being driven by China’s aging population, increased incidence of chronic diseases, and a material increase in investment from both domestic and foreign corporations. The growth also reflects the Chinese government’s focus on healthcare as both a social priority (as witnessed in its late 2000s healthcare reforms) and a strategic priority (as witnessed in the 12th five-year plan’s stated focus on growing the biomedical industry in the future).

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We intend to use the net proceeds of this offering primarily for the expansion of our high-pressure steam degumming process project, the development of a Chinese herbal medicine farm and processing plant in Ziyang County, China and the development of an e-commerce platform, as more fully described below. See “Use of Proceeds” on page 54.

Our History and Structure

Shineco, Inc. was incorporated under the laws of the State of Delaware on August 20, 1997 as Supcor, Inc. From 1997 to 2004, the Company’s only activities were organizational ones, directed at developing its business plan and raising initial capital. On December 30, 2004, the Company acquired all of the issued and outstanding shares of Tenet-Jove, a company operating in the fabrics and textile business organized under the laws of the People’s Republic of China on December 15, 2003, in exchange for shares of Shineco’s common stock. At that point, the sole operating business of Tenet-Jove then became that that of the Company. On June 9, 2005, we changed our name to Shineco, Inc.

Currently, Tenet-Jove, through a series of contractual relationships, effectively controls and manages:

•	Ankang Longevity Pharmaceutical (Group) Co., Ltd. (“Ankang Longevity Group”), which owns a controlling interest in the following Chinese companies participating in our traditional Chinese medicine business: Ankang Longevity Pharmaceutical (Group) Traditional Chinese Medicine Decoction Pieces Co., Ltd. (“Ankang Longevity Decoction Pieces”), Ankang Longevity Pharmaceutical Group Chain Co., Ltd. (“Ankang Longevity Chain”), and Ankang Longevity Pharmaceutical Group Pharmaceutical Industry Co., Ltd. (“Ankang Longevity Industry”); and

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Zhisheng Group, which comprises the following Chinese companies participating in our yew tree business: Shineco Zhisheng (Beijing) Bio-Technology Co., Yantai Zhisheng International Freight Forwarding Co., Ltd, Yantai Zhisheng International Trade Co., Ltd, Yantai Mouping District Zhisheng Agricultural Produce Cooperative, and Qingdao Zhihesheng Agricultural Produce Services, Ltd.

The Company is also a majority shareholder of Tianjin Tenet Huatai Technological Development Co., Ltd. (“Tianjin Tenet Huatai”), and it owns 49% of Shaanxi Pharmacy Holding Group Ankang Longevity Pharmaceutical Co., Ltd. and Shaanxi Pharmacy Sunsimiao Drugstores Ankang Chain Co., Ltd. through a joint venture with Shaanxi Pharmaceutical Group Pai’ang Medicine Co. Ltd., a Chinese state-owned pharmaceutical enterprise.

Our Strengths

We believe that the following strengths contribute to our success and set us apart favorably from our competitors:

•	Geographic and geological advantages. Our Ankang Longevity Group’s operations are located in China’s principal area of Chinese herbal medicine cultivation.

•	We are a participant in the Ankang municipal government’s “Three Unities of Medicine” program. Shaanxi Pharmacy Holding Group Ankang Longevity Pharmaceutical Co., Ltd. (“Shaanxi Pharmacy Holding”), in which Ankang Longevity Group has a 49% ownership stake, was selected by the Ankang government to serve as essentially a preferred provider of pharmaceuticals to institutional purchasers such as hospitals.

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We are one of the largest producers and distributors in China of Luobuma and Luobuma byproducts. Tenet-Jove has been specialized in Luobuma sourcing and developing Luobuma byproducts for 17 years. And we are currently the only certified online seller of Luobuma textile products on one of China’s largest online sales platform, Tmall, which is run by Alibaba. In the fiscal years ended June 30, 2015 and 2014, our revenues in this sector were $3,530,807 and $2,596,170, respectively, and accounted for approximately 11% of our total revenues for each of those time periods.

•	We possess knowledge and experience in weaving and creating Luobuma textiles, and our research and development of more advanced Luobuma byproducts is an industry leader. Our advanced processes for manufacturing Luobuma textiles produce a fabric that is smooth, air-permeable, and soft. We use technology to create a product that is familiar to Chinese consumers seeking the benefits of traditional Chinese medicine with quality and comfort.

•	We utilize a proprietary, unique high-pressure steam degumming process technology for the mass production of Luobuma fibers. We have developed a technology that we believe will allow us to increase product yield at a lower cost.

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•	We have a large, modern yew planting base in China. In 2014, we commenced large-scale operations in new, energy efficient 50,000 square meter greenhouses in Beijing, which greenhouses are used for the growing and cultivation of yew trees (taxus media), small evergreen trees that can be used for the production of anti-cancer medication as well as ornamental bonsai trees.

Our Strategies

The key elements of our strategy to grow our business include:

•	Increase production of Luobuma and Luobuma byproducts. We plan to utilize our the high pressure steam degumming technology for the mass production of Luobuma and other Luobuma byproducts in a new facility we are in negotiations to build in Hefei, Anhui Province.

•	Increased investment in our planting and cultivation facilities and properties. We plan investments in our existing planting bases and properties specializing in traditional Chinese medicines and yew trees.

•	Long-term plan of medicinal extraction. As our inventories of young yew trees mature, our long-term goals are particularly focused on the extraction of paclitaxel or taxol, which is derived from certain species of yew trees including those we grow, and which is used in anti-cancer medication.

Our Challenges and Risks

We recommend that you consider carefully the risks discussed below and under the heading “Risk Factors” beginning on page 9 of this prospectus before purchasing our common stock. Our business, prospects, financial condition, liquidity, results of operations and ability to make distributions to our shareholders could be materially and adversely affected by any of these risks. In that case, the trading price of our common stock could decline if our common stock is listed on any stock market and you could lose some or all of your investment. These risks include, among others, the following:

•	PRC Legal Challenges.

o	Under PRC laws and regulations, we are permitted to use the proceeds from this offering to fund our PRC subsidiaries only through loans or capital contributions, subject to applicable government registration and approval requirements. We currently anticipate financing our subsidiaries by means of capital contributions. These capital contributions, as well as dividends and other payments outbound from the PRC, must be approved by the Ministry of Commerce of China, or MOFCOM, or its local counterpart, which approval usually takes approximately 60 days but is required to be completed within six months of application by law. The cost for obtaining such approvals and completing such registration is minimal. See “Risk Factors—Risks Related to Doing Business in the PRC— PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from this offering and/or future financing activities to make loans or additional capital contributions to our PRC operating subsidiaries.”

o	We are a holding company incorporated in Delaware, but we operate our businesses through our PRC subsidiaries and through various variable interest entity, or VIE, and agreements with third parties. The availability of funds for us to pay dividends to our shareholders and to service our indebtedness depends upon dividends received from these PRC subsidiaries. PRC laws require that dividends be paid only out of the after-tax profit of our PRC subsidiaries calculated according to PRC accounting principles, which differ in many aspects from generally accepted accounting principles in other jurisdictions. PRC laws also require enterprises established in the PRC to set aside part of their after-tax profits as statutory reserves. These statutory reserves are not available for distribution as cash dividends.

o	Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

o	Since our operations and assets are located in the PRC, shareholders may find it difficult to enforce a U.S. judgment against the assets of our company, our directors and executive officers.

o	If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably.

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•	Limited Operating History. Our significant business lines—our traditional Chinese herbal medicines and our agricultural products— have a limited operating history, which makes it difficult to evaluate our future prospects and results of operations.

•	Competition. We face considerable competition in each of our major business segments.

•	Availability of Raw Materials. Any disruption in the supply chain of raw materials and our products could adversely impact our ability to produce and deliver products.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act, because we had total annual gross revenues of less than $1 billion during our most recently completed fiscal year. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	the ability to include only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure; and

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards. We have irrevocably elected not to avail our company of these exemptions from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.0 billion in annual revenue, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

Corporate Information

Our current corporate structure is as follows:

Dotted lines indicate less than 50% ownership.

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Following completion of our initial public offering, ownership of our company will be as follows, assuming closing of the minimum and maximum offerings, respectively. To the extent we close the offering for less than the maximum offering but more than the minimum offering, the aggregate percentage ownership of participants in the offering would be between these numbers.

Minimum Offering	Maximum Offering

Prospectus Conventions

Except where the context otherwise requires and for purposes of this prospectus only:

•	the terms “we,” “us,” “our company,” “our” and “Shineco” refer to Shineco, Inc. (“TYHT” when referring solely to our Delaware company), including its consolidated subsidiaries and variable interest entities (“VIE”), unless the context otherwise requires;

•	“shares” and “shares of common stock” refer to our shares of common stock, $0.001 par value per share;

•	“China” and “PRC” refer to the People’s Republic of China, and for the purpose of this prospectus only, excluding Taiwan, Hong Kong and Macau; and

•	all references to “RMB,” “Renminbi” and “¥” are to the legal currency of China and all references to “USD,” “U.S. dollars,” “dollars,” and “$” are to the legal currency of the United States.

This prospectus contains translations of certain RMB amounts into U.S. dollar amounts at a specified rate solely for the convenience of the reader. The exchange rates in effect as of June 30, 2015 and 2014 were US$1.00 for RMB 6.1087 and RMB 6.1538, respectively. The average exchange rates for the years ended June 30, 2015 and 2014 were US$1.00 for RMB 6.1387 and RMB 6.1425, respectively. We make no representation that the RMB amounts referred to herein could have been or could be converted into U.S. dollars at any particular rate or at all.

For the sake of clarity, this prospectus follows English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English. For example, the name of our chief executive officer will be presented as “Yuying Zhang”, even though, in Chinese, his name would be presented as “Zhang Yuying.”

Unless otherwise indicated, all information in this prospectus assumes:

•	the sale of all 2,000,000 shares of common stock, the maximum shares offered in this offering; and

•	an assumed initial public offering price of $5.00 per share of common stock, the midpoint of the range set forth on the cover page of this prospectus.

We have relied on statistics provided by a variety of publicly-available sources regarding China’s expectations of growth, China’s demand for pharmaceutical and agricultural products and China’s pharmaceutical and agricultural industries. Neither we, nor the underwriters, directly or indirectly, sponsored or participated in the publication of such materials.

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The Offering

Shares Offered:	Minimum: 1,600,000 shares of common stock Maximum: 2,000,000 shares of common stock

Shares Outstanding Prior to Completion of Offering:	19,320,882 shares of common stock

Shares to be Outstanding after Offering:	Minimum: 20,920,882 shares of common stock Maximum: 21,320,882 shares of common stock

Assumed Offering Price per Share:	$5.00

Gross Proceeds:	Minimum: $8,000,000 Maximum: $10,000,000

Proposed NASDAQ Capital Market Symbol:	“TYHT”

Transfer Agent:	Island Stock Transfer, LLC 15500 Roosevelt Blvd. Suite 301 Clearwater, FL 33760

Risk Factors:	Investing in these securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus before deciding to invest in our shares of common stock.

Closing of Offering:

The offering will terminate upon the earlier of: (i) a date mutually acceptable to us and our underwriters after which at least 1,600,000 shares of our common stock are sold (the minimum offering); (ii) such time as 2,000,000 shares of our common stock are sold (the maximum offering) or (iii) July 1, 2016. If we complete this offering, net proceeds will be delivered to our company on the closing date (such closing date being the above mutually acceptable date on or before July 1, 2016, provided the minimum offering has been sold). We will not complete this offering unless our application to list our common stock on the NASDAQ Capital Market is approved. We will not be able to use such proceeds in China, however, until we complete certain remittance procedures in China. If we complete this offering, then on the closing date, we will issue shares to investors and underwriter warrants to our underwriters exercisable at a rate of one warrant per share to purchase 5.0% of the aggregate number of shares of common stock sold in this offering.

The number of shares of our common stock outstanding prior to and to be outstanding immediately after this offering, as set forth in the table above excludes:

•	2,132,088 shares of common stock reserved for future grants, awards and issuance under our equity compensation plan that we plan to adopt; and

•	shares of common stock issuable upon the exercise of the underwriter warrants.

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Plan of Distribution

We have engaged Bonwick Capital Partners and Network 1 Financial Securities, Inc. to conduct this offering on a “best efforts, minimum/maximum” basis. The offering is being made without a firm commitment by the underwriters, neither of which has an obligation or commitment to purchase any of our common stock. Our underwriters are required to use only their best efforts to arrange for the sale of the securities offered. The offering will terminate upon the earlier of: (i) a date mutually acceptable to us and our underwriters after which at least 1,600,000 shares of our common stock are sold assuming an offering price of $5.00 per share (the minimum offering); (ii) such time as 2,000,000 shares of our common stock are sold assuming an offering price of $5.00 per share (the maximum offering) or (iii) July 1, 2016. Until we sell at least 1,600,000 shares of common stock, all investor funds will be held in an escrow account at Signature Bank. If we do not sell at least 1,600,000 shares of common stock by July 1, 2016, all funds will be promptly returned to investors (within one business day) without interest or deduction. We will not be able to use such proceeds in China, however, until we complete certain remittance procedures in China. None of our officers, directors or affiliates may purchase shares in this offering. If we complete this offering, then on the closing date, we will issue shares to investors and underwriter warrants to our underwriters exercisable at a rate of one warrant per share to purchase 5.0% of the aggregate number of shares of common stock sold in this offering.

Prior to this offering, there has been no public market for our common stock. The initial public offering price will be determined by negotiations between us and the underwriters. We expect that the offering price will be between $4.00 and $6.00 per share. Among the factors considered in determining the initial public offering price are the future prospects of our company and our industry in general, our sales, earnings and certain other financial and operating information in recent periods, and the price-earnings ratios, market prices of securities and certain financial and operating information of companies engaged in activities similar to those of our company.

Underwriter Warrants

In connection with this offering, we will, for a price equal to $100, sell to our underwriters warrants exercisable at a rate of one warrant per share to purchase 5.0% of the shares sold in the offering to investors. In accordance with FINRA Rule 5110(f)(2)(G)(i), these warrants are exercisable for a period of five years from the date of issuance at a price equal to 120% of the price of the shares in this offering. If we complete the maximum offering, then on the closing date we will issue up to 100,000 warrants to the underwriters to purchase one share of common stock each. During the term of the warrants, the holders thereof will be given the opportunity to profit from a rise in the market price of our common stock, with a resulting dilution in the interest of our other shareholders. The terms on which we could obtain additional capital during the life of these warrants may be adversely affected because the holders of these warrants might be expected to exercise them when we are able to obtain any needed additional capital in a new offering of securities at a price greater than the exercise price of the warrants. If the underwriters exercise all of their warrants, we would have between 0.31% (minimum offering) and 0.38% (maximum offering) more shares outstanding after the underwriter warrants are exercised than at the conclusion of the offering, assuming no other issuances (including any issuances under the share incentive plan). See “Plan of Distribution.”

Corporate Information

Our principal executive office is located at Room 3106, Building B, #39 East 3rd Ring Middle Road, Chaoyang District, Beijing 100022, People’s Republic of China. Our telephone number is (+86) 105869-3011 and our fax number is (+86) 10-58693201. Our corporate website is http://www.tyht.com. We do not maintain a separate Shineco domain name at this time. Information on our corporate website is not incorporated in this prospectus.

Summary Financial Information

In the table below, we provide you with summary financial data of our company. This information is derived from our consolidated financial statements included elsewhere in this prospectus. Historical results are not necessarily indicative of the results that may be expected for any future period. When you read this historical selected financial data, it is important that you read it along with the historical statements and notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

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Summary Financial Statements

	For the six months ended	For the fiscal year ended June 30,
	Dec. 31, 2015	2015	2014
	(Unaudited)
Total Sales	$19,410,917	$32,630,502	$31,289,822
Income from Operations	4,795,869	6,502,418	7,107,757
Net Other Income (Expense)	917,683	2,062,698	1,871,053
Net Income	5,086,665	7,440,400	7,968,294
Other Comprehensive Income (Expense)	(2,835,447)	306,408	254,334
Comprehensive Income (Loss)	2,251,218	7,746,808	8,222,628
Basic Earnings per Share (based on 19,320,882, 16,397,621 and 12,785,882 weighted average shares outstanding on Dec. 31, 2015, June 30, 2015 and June 30, 2014, respectively)	0.26	0.38	0.48
Diluted Earnings per Share (based on 19,320,882, 16,397,621 and 16,910,882 weighted average shares outstanding on Dec. 31, 2015, June 30, 2015 and June 30, 2014, respectively)	0.26	0.38	0.48

		June 30,
	Dec. 31, 2015	2015	2014
	(Unaudited)
Total Assets	$55,200,869	$52,132,124	$42,221,556
Total Current Liabilities	6,740,353	5,922,826	3,759,066
Shareholders’ Equity	48,460,516	46,209,298	38,462,490
Total Liabilities and Shareholders’ Equity	$55,200,869	$52,132,124	$42,221,556

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Risk Factors

Investment in our securities involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision. The risks and uncertainties described below represent our known material risks to our business. Our business, financial condition or results of operations could suffer by any of these risks. In that case, you may lose all or part of your investment. You should not invest in this offering unless you can afford to lose your entire investment.

Risks Related to Our Business and Industry

Our significant business lines have a limited operating history, which makes it difficult to evaluate our future prospects and results of operations.

Although our Luobuma business segment has been operational for 18 years, our pharmaceutical sales and yew plant segments have a limited operating history and began operations in 2005 and 2013, respectively. In addition, those new business segments account for a large portion (approximately 90%) of our operating results at this time. Accordingly, our past operating results may not be an accurate indication of the lines of business we are principally engaged in currently. Thus, you should consider our future prospects in light of the risks and uncertainties experienced by early stage companies in evolving markets rather than typical companies of our age. Some of these risks and uncertainties relate to our ability to:

•	attract additional customers and increased spending per customer;

•	increase awareness of our brand and develop customer loyalty;

•	respond to competitive market conditions and compete with existing competitors with broad recognition;

•	respond to changes in our regulatory environment;

•	manage risks associated with intellectual property rights;

•	maintain effective control of our costs and expenses;

•	raise sufficient capital to sustain and expand our business;

•	attract, retain and motivate qualified personnel; and

•	upgrade our technology to support additional research and development of new products.

If we are unsuccessful in addressing any of these risks and uncertainties, our business may be materially and adversely affected.

The expansion of our business within our existing business segments could significantly strain our resources, management and operational infrastructure, which could impair our ability to meet increased demand for our products and hurt our business results.

To accommodate our anticipated expansion within our existing business lines—our pharmaceutical wholesale sales and yew plant segments—that have a relatively limited operating history, we will need to expend capital resources and dedicate personnel to implement and upgrade our accounting, distribution networks and operational infrastructure. We may need to recruit more personnel to train and manage our growing and diverse employee base. If we cannot successfully implement these measures efficiently and cost-effectively, we will be unable to satisfy the demand for our products, which will impair our revenue growth and hurt our overall financial performance.

Any disruption in the supply chain of raw materials and our products could adversely impact our ability to produce and deliver products.

As to the products we manufacture, we must manage our supply chain for raw materials and delivery of our products. Supply chain fragmentation and local protectionism within China further complicates supply chain disruption risks. Local administrative bodies and physical infrastructure built to protect local interests pose transportation challenges for raw material transportation as well as product delivery throughout China. In addition, profitability and volume could be negatively impacted by limitations inherent within the supply chain, including competitive, governmental, legal, natural disasters, and other events that could impact both supply and price. Any of these occurrences could cause significant disruptions to our supply chain, manufacturing capability and distribution system that could adversely impact our ability to produce and deliver some of our products.

The loss of any of our key customers could reduce our revenues and our profitability.

For the six months ended December 31, 2015, sales to our four largest customers amounted in the aggregate to approximately 58% of our total revenue. For the six months ended December 31, 2014, sales to our five largest customers amounted in the aggregate to approximately 75% of our total revenue. For the year ended June 30, 2015, sales to our five largest customers amounted in the aggregate to approximately 73% of our total revenue. For the year ended June 30, 2014, sales to our ten largest customers amounted in the aggregate to approximately 79% of our total revenue.

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There can be no assurance that we will maintain or improve the relationships with these customers, or that we will be able to continue to supply these customers at current levels or at all. Any failure to pay by these customers could have a material negative effect on our company’s business. In addition, having a relatively small number of customers may cause our quarterly results to be inconsistent, depending upon when these customers pay for outstanding invoices.

Furthermore, customers in our yew plant segment tend to have long purchase cycles that average over two to three years. Thus, our major customers in our yew plant segment for any given year do not tend to purchase products from us in the immediately following years. We must maintain good business relationships with these customers in the years in which they are not purchasers of our yew plant products. Additionally, we must procure orders from different customers each year in order to grow our sales. There is no assurance that we will be able to accomplish this successfully.

Finally, consolidation among our customers in recent years has resulted in additional customer concentration in the short term. If more of our existing customers acquire one another or enter into joint venture relationships, we could experience additional concentration of our customers.

During the six months ended December 31, 2015 and 2014 and the years ended June 30, 2015 and 2014, respectively, we had four, six, five and ten customers, respectively, that each accounted for 5% or more of our revenues:

	Percentage of Revenues in
Purchaser Name	Six months ended Dec. 31, 2015	Six months ended Dec. 31, 2014	Year ended June 30, 2015	Year ended June 30, 2014
Qingdao City Association of Shipping Owners	38%	38%	33%	5%
Xi’an Qianhe Pharmaceutical Co., Ltd.	8%	10%	9%	11%
Shaanxi Pharmaceutical Group Pai’ang Medicine Co. Ltd.	7%	14%	10%	10%
Ankang Beiyida Pharmaceutical Share Co., Ltd.	* %	*	6%	7%
Ankang Yimin Pharmaceutical Co., Ltd.	* %	6%	*	*
Ziyan County Ziye Pharmaceutical Company	5%	*	*	*
Qingdao City Public Service Company Sifang Branch	*	*	*	13%
Beijing Youpin Tea Culture Co., Ltd.	*	*	*	6%
Yantai Shougang Dongxinghongda Trading Co., Ltd.	*	*	*	7%
Shaanxi Heyuan Commercial Co., Ltd. Medical Sub-branch	*	7%	6%	8%
Beijing Hongyitang Traditional Chinese Medicine Co., Ltd.	*	*	*	7%
Qingdao Anjiyuan Industrial and Trade Development Co., Ltd.	*	*	*	5%

*	Less than 5%

If we cannot maintain long-term relationships with these major customers, the loss of our sales to any of them could have an adverse effect on our business, financial condition and results of operations.

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We buy our supplies from a relatively limited number of vendors.

We buy our supplies from a limited number of vendors. During the six months ended December 31, 2015, our eight largest vendors accounted for approximately 90% of our total purchases. During the six months ended December 31, 2014, our seven largest vendors accounted for approximately 73% of our total purchases. During the year ended June 30, 2015, our eight largest vendors accounted for approximately 86% of our total purchases. During the year ended June 30, 2014, our seven largest vendors accounted for approximately 85% of our total purchases. During each of the six months ended December 31, 2015 and 2014 and years ended June 30, 2015 and 2014, respectively, we had eight, seven, eight and seven vendors that each accounted for 5% or more of our purchases:

	Percentage of Purchases in
Vendor Name	Six months ended Dec. 31, 2015	Six months ended Dec. 31, 2014	Year ended June 30, 2015	Year ended June 30, 2014
Qingdao Donglin Biological Engineering Co., Ltd.	29%	*	43%	32%
Bozhou City Biaoma Pharmaceutal Trading Co., Ltd.	11%	8%	7%	10%
Sichuan Provincial Traditional Chinese Medicine Co,. Ltd.	8%	*	6%	12%
Tianma (Anhui) Traditional Chinese Medicine Decoction Technology Co., Ltd.	9%	9%	6%	10%
Chenggu County Junming Agricultural and Sideline Products Co., Ltd.	6%	7%	*	*
Anhui Bozhou City Wanzhen Traditional Chinese Medicine Co., Ltd.	5%	15%	7	8%
Anhui Bozhou Guolong Pharmaceutical Co., Ltd.	6%	11%	7%	6%
Qingdao Yinghuanhai International Logistics Co., Ltd.	16%	*	6%	*
Sichuan Zhongcheng Hengrui Pharmaceutical Co., Ltd.	*	13%	5%	7%
Bozhou Traditional Chinese Medicine Decoction Pieces Co., Ltd.	*	10%	*	*

*	Less than 5%

There are a number of suitable vendors who have the ability to supply raw materials to us, and we do not believe that our inability to use a particular vendor would materially disrupt our business. However, because we currently purchase a material amount of our raw materials from a smaller number of suppliers, the loss of any such suppliers could result in increased expenses for our company and could result in adverse impact on our business, financial condition and results of operations if we are unable to enter into an agreement with a replacement supplier or suppliers on competitive terms.

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Our success depends on our ability to protect our intellectual property.

We presently hold one patent in the People’s Republic of China for Luobuma fiber yarn preparation and an application method and we have also obtained eight other patents, which to date have been suspended due to late payment of annual dues as of the date of this filing. Our success depends on our ability to obtain and maintain patent protection for products developed from time to time utilizing our technologies, in the PRC and in other countries, and to enforce these patents. There is no assurance that any of our existing and future patents will be held valid and enforceable against third-party infringement or that our products will not infringe any third-party patent or intellectual property.

Any patents relating to our technologies may not be sufficiently broad to protect our products. In addition, our patents may be challenged, potentially invalidated or potentially circumvented. Our patents may not afford us protection against competitors with similar technology or permit the commercialization of our products without infringing third-party patents or other intellectual property rights.

We also rely on or intend to rely on our trademarks, trade names and brand names to distinguish our products from the products of our competitors, and have registered or will apply to register a number of these trademarks. However, third parties may oppose our trademark applications or otherwise challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products, which could result in loss of brand recognition and could require us to devote resources to advertising and marketing these new brands. Further, our competitors may infringe our trademarks, or we may not have adequate resources to enforce our trademarks.

Many of our patents have been suspended due to unintentional late payment of annual dues.

Eight of our nine patents have been suspended due to unintentional late payment of annual dues, and we are currently working with the State Intellectual Property Office of the PRC to try to get such patents reinstated. There is no assurance that we will be able to successfully reinstate any of our patents that have been suspended.

Our pharmaceutical business is subject to inherent risks relating to product liability and personal injury claims.

Pharmacies are exposed to risks inherent in the manufacturing and distribution of pharmaceutical and other healthcare products, such as with respect to improper filling of prescriptions, labeling of prescriptions, adequacy of warnings, and unintentional distribution of counterfeit drugs. In addition, product liability claims may be asserted against us with respect to any of the products we sell and as a retailer, we are required to pay for damages for any successful product liability claim against us, although with respect to products we sell but do not manufacture, we may have the right under applicable PRC laws, rules and regulations to recover from the relevant manufacturer for compensation we paid to our customers in connection with a product liability claim. We may also be obligated to recall affected products. If we are found liable for product liability claims, we could be required to pay substantial monetary damages. Furthermore, even if we successfully defend ourselves against this type of claim, we could be required to spend significant management, financial and other resources, which could disrupt our business, and our reputation as well as our brand name may also suffer. We, like many other similar companies in China, do not carry product liability insurance. As a result, any imposition of product liability could materially harm our business, financial condition and results of operations. In addition, we do not have any business interruption insurance due to the limited coverage of any available business interruption insurance in China, and as a result, any business disruption or natural disaster could severely disrupt our business and operations and significantly decrease our revenue and profitability.

The retail price of some of our pharmaceutical products are subject to control by PRC authorities.

A small number of our pharmaceutical products (approximately 4% of our product offerings), primarily those included in the national and provincial medical insurance catalogs, are subject to price controls in the form of fixed retail prices or retail price ceilings. Since May 1998, the relevant PRC governmental authorities have ordered price reductions of thousands of pharmaceutical products. Any future price controls or government mandated price reductions may have a material adverse effect on our financial condition and results of operations, including significantly reducing our revenue and profitability.

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Our business requires a number of permits and licenses in order to carry on their business.

Drugstores in China are required to obtain certain permits and licenses from various PRC governmental authorities, including Good Supply Practice (“GSP”) certification. We are also required to obtain food hygiene certificates for the distribution of nutritional supplements and food products other than medicine.

Also, we participate in the manufacture of Chinese medicine, which is subject to various PRC laws and regulations pertaining to the pharmaceutical industry. We have obtained certificates, permits, and licenses required for the operation of a pharmaceutical enterprise and the manufacturing of pharmaceutical products in the PRC. We are required to meet GSP standards in order to continue manufacturing pharmaceutical products. We are required to renew the GSP every five years and our GSP for Ankang Longevity Chain was renewed in August 2013. There is no guarantee we will be able to renew the GSP when it next expires.

We cannot assure you that we can maintain all required licenses, permits and certifications to carry on our business at all times, and in the past from time to time we may have not been in compliance with all such required licenses, permits and certifications. Moreover, these licenses, permits and certifications are subject to periodic renewal and/or reassessment by the relevant PRC governmental authorities and the standards of such renewal or reassessment may change from time to time. We intend to apply for the renewal of these licenses, permits and certifications when required by then applicable laws and regulations. Any inability to renew these licenses, permits and certifications could severely disrupt our business and prevent us from continuing to carry on our business. Any changes in the standards used by governmental authorities in considering whether to renew or reassess our business licenses, permits and certifications, as well as any enactment of new regulations that may restrict the conduct of our business, may also decrease our revenue and/or increase our costs and materially reduce our profitability and prospects. Furthermore, if the interpretation or implementation of existing laws and regulations changes or if new regulations come into effect requiring us to obtain any additional licenses, permits or certifications that were previously not required to operate our existing businesses, we cannot assure you that we may successfully obtain such licenses, permits or certifications.

Risks Related to Our Corporate Structure and Operation

We rely on contractual arrangements with our variable interest entities in China for our business operations, which may not be as effective in providing operational control or enabling us to derive economic benefits as through ownership of controlling equity interests.

We rely on and expect to continue to rely on our wholly owned PRC subsidiary’s contractual arrangements with our variable interest entities in China and their respective shareholders to operate business. These contractual arrangements are not as effective in providing us with control over the variable interest entities as ownership of controlling equity interests would be in providing us with control over, or enabling us to derive economic benefits from the operations of, the affiliated consolidated entities. Under the current contractual arrangements, as a legal matter, if any of the affiliated consolidated entities or any of their shareholders fails to perform its, his or her respective obligations under these contractual arrangements, we may have to incur substantial costs and resources to enforce such arrangements, and rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective. For example, if shareholders of a variable interest entity were to refuse to transfer their equity interests in such variable interest entity to us or our designated persons when we exercise the purchase option pursuant to these contractual arrangements, we may have to take a legal action to compel them to fulfill their contractual obligations.

If (i) the applicable PRC authorities invalidate these contractual arrangements for violation of PRC laws, rules and regulations, (ii) any variable interest entity or its shareholders terminate the contractual arrangements or (iii) any variable interest entity or its shareholders fail to perform their obligations under these contractual arrangements, our business operations in China would be materially and adversely affected, and the value of your stock would substantially decrease. Further, if we fail to renew these contractual arrangements upon their expiration, we would not be able to continue our business operations unless the then current PRC law allows us to directly operate businesses in China.

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In addition, if any variable interest entity or all or part of its assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If any of the variable interest entities undergoes a voluntary or involuntary liquidation proceeding, its shareholders or unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business and our ability to generate revenues.

All of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. The legal environment in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Moreover, if a court were to determine that these contracts are not in the public interest or otherwise contrary to government policy, it could choose not to enforce such contracts, even if the contractual obligations were otherwise clear. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over our operating entities and we may be precluded from operating our business, which would have a material adverse effect on our financial condition and results of operations.

Proposed legislation in the PRC could adversely affect our corporate structure, corporate governance and business operations.

In January 2015, China’s Ministry of Commerce, or MOFCOM, released a discussion draft of the proposed Foreign Investment Law (“Discussion Draft”), soliciting comments from the public. The Discussion Draft is aimed to replace, upon its enactment, existing laws regulating foreign investments in China with a uniform law and, if adopted, could affect a wide range of foreign entities, including our Company, and investments generally in China.

The proposed legislation is just a draft proposal at this time, and it is uncertain when, if ever, MOFCOM will submit the final version of the proposed law to the PRC’s National People’s Congress for review and passage. The proposed legislation may never be submitted for approval, or if submitted it may not be passed by the National People’s Congress. Alternatively, the version submitted (or approved) may be materially different than the current proposed draft. Thus, like any proposed legislation, the potential impact of such legislation on foreign investments in China and the business operations of China-based companies is unknown. We are currently working with our legal and accounting advisers to develop strategies to minimize the impact potential changes to existing Chinese laws regulating foreign investments might have.

Under the Discussion Draft as it is currently written, variable interest entities, or “VIEs,” that are controlled through their contractual arrangements could be deemed a foreign-invested enterprise if they are deemed to be ultimately “controlled” by foreign investors. Therefore, for a company such as us with a VIE structure in an industry designated as a “restricted” or “prohibited” to foreign investment, the VIE structure may be deemed legitimate if the ultimate controlling persons are PRC citizens or PRC entities. If the ultimate controlling persons are not PRC citizens or PRC entities, then the VIEs may be treated as foreign-invested enterprises and operation in the restricted or prohibited industries may require market entry clearance, national security review, and certain information reporting obligations. At this time we believe that under the current version of the Discussion Draft, after completion of the offering our VIE structure should be deemed legitimate, as the expected ultimate controlling persons will be PRC citizens or PRC entities.

An insufficient amount of insurance could expose us to significant costs and business disruption.

While we have purchased insurance to cover our assets and property (other than rented office space), the amounts and scope of coverage could leave our business inadequately protected from loss. If we were to incur substantial losses or liabilities due to fire, explosions, floods, other natural disasters or accidents or business interruption, our results of operations could be materially and adversely affected.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards. We have irrevocably elected not to avail our company of these exemptions from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

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Risks Related to the Offering and Our Common Stock

The initial public offering price of our common stock may not be indicative of the market price of our common stock after this offering. In addition, an active, liquid and orderly trading market for our common stock may not develop or be maintained, and our stock price may be volatile.

Prior to this offering, our common stock was not traded on any market. An active, liquid and orderly trading market for our common stock may not develop or be maintained after this offering. Active, liquid and orderly trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders. The market price of our common stock could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our common stock, you could lose a substantial part or all of your investment in our common stock. The initial public offering price will be determined by us, based on numerous factors and may not be indicative of the market price of our common stock after this offering. Consequently, you may not be able to sell shares of our common stock at prices equal to or greater than the price paid by you in this offering.

The following factors could affect our stock price:

•	our operating and financial performance;

•	quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues;

•	the public reaction to our press releases, our other public announcements and our filings with the SEC;

•	strategic actions by our competitors;

•	changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;

•	speculation in the press or investment community;

•	the failure of research analysts to cover our common stock;

•	sales of our common stock by us or other shareholders, or the perception that such sales may occur;

•	changes in accounting principles, policies, guidance, interpretations or standards;

•	additions or departures of key management personnel;

•	actions by our shareholders;

•	domestic and international economic, legal and regulatory factors unrelated to our performance; and

•	the realization of any risks describes under this “Risk Factors” section.

The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, divert our management’s attention and resources and harm our business, operating results and financial condition.

Our certificate of incorporation and bylaws, as well as Delaware law, contain provisions that could discourage acquisition bids or merger proposals, which may adversely affect the market price of our common stock.

Our certificate of incorporation authorizes our board of directors to issue preferred stock without shareholder approval. If our board of directors elects to issue preferred stock, it could be more difficult for a third party to acquire us. In addition, some provisions of our certificate of incorporation and bylaws could make it more difficult for a third party to acquire control of us, even if the change of control would be beneficial to our shareholders, including:

•	limitations on the removal of directors;

•	limitations on the ability of our shareholders to call special meetings;

•	establishing advance notice provisions for shareholder proposals and nominations for elections to the board of directors to be acted upon at meetings of shareholders;

•	providing that the board of directors is expressly authorized to adopt, or to alter or repeal our bylaws; and

•	establishing advance notice and certain information requirements for nominations for election to our board of directors or for proposing matters that can be acted upon by shareholders at shareholder meetings.

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We may issue preferred stock whose terms could adversely affect the voting power or value of our common stock.

Our certificate of incorporation authorizes us to issue, without the approval of our shareholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our common stock respecting dividends and distributions, as our board of directors may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of the common stock.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

In April 2012, President Obama signed into law the JOBS Act. We are classified as an “emerging growth company” under the JOBS Act. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, (ii) comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (iii) provide certain disclosure regarding executive compensation required of larger public companies or (iv) hold nonbinding advisory votes on executive compensation. We will remain an emerging growth company for up to five years, although we will lose that status sooner if we have more than $1.0 billion of revenues in a fiscal year, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

To the extent that we rely on any of the exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. If some investors find our common stock to be less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Our employees, officers and/or directors or entities controlled by our employees, officers and/or directors will control a majority of the shares of our common stock, decreasing your influence on shareholder decisions.

After this of offering, entities controlled by our employees, officers and/or directors will, in the aggregate, beneficially own approximately 26.5% of our outstanding shares of common stock. As a result, our employees, officers and directors will possess substantial ability to impact our management and affairs and the outcome of matters submitted to shareholders for approval. These shareholders, acting individually or as a group, could exert control and substantial influence over matters such as electing directors and approving mergers or other business combination transactions. This concentration of ownership and voting power may also discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our common stock if we are successfully listed on NASDAQ Stock Market or other exchanges. These actions may be taken even if they are opposed by our other shareholders, including those who purchase shares in this offering. See “Principal Shareholders.”

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If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock, if successfully listed, may decline, and we may have difficulty raising additional capital.

As a public company, we will be required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. In addition, we will be required to furnish a report by management on the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We are in the process of designing, implementing, and testing the internal control over financial reporting required to comply with this obligation, which process is time consuming, costly, and complicated. In addition, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting beginning with our annual report on Form 10-K following the date on which we are no longer an “emerging growth company,” which may be up to five full years following the date of this offering. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the Securities and Exchange Commission, or the SEC, or other regulatory authorities, which could require additional financial and management resources.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the securities exchange on which we list, and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal, accounting, and financial compliance costs and investor relations and public relations costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results as well as proxy statements.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, brand and reputation and results of operations.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

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We have broad discretion in the use of the net proceeds from our initial public offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are not no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our initial public offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our initial public offering in a manner that does not produce income or that loses value.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our common stock if we are successfully listed and the market price of our common stock increases.

There may not be an active, liquid trading market for our common stock.

Prior to this offering, there has been no public market for our common stock. An active trading market for our common stock may not develop or be sustained following this offering. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active. The initial public offering price was determined by negotiations between us and our advisors based upon a number of factors. The initial public offering price may not be indicative of prices that will prevail in the trading market.

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The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Upon completion of this offering, we will be a public company in the United States. As a public company, we will be required to file periodic reports with the Securities and Exchange Commission upon the occurrence of matters that are material to our company and shareholders. Although we may be able to attain confidential treatment of some of our developments, in some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S. public company, we will be governed by U.S. laws that our competitors, which are mostly private Chinese companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public company status could affect our results of operations.

Shares eligible for future sale may adversely affect the market price of our common stock if the shares are successfully listed on NASDAQ or other stock markets, as the future sale of a substantial amount of outstanding shares of common stock in the public marketplace could reduce the price of our common stock.

The market price of our shares could decline as a result of sales of substantial amounts of our shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our common stock. An aggregate of 19,320,882 shares will be outstanding before the consummation of this offering all of which, except those held by management, are or will be freely tradable immediately upon effectiveness of this registration statement. All of the shares sold in the offering will be freely transferable without restriction or further registration under the Securities Act. The remaining shares will be “restricted securities” as defined in Rule 144. These shares may be sold without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act. See “Shares Eligible for Future Sale.”

You will experience immediate and substantial dilution.

The initial public offering price of our shares is substantially higher than the pro forma net tangible book value per share of our common stock. Assuming the completion of the minimum offering, if you purchase shares in this offering, you will incur immediate dilution of approximately $2.54 per share or approximately 51% from the assumed offering price of $5.00 per share and after deducting estimated underwriter fees and commissions and estimated offering expenses payable by us. Assuming the completion of the maximum offering, if you purchase shares in this offering, you will incur immediate dilution of approximately $2.50 or approximately 50% from the assumed offering price of $5.00 per share. Accordingly, if you purchase shares in this offering, you will incur immediate and substantial dilution of your investment. See “Dilution.”

A sale or perceived sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

All of our executive officers and directors and certain of our shareholders have agreed not to sell shares of our common stock for a period of six months following this offering, subject to extension under specified circumstances. See “Lock-Up Agreements.” Common stock subject to these lock-up agreements will become eligible for sale in the public market upon expiration of these lock-up agreements, subject to limitations imposed by Rule 144 under the Securities Act of 1933, as amended. If our shareholders sell substantial amounts of our common stock in the public market, the market price of our common stock could fall. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short our common stock. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

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Risks Related to Doing Business in China

PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from this offering and/or future financing activities to make loans or additional capital contributions to our PRC operating subsidiaries.

As an offshore holding company with PRC subsidiaries, we may transfer funds to our PRC subsidiaries or finance our operating entity by means of loans or capital contributions. Any loans to our PRC subsidiaries, which are foreign-invested enterprises, cannot exceed statutory limits based on the difference between the amount of our investments and registered capital in such subsidiaries, and shall be registered with China’s State Administration of Foreign Exchange (“SAFE”), or its local counterparts. Furthermore, any capital increase contributions we make to our PRC subsidiaries, which are foreign-invested enterprises, shall be approved by China’s Ministry of Commerce (“MOFCOM”), or its local counterparts. We may not be able to obtain these government registrations or approvals on a timely basis, if at all. If we fail to receive such registrations or approvals, our ability to provide loans or capital to increase contributions to our PRC subsidiaries may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

We must remit the net offering proceeds to China before they may be used to benefit our business in China, and this process may take several months to complete.

The proceeds of this offering must be sent back to China, and the process for sending such proceeds back to China may take as long as six months after the closing of this offering. In utilizing the proceeds of this offering in the manner described in “Use of Proceeds,” as an offshore holding company of our PRC operating subsidiaries, we may make loans to our PRC subsidiaries, or we may make additional capital contributions to our PRC subsidiaries. Any loans to our PRC subsidiaries are subject to PRC regulations. For example, loans by us to our subsidiaries in China, which are foreign-invested enterprises, to finance their activities cannot exceed statutory limits and must be registered with the SAFE.

To remit the proceeds of the offering to make loans to our subsidiaries, we must take the following steps:

•	First, we will open a special foreign exchange account for capital account transactions. To open this account, we must submit to SAFE certain application forms, identity documents, transaction documents, form of foreign exchange registration of overseas investments of the domestic residents, and foreign exchange registration certificate of the invested company.

•	Second, we will remit the offering proceeds into this special foreign exchange account.

•	Third, we will apply for settlement of the foreign exchange. In order to do so, we must submit to SAFE certain application forms, identity documents, payment order to a designated person, and a tax certificate.

The timing of the process is difficult to estimate because the efficiencies of different SAFE branches can vary significantly. Ordinarily the process takes several months but is required by law to be accomplished within 180 days of application.

We may also decide to finance our subsidiaries by means of capital contributions. These capital contributions must be approved by MOFCOM or its local counterpart. We cannot assure you that we will be able to obtain these government approvals on a timely basis, if at all, with respect to future capital contributions by us to our subsidiaries. If we fail to receive such approvals, our ability to use the proceeds of this offering and to capitalize our Chinese operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business. The timing of the process is difficult to estimate because the efficiencies of different MOFCOM branches can vary significantly. Ordinarily the process takes approximately 60 days but is required to be completed within six months of application by law. If we fail to receive such approvals, our ability to use the proceeds of this offering and to capitalize our Chinese operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

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Labor disputes could significantly affect our operations.

Labor disputes with our employees or labor disputes regarding social welfare could significantly disrupt operations or expansion plans. Delays caused by any such disruptions could materially affect projections for increased capacity, production and revenues, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Labor laws in the PRC may adversely affect our results of operations.

The Labor Contract Law of the PRC imposes greater liabilities on employers and significantly affects the cost of an employer’s decision to reduce its workforce. Further, it requires certain terminations be based upon seniority and not merit. In the event we decide to significantly change or decrease our workforce, the Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our business or in a timely and cost-effective manner, thus materially and adversely affecting our financial condition and results of operations.

The cessation of tax exemptions and deductions by the Chinese government may affect our profitability.

As part of our business is agricultural, we benefit from value added tax (“VAT”) and income tax exemption status for Qingdao Zhihesheng and Zhisheng Agricultural. Ankang Longevity Group also benefits from VAT exemptions from the purchase of raw materials used in Chinese medicine. If China’s law with respect to these tax exemptions changes, it will have significant effect on our net profit.

The rental of collective land requires the permission of local residents or the local government.

Our agricultural business requires the rental of collective land which may be revoked by the committee of collective rural residents or the local government if the use of the land does not comply with the original rental agreement and relevant regulations to use the land for agriculture purposes.

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and materially and adversely affect our competitive position.

Substantially all of our business operations are conducted in China. Accordingly, our business, results of operations, financial condition and prospects are subject to economic, political and legal developments in China. Although the Chinese economy is no longer a planned economy, the PRC government continues to exercise significant control over China’s economic growth through direct allocation of resources, monetary and tax policies, and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors, control the exchange between RMB and foreign currencies, and regulate the growth of the general or specific market. These government involvements have been instrumental in China’s significant growth in the past 30 years. In response to the recent global and Chinese economic downturn, the PRC government has adopted policy measures aimed at stimulating the economic growth in China. If the PRC government’s current or future policies fail to help the Chinese economy achieve further growth or if any aspect of the PRC government’s policies limits the growth of our industry or otherwise negatively affects our business, our growth rate or strategy, our results of operations could be adversely affected as a result.

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Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

China passed the Enterprise Income Tax Law, or the EIT Law, and it is implementing rules, both of which became effective on January 1, 2008. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation of China issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the EIT Law and its implementation to offshore entities controlled by a Chinese enterprise or group. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate stamps, board and shareholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management often reside in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC shareholders. Because substantially all of our operations and senior management are located within the PRC and are expected to remain so for the foreseeable future, we may be considered a PRC resident enterprise for enterprise income tax purposes and therefore subject to the PRC enterprise income tax at the rate of 25% on our worldwide income. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise controlled by a Chinese natural person. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Currently, we do not have any non-China source income, as we complete our sales, including export sales, in China. Second, under the EIT Law and its implementing rules, dividends paid to us from our PRC subsidiaries would be deemed as “qualified investment income between resident enterprises” and therefore qualify as “tax-exempt income” pursuant to the clause 26 of the EIT Law. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which the dividends we pay with respect to our common stock, or the gain our non-PRC shareholders may realize from the transfer of our common stock, may be treated as PRC-sourced income and may therefore be subject to a 10% PRC withholding tax. The EIT Law and its implementing regulations are, however, relatively new and ambiguities exist with respect to the interpretation and identification of PRC-sourced income, and the application and assessment of withholding taxes. If we are required under the EIT Law and its implementing regulations to withhold PRC income tax on dividends payable to our non-PRC shareholders, or if non-PRC shareholders are required to pay PRC income tax on gains on the transfer of their shares of common stock, our business could be negatively impacted and the value of your investment may be materially reduced. Further, if we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both China and such countries in which we have taxable income, and our PRC tax may not be creditable against such other taxes.

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We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.

We are subject to the U.S. Foreign Corrupt Practices Act (“FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. We have operations, agreements with third parties, and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees, consultants or distributors of our company, because these parties are not always subject to our control.

Although we believe to date we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption law, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption law may result in severe criminal or civil sanctions including personal liability for management, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Uncertainties with respect to the PRC legal system could adversely affect us.

We conduct all of our business through our subsidiaries and variable interests entities in China. Our operations in China are governed by PRC laws and regulations. Our PRC subsidiaries and variable interests entities are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

Furthermore, and as discussed above in “Risk Factors—Proposed legislation in the PRC could adversely affect our corporate structure, corporate governance and business operations,” MOFCOM, released in January 2015 a discussion draft of the proposed Foreign Investment Law, which, if enacted, would replace existing laws regulating foreign investments in China with a uniform law. The proposed legislation could affect a wide range of foreign entities, including our Company, and investments generally in China.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

In utilizing the proceeds of this offering in the manner described in “Use of Proceeds,” as an offshore holding company of our PRC operating subsidiaries, we may make loans to our PRC subsidiaries, or we may make additional capital contributions to our PRC subsidiaries.

Any loans to our PRC subsidiaries, and the repayments thereof, are subject to PRC regulations. For example, loans by us to our subsidiaries in China, which are foreign invested entities (“FIEs”), to finance their activities cannot exceed statutory limits and must be registered with the State Administration of Foreign Exchange, or SAFE. On August 29, 2008, SAFE promulgated Circular 142, a notice regulating the conversion by a foreign-invested company of foreign currency into RMB by restricting how the converted RMB may be used. The notice requires that RMB converted from the foreign currency-denominated capital of a foreign-invested company may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC unless such investments are otherwise provided for in the business scope. The foreign currency-denominated capital shall be verified by an accounting firm before converting into RMB. In addition, SAFE strengthened its oversight over the flow and use of RMB funds converted from the foreign currency-denominated capital of a foreign-invested company. To convert such capital into RMB, the foreign-invested company must report the use of such RMB to the bank, and the RMB must be used to the reported purposes. According to Circular 142, change of the use of such RMB without approval is prohibited. In addition, such RMB may not be used to repay RMB loans if the proceeds of such loans have not yet been used. Violations of Circular 142 may result in severe penalties, including substantial fines as set forth in the Foreign Exchange Administration Rules.

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Furthermore, SAFE promulgated Circular 59 on November 19, 2010, requiring the governmental authority to closely examine the authenticity of settlement of net proceeds from offshore offerings. In particular, any net proceeds settled from offshore offerings must be applied in the manner described in the offering documents.

On May 10, 2013, SAFE released Circular 21, which came into effect on May 13, 2013. According to Circular 21, SAFE has simplified the foreign exchange administration procedures with respect to the registration, account openings and conversions, settlements of FDI-related foreign exchange, as well as fund remittances.

Circular 142, Circular 59 and Circular 21 may significantly limit our ability to convert, transfer and use the net proceeds from this offering and any offering of additional equity securities in China, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

We may also decide to finance our subsidiaries by means of capital contributions. These capital contributions must be approved by the Ministry of Commerce of China, or MOFCOM, or its local counterpart, which approval usually takes no more than 30 working days to complete. We may not be able to obtain these government approvals on a timely basis, if at all, with respect to future capital contributions by us to our PRC subsidiaries. If we fail to receive such approvals, we will not be able to use the proceeds of this offering and capitalize our PRC operations, which could adversely affect our liquidity and our ability to fund and expand our business.

Governmental control of currency conversion may affect the value of your investment by restricting our ability to pay dividends, even if profitable.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under our current corporate structure, our income is primarily derived from dividend payments from our PRC subsidiaries. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our security-holders.

We are a holding company and we rely for funding on dividend payments from our subsidiaries, which are subject to restrictions under PRC laws.

We are a holding company incorporated in Delaware, and we operate our core businesses through our subsidiaries in the PRC and through various variable interest entity, or VIE, and agreements with third parties. Therefore, the availability of funds for us to pay dividends to our shareholders and to service our indebtedness depends upon dividends received from these PRC subsidiaries. If our subsidiaries incur debt or losses, their ability to pay dividends or other distributions to us may be impaired. As a result, our ability to pay dividends and to repay our indebtedness will be restricted. PRC laws require that dividends be paid only out of the after-tax profit of our PRC subsidiaries calculated according to PRC accounting principles, which differ in many aspects from generally accepted accounting principles in other jurisdictions. PRC laws also require enterprises established in the PRC to set aside part of their after-tax profits as statutory reserves. These statutory reserves are not available for distribution as cash dividends. In addition, restrictive covenants in bank credit facilities or other agreements that we or our subsidiaries may enter into in the future may also restrict the ability of our subsidiaries to pay dividends to us. These restrictions on the availability of our funding may impact our ability to pay dividends to our Shareholders and to service our indebtedness.

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Our business may be materially and adversely affected if any of our PRC subsidiaries declare bankruptcy or become subject to a dissolution or liquidation proceeding.

According to the SAFE’s Notice of the State Administration of Foreign Exchange on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, effective on December 17, 2012, and the Provisions for Administration of Foreign Exchange Relating to Inbound Direct Investment by Foreign Investors, effective May 13, 2013, if any of our PRC subsidiaries undergoes a voluntary or involuntary liquidation proceeding, prior approval from the SAFE for remittance of foreign exchange to our shareholders abroad is no longer required, but we still need to conduct a registration process with the SAFE local branch. It is not clear whether “registration” is a mere formality or involves the kind of substantive review process undertaken by SAFE and its relevant branches in the past.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

Changes in the value of the RMB against the U.S. dollar, Euro and other foreign currencies are affected by, among other things, changes in China’s political and economic conditions. Any significant revaluation of the RMB may have a material adverse effect on our revenues and financial condition, and the value of, and any dividends payable on our shares in U.S. dollar terms. For example, to the extent that we need to convert U.S. dollars we receive from our initial public offering into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on RMB amount we would receive from the conversion. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of paying dividends on our shares of common stock or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations of the RMB against other currencies may increase or decrease the cost of imports and exports, and thus affect the price-competitiveness of our products against products of foreign manufacturers or products relying on foreign inputs.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market. Although the RMB strengthened against the U.S. dollar over the last five years, since July 2015 significant changes in exchange rates have done largely undone such strengthening and the RMB has experienced a period of significant weakening against the U.S. dollar in the last six months.

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If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless or illiquid. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our company, our business and this offering. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend the Company. If such allegations are not proven to be groundless, our Company and business operations will be severely hampered and your investment in our stock could be rendered worthless. Even if such allegations are groundless, this situation may be a major distraction to our management.

You may face difficulties in protecting your interests and exercising your rights as a shareholder since we conduct substantially all of our operations in China, and almost all of our officers and directors reside outside the U.S.

Although we are incorporated in Delaware, we conduct substantially all of our operations in China. All of our current officers and directors reside outside the U.S. and substantially all of the assets of those persons are located outside of the U.S. It may be difficult for you to conduct due diligence on the Company or such directors in your election of the directors and attend a shareholder meeting if the meeting is held in China. We plan to have one shareholder meeting each year at a location to be determined, potentially alternating between U.S. and China. As a result of all of the above, our public shareholders may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation doing business entirely or predominantly within the U.S.

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Special Note Regarding Forward-Looking Statements

We have made statements in this prospectus, including under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere that constitute forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

Examples of forward-looking statements include:

•	the timing of the development of future products;

•	projections of revenue, earnings, capital structure and other financial items;

•	statements of our plans and objectives, including those that relate to our proposed expansions and the effect such expansions may have on our revenues;

•	statements regarding the capabilities of our business operations;

•	statements of expected future economic performance;

•	statements regarding competition in our market; and

•	assumptions underlying statements regarding us or our business.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks under the heading “Risk Factors” above. Many factors could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Consequently, you should not place undue reliance on these forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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Our Business

Overview

We use our vertically- and horizontally-integrated production, distribution and sales channels to provide health and well-being focused plant-based products in China. We utilize modern engineering technologies and biotechnologies to produce, among other products, Chinese herbal medicines, organic agricultural produce and specialized textiles. By controlling the entire industry chain for our products, we are able to take relatively low-cost raw materials through production and refinement into Chinese medicine, all the way into the wholesale and retail sales of final products. As to products for which we do not currently control the entire development and sales cycle, we constantly evaluate opportunities to determine whether increasing our control over the cycle is warranted.

For example, the model industry chain of our Chinese herbal medicines business has five key parts: (1) cultivation or purchase of Chinese medicine plants, (2) extraction of Chinese medicine raw materials from such plants, (3) development and production of the Chinese medicine products from such raw materials, (4) distribution and sale of Chinese medicine, medicine materials and health products at pharmacy stores, and (5) evaluation and diagnostic services by on-site doctors at pharmacies to support and drive Chinese medicine product sales. We currently apply this model chain to the sale of a variety of Chinese medicine products, such as salvia mint, eucommia, and radix. For our other business segments, such as our Luobuma products (for which we do not currently extract or turn into fabric ourselves) or yew (which we currently cultivate and sell but do not currently process into Chinese medicine or sell or support as such), we plan to increase our control over the production cycle using proceeds from this offering.

In order to process agricultural products into more highly value-added products, we have invested in agritech and biotech research and development projects. As to technology, we expect that our research and development of our proprietary high-pressure steam degumming process and fiber blending and yarn preparation and application methods for Luobuma will allow us to process the Luobuma plant more efficiently, quickly and cost-effectively into fabric than we would be able to do in the absence of such technologies. Similarly, our development activities position us well to increase control over the production cycle and monetize our research. For example, we are in preliminary negotiations to build a new facility in Hefei, Anhui Province, China to exploit our steam explosion Luobuma fiber production technology. Likewise, we have recently acquired land use rights to use 8,200 acres of selenium-rich farmland and woodland in Ziyang County, China to grow our Chinese medicine and other plant products. This dramatic increase in capacity will allow us to work with farmers to grow plant materials for our products, at lower prices than we would pay to purchase such raw plant materials.

Competitive Strengths

We believe that the following strengths contribute to our success:

•	Geographic and geological advantages.

o

Our Ankang Longevity Group’s operations are located in the Han River area between Qinling Mountain and Ba Mountain. Because of its geographic location and favorable climate, it is the principal production location of the ancient Qin medicine, which dates from the Qin dynasty, the first imperial dynasty of China. This area contains more than 1,200 types of herbs and plants used in traditional Chinese medicine and is home to 176 of the 282 types of herbal medicine set forth in The Pharmacopoeia of the People's Republic of China (PPRC), compiled by the Pharmacopoeia Commission of the Ministry of Health of the People's Republic of China. This is the PRC’s official compendium of drugs, covering traditional Chinese and western medicines.

o	The ease and access to resourceful herbal plants renders the Company significant procurement and logistics costs savings. The proximity to the area of principal cultivation has strategic importance in the herbal industry because locally cultivated herbal medicines are believed in China to possess high quality and superb medical effects.

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o	The soil in Ankang City, especially in Ziyang County, which is located in Ziyang District of Ankang City, contains large quantities of selenium, which is viewed as a beneficial nutrient in foods and an important raw material for medicines. Because the selenium content of food is largely dependent on location and soil conditions, which can vary widely, the tea, traditional Chinese medicines and raw materials produced and cultivated in Ankang contain great amounts of selenium. Ankang Longevity Group has entered into an agreement with the local government in Ziyang County for the use of an approximately 8,200 acre selenium-rich parcel of farmland and woodlands for the cultivation of herbs and plants—principally houpu magnolia and eucommia—used in traditional Chinese medicine.

•	We are a participant in the Ankang municipal government’s “Three Unities of Medicine” program.

o	In the pharmaceutical sales market, Shaanxi Pharmacy Holding Group Ankang Longevity Pharmaceutical Co., Ltd. (“Shaanxi Pharmacy Holding”), in which Ankang Longevity Group has a 49% ownership stake, is a participant in the Ankang municipal government’s “Three Unities of Medicine” program, which is designed to facilitate the purchase, sale and delivery of pharmaceuticals. After a bidding process, Shaanxi Pharmacy Holding was selected by the Ankang government as a preferred provider of pharmaceuticals to institutional purchasers such as hospitals. Such institutions are only permitted to purchase pharmaceuticals from enterprises like Shaanxi Pharmacy Holding that have been selected by the government.

•	We are one of the largest producers and distributors in China of Luobuma and Luobuma byproducts.

o

Tenet-Jove has specialized in Luobuma sourcing and developing Luobuma byproducts for 18 years. We are currently the only certified online seller of Luobuma textile products on one of China’s largest online sales platforms, Tmall, which is run by Alibaba.

•	We possess knowledge and experience in weaving and yarning Luobuma textiles, and we believe we are an industry leader in the research and development of more advanced Luobuma byproducts.

o	Tenet-Jove first commercially developed the natural FIR-radiant properties of the Luobuma plant in 1997. We refer to this natural Luobuma fiber as a “Second Generation” FIR textile. The “First Generation” of FIR-radiant textiles initially became popular in China around 1989, when manufacturers learned to add 3% of a FIR-radiant inorganic material to synthetic fibers comparable to nylon or polyester. This “First Generation” FIR material employs a relatively low level of technology and has relatively few perceived or measurable health benefits. We believe the “Second Generation” FIR textiles we have developed are softer, smoother and more breathable natural fibers that are not as prone to static electricity as the low technology “First Generation” FIR-radiant textiles.

o	We have developed what we term a “Third Generation” of FIR textiles under a contract with the Institute of Process Engineering at the Chinese Academy of Sciences, one of the leading scientific institutions in China. Our research and development has focused on adding nanotechnology enhancements to our Luobuma textile products. We believe these “Third Generation” FIR textiles will better combine the health benefits of Luobuma with an even softer, more natural cotton-like fabric that will be popular with Chinese consumers. The Company presently produces approximately one hundred “Third Generation” FIR textile products.

•	We have developed a high-pressure steam degumming technology for the mass production of Luobuma fibers.

o	We have developed a technology that we believe will allow us to increase product yield at a lower cost. If we can successfully implement our high-pressure steam degumming process technology, we expect that our annual yield of Luobuma fiber can rise by over one hundredfold—from less than 200 tons to approximately 27,000 tons per year, and the cost of extracting the fiber will be reduced by approximately 50%.

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o	This new technology we intend to implement applies modern material engineering technology and biotechnology to extract other valuable byproducts from Luobuma that are not able to be extracted using older, mainstream technology.

•	We have a large, modern yew planting base in Beijing, China.

o	In 2013, we began large-scale operations in new, energy efficient 50,000 square meter greenhouses in Beijing. These greenhouses are used for the growing and cultivation of yew trees (taxus media), small evergreen trees that can be used for the production of cancer medication as well as ornamental bonsai trees, which are believed to have the effect of purifying indoor air quality.

Strategies

The key elements of our strategy to grow our business include:

•	Increase production of Luobuma and Luobuma byproducts.

o	We plan to utilize our the high pressure steam degumming technology for the mass production of Luobuma and other Luobuma byproducts in a new facility we are in preliminary negotiations to build in Hefei, Anhui Province. As noted above, we have developed a technology that we believe will allow us to increase product yield at a lower cost.

o	In addition to developing Luobuma textile products, we expect in the near future to use our proprietary high-pressure steam degumming process to extract other Luobuma byproducts we intend to commercialize and distribute: flavonoids, xylooligosaccharides (“XOS”), edible pectin, fiberboard, and organic fertilizer. The traditional method of degumming Luobuma only produces Luobuma fiber, whereas our high-pressure steam degumming process produces these five additional Luobuma byproducts. Flavonoids are organic compounds widely distributed in plants, and flavonoid-rich Luobuma extract can be used in the manufacture of many pharmaceuticals. XOS, is a sugar that can be used as a food additive that provides various health benefits like lowering glucose levels. Pectin is a thickener and stabilizer used in food, beverages and cosmetics, as well as a gelling agent for jellies. Fiberboard is a type of engineered wood alternative that is made out of Luobuma fibers; it is used widely for furniture manufacturing and packaging.

•	Increased investment in our planting and cultivation facilities and properties.

o	We plan investments in our existing planting bases and properties specializing in traditional Chinese medicines and yew trees.

o	As noted above, Ankang Longevity Group has entered into an agreement with the local government in Ziyang County for the use of an approximately 8,200 acre selenium-rich parcel of farmland and woodlands for the cultivation of herbs and plants—principally houpu magnolia and eucommia—used in traditional Chinese medicine.

o	We also plan to adopt a mixed-planting strategy by planting yew trees in the free spaces between medicinal trees on Ziyang planting base because our medicinal plants are traditionally cultivated at distances wide enough to grow yew trees. We expect that this strategy will also result in a higher output per acre for our land, and that our yew planting base will eventually cover an area of 1 million square meters, enabling us to become one of the largest yew tree planters in China.

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•	Long-term plan of medicinal extraction.

o	As our inventories of young yew trees mature, our long-term goals are particularly focused on the extraction of paclitaxel or taxol, which is derived from certain species of yew trees including those we grow, and which is used in anti-cancer medication.

Our Structure

Shineco, Inc. was incorporated under the laws of the State of Delaware on August 20, 1997 as Supcor, Inc. On December 30, 2004, the Company acquired all of the issued and outstanding shares of Tenet-Jove, a company organized under the laws of the People’s Republic of China on December 15, 2003, in exchange for restricted shares of Shineco’s common stock, and the sole operating business of Shineco then became that of its subsidiary, Tenet-Jove.

Tenet-Jove, through a series of contractual relationships, effectively controls and manages the Zhisheng Group, comprising Zhisheng Bio-Tech, Zhisheng Freight, Zhisheng Trade, Zhisheng Agricultural, and Qingdao Zhihesheng, and Ankang Longevity Group, which substantially owns Ankang Longevity Decoction Pieces, Ankang Longevity Chain, and Ankang Longevity Industry. The Company is a majority shareholder of Tianjin Tenet Huatai.

The Company also owns 49% of Shaanxi Pharmacy Holding Group, Ankang Longevity Pharmaceutical Co., Ltd. and Shaanxi Pharmacy Sunsimiao Drugstores Ankang Chain Co., Ltd. through a joint venture with Shaanxi Pharmaceutical Group Pai’ang Medicine Co. Ltd., a Chinese state-owned pharmaceutical enterprise.

Our current corporate structure is as follows:

Dotted lines indicate less than 50% ownership.

Contractual Arrangements

We conduct our business through a combination of contractual arrangements with PRC operating companies and equity ownership of PRC subsidiaries. In some cases we have chosen to use contractual relationships because direct investment by foreign-owned companies like our Delaware company is prohibited or restricted. In other cases we have elected to do so in spite of being permitted to own such operating company directly. Where we operate our business through such contractual relationships, we are subject to risks related to such operation. See “Risk Factors – We rely on contractual arrangements with our variable interest entities in China for our business operations, which may not be as effective in providing operational control or enabling us to derive economic benefits as through ownership of controlling equity interests.”

The principal regulation governing foreign ownership of businesses in the PRC is the Foreign Investment Industrial Guidance Catalogue, effective as of April 10, 2015 (the “Catalogue”). The Catalogue classifies various industries into three categories: encouraged, restricted and prohibited. Shineco is engaged in business in industries where direct foreign investment is expressly prohibited: the preparation of traditional Chinese medicines in small pieces ready for decoction.

Due, in part, to the regulations on foreign ownership of PRC businesses, neither we nor our subsidiaries own any equity interest in Ankang Longevity Group or the Zhisheng Group. The foregoing companies are referred to herein as the “Controlled Companies.” Instead, we control and receive the economic benefits of the Controlled Companies’ business operations through a series of contractual arrangements. Tenet-Jove, each of the Controlled Companies and its shareholders have entered into a series of contractual arrangements, also known as VIE Agreements. The VIE agreements are designed to provide Tenet-Jove with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of each Controlled Company, including absolute control rights and the rights to the assets, property and revenue of each Controlled Company. Based on a legal opinion issued by Dacheng Law Offices to Tenet-Jove, the VIE agreements constitute valid and binding obligations of the parties to such agreements and are enforceable and valid in accordance with the laws of the PRC.

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Each of the types of VIE Agreements is described below and consist of, for each of Ankang Longevity Group and the Zhisheng Group, (a) exclusive business cooperation agreements, (b) timely reporting agreements, (c) equity interest pledge agreements, (d) exclusive option agreements, and (e) powers of attorney. As an overview, these agreements taken together are designed to allow our Company to manage the operations of each of the Controlled Companies and to receive all of the net income of such Controlled Companies in return therefor. To secure our interest in the Controlled Companies, the equity interest pledges and option agreements and the powers of attorney are designed to allow us to step in and convert our contractual interest into an equity interest in the event we determine that doing so is warranted. Finally, the timely reporting agreement is designed to ensure that we have timely access to the financial and other information from the Controlled Companies that we require in order to prepare regulatory and other filings.

The following is a summary of the common contractual arrangements that provide us with effective control of our VIEs and that enable us to receive substantially all of the economic benefits from their operations.

Exclusive Business Cooperation Agreements

Pursuant to substantially identical Exclusive Business Cooperation Agreements between each Controlled Company and Tenet-Jove, Tenet-Jove provides such Controlled Company with technical support, consulting services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. Additionally, each Controlled Company has granted an irrevocable and exclusive option to Tenet-Jove to purchase from such Controlled Company, any or all of its assets, to the extent permitted under applicable PRC law. Tenet-Jove may exercise, at its sole discretion, the option to purchase from each Controlled Company any or all of such Controlled Company’s assets at the lowest purchase price permitted by PRC law. Should Tenet-Jove exercise such option, the parties shall enter into a separate asset transfer or similar agreement. Tenet-Jove shall own all intellectual property rights that are developed during the course of each Exclusive Business Cooperation Agreement. For services rendered to each Controlled Company by Tenet-Jove under the agreement to which such Controlled Company is a party, Tenet-Jove is entitled to collect a service fee calculated based on the time of services rendered multiplied by the corresponding rate, which is approximately equal to the net income of such Controlled Company.

Each Exclusive Business Cooperation Agreement shall remain in effect for ten years until it is extended or terminated by Tenet-Jove (which may be done unilaterally). Such agreements may only be terminated by the Controlled Companies upon gross negligence or fraud by Tenet-Jove. Tenet-Jove entered into an Exclusive Business Cooperation Agreement with Zhisheng Bio-Tech, Ankang Longevity Group, and Qingdao Zhihesheng on February 24, 2014, December 31, 2008, and May 24, 2012, respectively, and with each of Zhisheng Freight, Zhisheng Trade, and Zhisheng Agricultural on June 16, 2011.

Tenet-Jove is currently managing each Controlled Company pursuant to the terms of an Exclusive Business Cooperation Agreement. Pursuant to each such agreement, Tenet-Jove has absolute authority relating to the management of each Controlled Company, including but not limited to decisions with regard to expenses, salary raises and bonuses, hiring, firing and other operational functions. Although the Exclusive Business Cooperation Agreements do not prohibit related party transactions, the audit committee of Shineco will be required to review and approve in advance any related party transactions, including transactions involving Tenet-Jove or any Controlled Company.

Timely Reporting Agreements

To ensure each Controlled Company promptly provides all of the information that Tenet-Jove and the Company need to file various reports with the SEC and other applicable regulatory authorities, a Timely Reporting Agreement was entered between each Controlled Company and Shineco on July 3, 2014.

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Under the Timely Reporting Agreements, each Controlled Company agrees that it is obligated to make its officers and directors available to Shineco and promptly provide all information required by Shineco so that Shineco can file all necessary SEC and other regulatory reports as required.

Equity Interest Pledge Agreements

Under the Equity Interest Pledge Agreements among each Controlled Company (other than Zhisheng Agricultural, which is a cooperative and thus has no equity interests that can be pledged), the shareholders of each such Controlled Company and Tenet-Jove, the shareholders pledged all of their equity interests in each such Controlled Company to Tenet-Jove to guarantee the performance of such Controlled Company’s obligations under the respective Exclusive Business Cooperation Agreement. Under the terms of each agreement, in the event that the Controlled Company or its shareholders breach their respective contractual obligations under the Exclusive Business Cooperation Agreement to which they are a party, Tenet-Jove, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged equity interests. Each Controlled Company’s shareholders also agreed that upon occurrence of any event of default, as set forth in the applicable Equity Interest Pledge Agreement, Tenet-Jove is entitled to dispose of the pledged equity interest in accordance with applicable PRC laws. Each Controlled Company’s shareholders further agree not to dispose of the pledged equity interests or take any actions that would prejudice Tenet-Jove’s interest in the applicable Controlled Company.

Each Equity Interest Pledge Agreement shall be effective until all payments due under the related Exclusive Business Cooperation Agreement have been paid by the Controlled Company party thereto. Tenet-Jove shall cancel or terminate an Equity Interest Pledge Agreement upon a Controlled Company’s full payment of fees payable under its applicable Exclusive Business Cooperation Agreement.

Exclusive Option Agreements

Under the Exclusive Option Agreements, shareholders of each of the Controlled Companies (other than Zhisheng Agricultural, which is a cooperative and thus has no equity holders) irrevocably granted Tenet-Jove (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, part or all of their equity interests in each Controlled Company. The option price is equal to the capital paid in by the applicable Controlled Company shareholders subject to any appraisal or restrictions required by applicable PRC laws and regulations. The option purchase price shall increase in case the applicable Controlled Company shareholders make additional capital contributions to such Controlled Company.

Each agreement remains effective for a term of ten years and may be unilaterally renewed at Tenet-Jove’s election.

Powers of Attorney

Under the Powers of Attorney, the shareholders of each Controlled Company authorize Tenet-Jove to act on their behalf as their exclusive agent and attorney with respect to all rights as shareholders of the respective Controlled Companies, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all the shareholder’s rights, including voting, that shareholders are entitled to under the laws of China and the Articles of Association, including but not limited to the sale or transfer or pledge or disposition of shares in part or in whole; and (c) designating and appointing on behalf of shareholders the legal representative, the executive director, supervisor, the chief executive officer and other senior management members of the respective Controlled Companies.

Guarantee Agreement

As noted above, Zhisheng Agricultural is a cooperative and has no equity interests to pledge and no equity holders to grant options. Thus, in order to secure the obligations of Zhisheng Agricultural to pay certain service fees owing to Tenet-Jove under the Exclusive Business Cooperation Agreement to which it is a party, it has entered into a Guarantee Agreement among Zhisheng Agricultural, Tenet-Jove, and Wang Qiwei, a member of the Zhisheng Agricultural cooperative dated June 16, 2011. Pursuant to the terms of the Guarantee Agreement, Wang Qiwei has agreed to guarantee the payment of service fees under the Exclusive Business Cooperation Agreement should Zhisheng Agricultural breach its obligation to do so.

Business of the Company

Our health and well-being focused plant-based products business is divided into three major segments:

1.	Processing and distributing traditional Chinese herbal medicine products as well as other pharmaceutical products. This segment is conducted by the Company’s VIE, Ankang Longevity Group.

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2.	Planting, processing and distributing green and organic agricultural produce as well as growing and cultivating yew trees (taxus media). This segment is conducted through the Company’s VIEs, the Zhisheng Group.

3.	Developing and distributing specialized fabrics, textiles and other byproducts derived from an indigenous Chinese plant Apocynum Venetum, known in Chinese as “Luobuma” or “bluish dogbane”. This segment is channeled through the Company’s directly-owned subsidiary, Tenet-Jove.

The details of each business segment are described as follows:

Ankang Longevity Group

The companies of this segment, Ankang Longevity Group, operates 66 cooperative retail pharmacies throughout Ankang, a city in southern Shaanxi province, PRC, through which we sell directly to individual customers traditional Chinese medicinal products produced by us as well as by third parties. This group also processes more than 600 kinds of Chinese medicinal herbal products such as medicines for bone and joint pain, arthritis, respiratory infections and insomnia, and distribute such products through an established Chinese domestic sales and distribution network, including more than twenty pharmaceutical companies and more than fifty hospitals throughout China. Ankang Longevity Group has recently established a joint venture with a large state-owned domestic pharmacy chain group, Shaanxi Pharmaceutical Group Pai’ang Medicine Co. Ltd. (“Shaanxi Pharmaceutical Group”). As part of the joint venture, Ankang Longevity Group contributed 13 retail pharmacies—operating as Sunsimiao Pharmacies—to the joint venture while retaining 66 retail pharmacies whereby Ankang Longevity Group acts as a franchisor. We also provide evaluation and diagnostic services by on-site doctors at pharmacies to support and drive our Chinese medicine product sales. The operations of this segment are focused in the northwest region of Mainland China, particularly Shaanxi province. This segment accounts for approximately 40% of our revenues.

Ankang Longevity Group has built a scalable decocting-free Chinese herbal medicine manufacturing facility that passed the Good Manufacturing Practice (“GMP”) certification in 2009 and was recognized as a Key Agricultural Industrialization Companies by the Shaanxi Provincial Government. The facility covers an area of over 4,000 square meters and is equipped with an advanced toxic herbal medicine treatment production line and herbal medicine testing instruments.

Ankang Longevity Group has recently acquired land use rights to use 8,200 acres of selenium-rich farmland and woodland in Ziyang County, China to grow our Chinese medicine and other plant products.

Zhisheng Group

The Company’s other VIEs, the Zhisheng Group, which includes Zhisheng Bio-Tech, Zhisheng Freight, Zhisheng Trade, Zhisheng Agricultural and Qingdao Zhihesheng, engage in the business of organic agricultural products, principally yew trees, as well as providing logistics services for all of the agricultural products we produce. Since 2013, this segment is focusing its efforts on the growing and cultivation of yew trees (taxus media), small evergreen trees that can be used for the production of anti-cancer medication as well as ornamental bonsai trees, which are known to have the effect of purifying indoor air quality. We currently cultivate and sell yew but do not currently process yew into Chinese or Western medicines. The entities composing the Zhisheng Group are currently focusing on researching, developing and cultivating organic produce, yew ecological products and other native plants. The operations of this segment are focused in the East region of Mainland China, principally Shandong Province, and in Beijing where we have newly developed over 100 acres of modern greenhouses for cultivating yew and other plants. This segment accounts for approximately 47% of our revenues.

Tenet-Jove

Through Tenet-Jove, the Company develops and distributes specialized textiles and health supplements derived from a native Chinese plant Apocynum venetum, grown in the Xinjiang region of China and known in Chinese as “Luobuma” or “bluish dogbane” and referred to herein as Luobuma. This plant has traditionally been used in China both internally and externally for centuries to treat high blood pressure, depression, dizziness, pain, insomnia, and other common ailments. The stems of Luobuma serve as raw material for fiber used in textile production, and the leaves serve as raw material for pharmaceutical drugs. This segment accounts for approximately 11% of our revenues.

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The companies of this segment, Tenet-Jove and Tianjin Tenet Huatai, specialize in Luobuma sourcing and developing Luobuma byproducts. With rich experience and broad channels in the Chinese domestic market, we believe that we are one of the leaders in Luobuma textile sales in China. This segment’s operations are focused in the north region of Mainland China, mostly carried out in Xinjiang and Tianjin. We are presently in preliminary negotiations to build a new facility in Hefei, Anhui Province, China to exploit our steam explosion Luobuma fiber production technology. Our Luobuma products are specialized textile and health supplement products designed to incorporate traditional Eastern medicines with modern scientific methods. These products are predicated on centuries-old traditions of Eastern herbal remedies derived from the Luobuma raw material.

In addition to developing textile products, we expect to use our high-pressure steam degumming process to extract other Luobuma byproducts we intend to commercialize and distribute: flavonoids, xylooligosaccharides (XOS), edible pectin, fiberboard, and organic fertilizer. The traditional method of degumming Luobuma only produces Luobuma fiber, whereas our high-pressure steam degumming process produces these five additional Luobuma byproducts. Flavonoids are organic compounds widely distributed in plants, and flavonoid-rich Luobuma extract can be used in the manufacture of many pharmaceuticals. Xylooligosaccharides, or XOS, is a sugar that can be used as a food additive that provides various health benefits like lowering glucose levels. Pectin is a thickener and stabilizer used in food, beverages and cosmetics, as well as a gelling agent for jellies. Fiberboard is a type of engineered wood alternative that is made out of Luobuma fibers; it is used widely for furniture manufacturing and packaging.

Product Descriptions

Traditional Chinese Medicines

Our Ankang Longevity Group develops and manufactures hundreds of Chinese medicinal herbal products and decoction pieces such as medicines for bone and joint pain, arthritis, respiratory infections, insomnia, as well as many other common ailments. We distribute such products through an established Chinese domestic sales and distribution network, including through more than twenty pharmaceutical wholesale companies and more than fifty hospitals throughout China, as well as through our own and cooperative retail pharmacies. In addition to distributing Chinese medicinal herbal products, we also distribute many popular Western medicines we purchase from outside parties through our wholesale and retail channels so that we can offer a good variety of products to meet customer demands. In the second quarter of 2013, this group entered the pharmaceutical retailing industry through a joint venture with another large domestic pharmacy chain group, Shaanxi Pharmaceutical Group. Ankang’s main products include the following traditional Chinese medicines:

•	Polygonum cuspidatum or Japanese knotweed, which is ingested to treat colds, digestive diseases, hepatitis and Cholecystitis (gallbladder inflammation);

•	Salvia mint, which is ingested to improve microcirculation;

•	Tianma, which is ingested to treat Rheumatoid arthritis;

•	Eucommia, which is ingested for bone and join pain;

•	Radix, which is ingested to treat respiratory infections;

•	Schisandra shrub, which is ingested to treat insomnia; and

•	Berberis shrub, which is used as a raw material for antibiotics.

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Yew Trees

Currently, through our Zhisheng Group VIEs, we sell ornamental yew trees and yew cuttings to third parties. We also rent ornamental yew trees to companies who desire the environmental benefits of natural plants in their workplaces. Until recently we were primarily engaged in the production, distribution and sale of agricultural products, including the planting and processing of organic fruits and vegetables, such as tomato, eggplants, string beans, peppers as well as certain popular fruits in China like blueberries and wine grapes, but those operations have been temporarily scaled back due to stiff competition and a change of our internal policy in favor of the expansion of our yew tree business.

As our inventories of young yew trees mature, our long-term goals are particularly focused on the extraction of paclitaxel or taxol, which is derived from certain species of yew trees including those we grow. Taxol, a broad-spectrum mitotic inhibitor used in cancer chemotherapy, can be extracted from mature yew trees. As a mitotic inhibitor, taxol adheres to rapidly dividing cancerous cells during mitosis (cell division) and interferes with the division process. It may suppress tumor growth through regulating microtubule stabilization, inducing apoptosis and adjusting immunologic mechanism. Taxol is also used for the prevention of restenosis, which is the narrowing of blood vessels. In the treatment of certain soft tissue cancers, such as breast cancer, taxol is given for early stage and metastatic breast cancer after combination anthracycline and cytoxan therapy and is also given as treatment to shrink a tumor before surgery. It can also be used together with a drug called Cisplatin to treat advanced ovarian cancer and non-small cell lung cancer, or “NSCLC.” The U.S. Food and Drug Administration approved taxol as the primary and secondary treatment for NSCLC. There are other generally accepted protocols for the use of taxol as a cancer drug alone or in combination with other drugs depending upon the diagnosis, staging and type of cancer, as well as a patient’s medical history, tolerances and allergies, among other relevant factors. Taxol is usually sold to large pharmaceutical companies to be used in their products, which can be used to treat patients with lung, ovarian, breast, head and neck cancer, and advanced forms of Kaposi’s sarcoma.

We believe that in three to five years at the earliest, the yew trees we are cultivating at present will begin to mature to a point where taxol extraction could be possible. We intend to invest in extraction equipment and facilities, as well as to increase planting and growing of yew trees, upon the successful launch of our initial public offering.

Tenet-Jove Textiles

Our company’s scientists and other Chinese researchers have brought modern scientific methods to the study of Luobuma, and have determined that Luobuma fibers have an increased tendency to radiate light at the “far infrared” end of the light spectrum, with wavelengths measuring between 8-15 microns (referred to as “FIR”). Based on Chinese scientific studies some believe that Luobuma’s FIR-radiating qualities exert a positive effect on various functions of the human body, including cellular metabolism. For this reason, we have marketed and sold these products utilizing such technology. These products are popular with Chinese customers seeking the perceived benefits of traditional Chinese medicine.

For example, according to a report by the College of Science of Tianjin University, tests conducted by the PRC’s National Institute of Metrology have reported that the radiance rate of far infrared light from Luobuma fiber is 84%, 2 to 4 times higher than that from cotton and other natural fibers. The same tests found that the FIR radiance rate from our proprietary bio-ceramic powder reaches 91%. Healthful benefits have been observed at radiance rate levels above 70%. Based on these observations about FIR radiance, we have developed textiles that our customers can wear and from which we believe they can receive those health benefits commonly associated with Chinese herbal remedies.

Tenet-Jove first commercially developed the natural FIR-radiant properties of the Luobuma plant in 1997. We refer to this natural Luobuma fiber as a “Second Generation” FIR textile. The “First Generation” of FIR-radiant textiles initially became popular in China around 1989, when manufacturers learned to add 3% of a FIR-radiant inorganic material to synthetic fibers comparable to nylon or polyester. This “First Generation” FIR material employs a relatively low level of technology and has relatively few perceived or measurable health benefits. The “Second Generation” FIR textiles we have developed are softer, smoother and more breathable natural fibers that are not as prone to static electricity as the low technology “First Generation” FIR-radiant textiles.

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Our Luobuma fabrics have been a success in the Chinese domestic market and have also received numerous awards. The technology applied to our Luobuma-based FIR Therapeutic Clothing and Textile Products has received a “Special Golden Award” from the China National Intellectual Property Bureau at China’s National Patent and Brand Expo. Our products under the brand name of “Tenethealth®” have also been honored with the title of “Consumer’s Favorite Products” by the Chinese Consumer Association.

The fibers of natural Luobuma FIR materials can contain up to 32 medicinal compounds, many of which are familiar to practitioners of traditional Chinese medicine. In addition, our processes for manufacturing Luobuma textiles produce a fabric that is smooth, air-permeable, and soft. By combining a product that is familiar to Chinese consumers seeking the benefits of traditional Chinese medicine with quality and comfort, we believe we are well positioned in the Chinese textile market.

Tenet-Jove Product Development

We have developed what we term a “Third Generation” of FIR textiles under a contract with the Institute of Process Engineering at the Chinese Academy of Sciences, one of the leading scientific institutions in China. Our research and development has focused on adding nanotechnology enhancements to our Luobuma textile products, in which we use small-scale nanotechnology to embed or impregnate our Luobuma-fiber textiles with other FIR-radiant materials, bio-ceramic materials, or other Chinese herbal remedies. Using these nanotechnology methods, we have developed and marketed health-promoting textile goods that are impregnated with FIR-radiant materials or other Chinese herbal remedies, which are then absorbed through the wearer’s skin. We believe these “Third Generation” FIR textiles will better combine the health benefits of Luobuma with an even softer, more natural cotton-like fabric that will be popular with Chinese consumers.

The Company presently produces approximately one hundred “Third Generation” FIR textile products. These textile products include:

•	Far Infrared bedding sets (including various pillows, comforters, and sheets);

•	Far Infrared underwear, T-shirts, and socks;

•	Far Infrared knee and shin pads, waist supports and other protective clothing; and

•	Far Infrared body wraps or protectors (for the ankle, elbow, wrist, and knee).

All our textile products are made of Luobuma-based fibers and are impregnated with bio-ceramic powder, which contains various minerals such as halloysite. Both the fiber and the bio-ceramic powder are developed with the Company’s patented, proprietary techniques.

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Manufacturing and Production Facilities

We have formed strategic alliances with several certified knitting and clothing manufacturers throughout China in order to produce our Luobuma products. We assign them limited manufacturing jobs and require certain conditions, including protecting our proprietary techniques and meeting our rigid quality standards. We are in preliminary negotiations to build a new facility in Hefei, Anhui Province, China to exploit our steam explosion Luobuma fiber production technology.

In 2013, we began large-scale operations in newly leased, energy efficient greenhouses aggregating 50,000 square meters in Beijing and have temporarily scaled back our operations in our former greenhouses located in Shandong Province. At this time, we rent our greenhouses in Shandong Province to local farmers. Our new greenhouse facilities are used primarily for the cultivation of yew trees and other decorative plants and trees. These state-of-the-art facilities allow us to better regulate light, temperate, humidity and other conditions within the greenhouse as well as to significantly increase the number of plants that can be housed in a particular greenhouse footprint. To a lesser degree, we expect these new greenhouses will reduce our manual labor costs associated with our greenhouse operations by approximately 25%. Rather than competing on price, which has become increasingly difficult in the Chinese market, we expect that technological and productivity advances from our new greenhouses will improve our competitive position within our agricultural segment, but there can be no guarantee that we will experience such advances, or if we do, that such advances would improve our competitive position.

Ankang Longevity Group has an approximately 4,000 square meter production factory and an approximately 2,000 square meter production facility in Minxing Village, Wuli Town, Hanbin District, Ankang City used for production of decoction pieces.

Our Research and Development

Our Research and Development Center for our products in Tianjin is owned by our subsidiary, Tenet-Jove. The center is managed by senior research fellows, who specialize in different but related scientific fields, such as biochemistry, electrical engineering, textile engineering, medical and clinical studies, and pharmaceuticals. We are engaged in research and development of new products under cooperation with universities and research institutions, including the Process Engineering Research Institute of Chinese Academy of Sciences, Chinese Academy of Forestry, East China Textile University, Tianjin University, Tianjin Research Institute of Knitting. In addition, we have partnered with five textile mills to testing spin and weaving of Luobuma fiber. Since inception, we have spent more than $800,000 on Luobuma research and development and $300,000 on Chinese medicinal product research and development.

Our Strategy for Research and Development

•	To keep our products proprietary and patented;

•	To focus on our core existing product lines: Chinese herbal medicines and pharmaceutical sales, yew cultivation, Luobuma-based products, and FIR technology;

•	To commit to further development of our Luobuma byproducts, houpu magnolia products, and selenium-enriched herbs and plants; and

•	To build strategic alliances with universities and scientific institutions, which will allow us exposure to advanced technologies, excellent researchers and scientists and we believe will lower the costs and timing of the development of new products.

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Tenet-Jove specializes in developing Luobuma products and combining FIR technology with natural herbal medicines. We estimate that there are large supplies of Luobuma in China, especially Xinjiang Province. In China, Luobuma can grow as high as 3.6 meters. In the first year after planting, Luobuma can be harvested once during that year; thereafter, it can be harvested twice per year before or at the beginning of the flowering period in June and a second time around September. Currently, we believe China’s Luobuma supplies are largely undeveloped. The Company’s future success will depend on improving its techniques to industrialize Luobuma by developing new Luobuma-derived products such as improved Luobuma functional fiber and various Luobuma nutritional supplements, which can be marketed and distributed through the Company’s Ankang Longevity business segment.

High-Pressure Steam Degumming Process

We currently produce an extensive line of Luobuma-based textile products; we have an exclusive patent on a Luobuma fiber yarn spinning method. Large-scale production of Luobuma fiber products is generally difficult due to the limited yield of Luobuma fiber and the high cost of obtaining that fiber. The current mainstream technology used to produce Luobuma fiber mainly uses chemical agents to remove gum from Luobuma, which destroys Luobuma fiber and causes lower Luobuma fiber production and pollution and makes it very difficult to extract other valuable by-products. A central technical challenge is how to quickly and efficiently remove the gum and sap from the Luobuma plants so that only the natural fiber remains.

To solve this technical challenge, in August 2006 we signed a technology development contract with the Institute of Process Engineering at the Chinese Academy of Science, one of China’s leading scientific institutes. Pursuant to our contract, we and the Institute of Process Engineering worked together to develop a high-pressure steam degumming process for the mass production of Luobuma fiber, as well as its byproducts, which we completed in 2008. A literal translation of the project name is “The Stream Steam Explosion Project.” Essentially, the project will develop a modern material engineering method for quickly blasting a large amount of high-pressure steam into a large container filled with raw Luobuma plants. The steam will remove the gum and sap and leave the fiber for use in textile production. The gum and sap and other Luobuma byproducts will be washed out with the steam and collected in a separate place for other uses.

If we can successfully implement our high-pressure steam degumming process, we expect that our annual yield of Luobuma fiber can rise by over one hundredfold—from less than 200 tons to approximately 27,000 tons per year, and the cost of extracting the fiber will be reduced by approximately 50%. For example, the older method of production might require 150 laborers to produce one ton of Luobuma fiber in one day, whereas our high-pressure steam degumming process can utilize just 30 laborers to produce 15 tons of Luobuma fiber in one day. During the process, a certain amount of steam will be used, but unlike the traditional method of degumming, our high-pressure steam degumming process discharges no hazardous byproducts of any kind, because the fiber will be collected in one place, and the liquefied gum and sap and other material will be collected in another place to further separate flavonoids, xylooligosaccharides (XOS), and edible pectin through biological reverse osmosis membrane. The remaining material could be used to produce fiberboard and organic fertilizer, leaving no hazardous discharge or waste. We expect that this technique will be relatively simple and convenient for us to operate with our advanced technology. Luobuma fiber produced by this technique is more like cotton and more spinnable than before.

Ziyang Planting Base

Ankang Longevity Group has established long-term cooperative relationships with Shaanxi Chinese Medicine Research Institution, Shaanxi Normal University School of Life Science, and Shaanxi Chinese Medicine Association. Ankang Longevity Group has also entered into an agreement with the local government in Ziyang County for the use of an approximately 8,200 acre selenium-rich parcel of farmland and woodland for the cultivation of herbs and plants used in traditional Chinese medicine. Ankang Longevity Group has one of the largest Chinese medicine planting bases in China. The soil in Ankang City, especially in Ziyang County, which is located in Ziyang District of Ankang City, contains large quantities of selenium. Because the selenium content of raw plants is largely dependent on location and soil conditions, which can vary widely, the tea, traditional Chinese medicines and raw materials produced and cultivated in Ankang contain great amounts of selenium, which is a beneficial nutrient in foods and an important raw material for medicines. The innovative value of this project is the extraction and development of useful byproducts of medicinal houpu magnolia and eucommia. In China, traditionally only the barks of such trees have been used for medicinal purposes, and the remainder of the trees are treated as waste. We hope to utilize this parcel of farmland in Ziyang to extract valuable materials from the magnolia and eucommia we are cultivating while processing any waste into environmentally-friendly building materials, such as fiberboard.

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Intellectual Property

Trademarks

We market our products under our brand name of “Tenethealth®” and “Tenet Bojian™.” Our subsidiary, Tenet-Jove, currently owns eight trademarks in China covering various categories of the company’s products. Other than “Sunsimiao,” which is trademarked by our joint venture with Shaanxi Pharmaceutical Group Pai’ang Medicine Co. Ltd, none of our other segments have trademarks.

Patents

Our core technology and its derivative applications for our Luobuma business are covered by the Company’s nine patents filed in China. Our patents relate to methods of extracting and processing the Luobuma fiber itself, as well as our formulations of the active medicinal constituents of the Luobuma plant.

Presently the Company holds a patent in the People’s Republic of China for Luobuma fiber yarn preparation and an application method (patent number: 201110429362.9). The Company also obtained the patents listed below in the People’s Republic of China, which patents have been suspended due to unintentional late payment of annual dues as of the date of this filing. The Company is working with the State Intellectual Property Office of the PRC and is in the process of reinstating such patents.

•	Luobuma fiber blending method (patent number: ZL 941120295)
•	Luobuma four-season mat (patent number: ZL 2004 2 0029462.8)
•	Far-infrared ceramic material (patent number: ZL 981261701)
•	Luobuma cotton terry blanket (patent number: ZL 2004 2 0029465.1)
•	40* fine Luobuma cloth (patent number: ZL 023381736)
•	Luobuma far-infrared healthcare socks with mineral Chinese medicine (patent number: ZL 2004 2 0029463.2)
•	Luobuma cushion with magnetic therapy (patent number: ZL 2004 2 0028883.9)
•	Heart-protecting card (patent number: ZL 2004 2 0028885.8)

Distribution Network

We sell our products through various distribution networks. Our traditional Chinese medicinal products and Western medicines are largely sold through either our wholesale customers or our Ankang retail pharmacies—13 pharmacies operating as Sunsimiao Pharmacies and 66 pharmacies operated by third parties as Ankang Longevity Group Pharmacy cooperatives. Additionally, we sell decoction pieces on the Anhui Bozhou Chinese medicine transaction market, to medical materials company, such as Qianhe Pharmaceutical Industry Co. and to Chinese patent medicine factories, such as Wanxi Pharmaceutical Factory.

Our Luobuma product distribution networks consists of four distributors who distributed our products to a total of approximately 21 outlets, including flagship stores, retail stores and sales counters. These distributors sell our products throughout mainland China. They all carried our proprietary brand name and “Tenethealth®” trademark. We also sell our Luobuma textile products online through third party e-commerce websites, such as Taobao, Tmall and 360buy. Our yew trees and agricultural products are primarily sold through our sales personnel and group and institutional sales. In 2013, the Company placed its Luobuma, traditional Chinese medicine and yew products in a total of 144 retail stores and sales counters throughout China and on four e-commerce websites.

Our sales and distribution strategy for our products focuses on expanding our distribution network of retail stores and sales counters into all major provinces and cities of China. We also plan to use our current distribution network to introduce our newly developed products into target markets more efficiently and effectively.

All of these certified outlets operate independently, but they prominently display our trade names “Tenethealth®” and “Tenet Bojian™.” These independent retailers sell our products as well as other products.

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The location and number of retail stores and sales counters selling our products, including all sales outlets (both those connected with our major distributors (i.e., our most frequently used distributors) and other independent sellers) are listed below:

Location	Number of Major Distributors	Number of Sales Outlets
Liaoning	1	1
Jilin	1	1
Shandong	2	16
Jiangsu	2	6
Anhui	2	4
Shaanxi	5	94
Xinjiang	1	2
Sichuan	1	5
Guangdong	1	3
Tianjin	1	2
Beijing	1	4
Chongqing	1	3
Hubei	1	3
TOTALS	20	144

Sales and Marketing

We market Luobuma to consumers primarily by highlighting its unique characteristics—the material is soft like cotton, breathable like hemp and is smooth to the touch like silk, and its FIR-radiating qualities are believed by some to exert a positive effect on various functions of the human body. Very few other companies in China are involved with Luobuma fiber production, so we are chiefly able to market our products against products of natural and man-made fibers that do not have the perceived advantages of Luobuma. The small number of companies that are involved in Luobuma fiber production are still using the traditional, outdated methods of producing Luobuma. We are the only company using advanced technologies. Tenet-Jove’s overall marketing strategy includes:

•	Brand marketing strategy, primarily through media publicity, product- and market-oriented strategy;

•	Distinguishing Luobuma as a high-end, technologically advanced native Chinese product; and

•	Online advertising, which includes online advertisements appearing on the sites where we sell our products, as well as social media advertising, including Wechat, and direct e-mail solicitations.

Ankang Longevity Group’s overall marketing strategy of its traditional Chinese medicine products focuses on promoting the Ankang district’s place in traditional Chinese medicine history and its geographic location. First, Ankang City is located in the Han River area between Qinling Mountain and Ba Mountain. Because of its geographic location and favorable climate, it is the principal production location of the ancient Qin medicine, which dates from the Qin dynasty, the first imperial dynasty of China. This area contains more than 1,200 types of herbs and plants used in traditional Chinese medicine and is home to 176 of the 282 types of herbal medicine set forth in The Pharmacopoeia of the People's Republic of China (PPRC), compiled by the Pharmacopoeia Commission of the Ministry of Health of the PRC. The PPRC is the PRC’s official compendium of drugs, covering traditional Chinese and western medicines. Second, the soil in Ankang City, especially in Ziyang County, which is located in Ziyang District of Ankang City, contains large quantities of selenium. Because the selenium content of food is largely dependent on location and soil conditions, which can vary widely, the tea, traditional Chinese medicines and raw materials produced and cultivated in Ankang contain great amounts of selenium, which is a beneficial nutrient in foods and an important raw material for medicines. Ankang Longevity Group has entered into an agreement with the local government in Ziyang County for the use of an approximately 8,200 acre selenium-rich parcel of farmland and woodlands for the cultivation of herbs and plants—principally houpu magnolia and eucommia—used in traditional Chinese medicine. Selenium has also attracted attention because of its antioxidant properties; antioxidants protect cells from damage.

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Ankang Longevity emphasizes the following marketing strategies:

•	A focus on the excellent quality of its selenium Chinese herbal medicines;

•	Establishment of a long-term supply relationships with pharmaceutical companies and hospitals nationwide; and

•	Developing its Chinese herbal medicine wholesale market and e-commerce platform.

Finally, the Zhisheng Group emphasizes the following marketing strategies:

•	Focusing on the advanced growing conditions provided by our modern greenhouse operations and the potential pharmaceutical byproducts of yew, especially paclitaxel or taxol; and

•	Brand marketing to focus on our yew’s brand positioning.

In October 2012, the Company, through its VIEs, Zhisheng Freight and Zhisheng Agricultural, entered into an agreement with an unrelated third party, Zhejiang Zhen’Ai Network Warehousing Services Co., Ltd. (“Zhen’Ai Network”), to invest RMB 14.5 million (Approximately $2.4 million) into the Tiancang Systematic Warehousing Project (“Tiancang Project”) operated by Zhen’Ai Network in exchange for a 60% equity interest in this project upon completion. The Tiancang Project is an online platform aiming to provide comprehensive warehousing and logistic solutions for various companies’ e-commerce needs. The Company expects to increase its distribution channels through this platform as well as to benefit from boosting its own revenue by providing synergetic logistic and warehousing services using its existing facilities and a service team in the Eastern port city of Qingdao.

Currently, the Company’s sales are generated through the following five major channels:

1.	Retail stores and sales counters. We mainly sell our Luobuma related products through sales counters and medicine through our pharmacy chain stores.

2.	Sales to group or institutional customers. We mainly sell our organic agricultural products and yew trees to group or corporate customers.

3.	Seminars and conferences. Because a majority of new consumers need to learn about our new products before buying them, it becomes very important and effective for us to organize or sponsor seminars and events to present healthcare knowledge while introducing and selling our products to new users.

4.	Wholesale. We mainly sell our decocting-free Chinese herbal medicines to large Chinese medicine resellers and pharmaceutical companies.

5.	E-commerce. We mainly sell the Luobuma related products through Tmall and Taobao to underdeveloped regions in China, Taiwan and Macau. We are currently one of only three certified online sellers of Luobuma textile products on China’s largest online sales platform, Tmall run by Alibaba. Selling through the Internet has become increasingly important to our sales in undeveloped regions and developed cities.

The Market

We primarily market our health and wellbeing-focused products in China. At present, we do not sell any of our products in the United States or Canada. On the demand side, we believe that the following four forces drive market growth in all three of our business segments:

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1.

The rapid growth of China’s economy, which has produced one of the largest groups of middle-class families in the world, with the largest collective purchasing power in the world. The Brookings Institution estimates that by 2030, over 70 percent of China’s population could be middle class, consuming approximately $10 trillion in goods and services.

2.	The increase of China’s aging population. The China Census Bureau predicts that the majority of the China “baby boom” population (representing 40% of China’s total population) will be 65 or older by 2020, which represents over 500 million potential consumers of our pharmaceutical and healthcare products, the majority of which are sold to older customers.

3.	Chinese people’s increasing attention and awareness to healthy and active lifestyles, especially in urban areas.

4.	Chinese healthcare reforms. Due in part to national healthcare reforms in China, IMS Health has predicted that by 2015 China will surpass Japan to become the second largest pharmaceutical market in the world.

We believe China’s healthcare sector has the capacity to grow in the coming years. According to China’s National Health and Family Planning Commission, China’s healthcare spending in 2013 was only 5.5% of GDP, which is far below healthcare spending of other developed countries. According to the World Bank, healthcare spending for 2012 for the United States, United Kingdom, France and Germany was 17.9%, 9.4%, 11.7% and 11.3%, respectively. Deloitte has projected that China’s healthcare spending could grow to nearly $900 billion by 2018. From pharmaceuticals to medical products to general consumer health, China remains among the world’s most attractive markets, and by far the fastest-growing of all the large emerging ones. This growth is being driven by China’s aging population, increased incidence of chronic diseases, and a material increase in investment from both domestic and foreign corporations.

China’s healthcare market is being shaped by positive economic and demographic trends, further healthcare reform efforts, and the policies set forth in the government’s 12th five-year plan. We believe that improvements in infrastructure, the broadening of insurance coverage, and government encouragement and support for innovation will have positive implications for us and other healthcare companies.

Strong growth in the Chinese healthcare sector has been fueled by favorable demographic trends, continued urbanization throughout China, the overall Chinese economy’s expansion, and income growth (which encourages a greater awareness of and access to healthcare among Chinese consumers). It also reflects the Chinese government’s focus on healthcare as both a social priority (as witnessed in its late 2000s healthcare reforms) and a strategic priority (as witnessed in the 12th five-year plan’s stated focus on growing the Chinese biomedical industry). According to a 2015 report by Deloitte, healthcare expenditures in China are projected to grow at an average rate of 11.8% annually from 2014 to 2018, reaching approximately $892 billion by 2018. From pharmaceuticals to medical devices to traditional Chinese medicine, almost every health sector has benefited.

A 2012 McKinsey & Co. report notes that China’s ten largest multinational pharmaceutical companies now have an aggregate total sales force numbering more than 25,000, even as many have downsized their sales forces in the United States and Europe. China has recently overtaken the United States in the total number of pharmaceutical medical sales reps employed by multinational corporations.

Competition

We compete with other top-tier pharmaceutical and healthcare companies in China. Many of them are more established than we are and have significantly greater financial, technical, marketing and other resources than we presently possess. Some of our competitors have greater name recognition and a larger customer base. Those competitors may be able to respond more quickly to new or changing opportunities and customer requirements and may be able to undertake more extensive promotional activities, offer more attractive terms to customers, and adopt more aggressive pricing policies. Some of our competitors have also developed similar products that compete with ours.

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Our most prominent competitors in China’s textile products market are primarily large-scale textile companies, such as Luolai Home Textile Co., Fuanna Bedding and Furnishing Co., Ltd., Violet Home Textile Co., and Shuixing Home Textile Co., Ltd, as well as Bauerfeind Sports and Albert Medical, makers of protective clothing products similar to our protective clothing products. Our most prominent competitors in our pharmaceutical sales market include Ankang City Zhenning Chinese Medicine Decoction Pieces Co. Ltd. and Zhenping County Chinese Medicine Decoction Pieces Co. Ltd. Our most prominent competitors in China’s agricultural market are Beijing Jinfu Yinong Agricultural Technology Group Co., Ltd. for vegetables and other produce and Shenyang Xincheng Garden Engineering Co., Ltd. for yew trees. In the pharmaceutical sales market, we believe that our competitive position is strong because Shaanxi Pharmacy Holding in which Ankang Longevity Group has a 49% ownership stake, is a participant in the Ankang municipal government’s “Three Unities of Medicine” program, which is designed to facilitate the purchase, sale and delivery of pharmaceuticals. The “Three Unities of Medicine” program refers to “unified procurement price, unified selling price, and unified logistics”. This project is promoted by the Shaanxi Government to regulate the price of medicines in the local market. Under the program, the Shaanxi Pharmacy Holding joint venture directly sells medicines to local institutional purchasers, like hospitals; these institutional purchasers are only permitted to purchase pharmaceuticals from selected preferred providers. After a bidding process, Shaanxi Pharmacy Holding, along with other two companies, were selected by the Ankang municipal government as preferred providers under the program. However, Shaanxi Pharmacy Holding is entitled to cover all counties and districts of Ankang City, and the other two providers only cover portions of Ankang City. This program is valid until 2020, and the participants are subject to an ongoing review of their qualifications by the local pharmaceutical supervision authority every three years till 2020.

Ankang Longevity Group

Ankang Longevity Group competes within its traditional Chinese medicinal products and Western medicine wholesale and retail business primarily against Ankang City Zhenning Chinese Medicine Decoction Pieces Co. Ltd. and Zhenping County Chinese Medicine Decoction Pieces Co. Ltd., which conduct their wholesale pharmaceuticals business in the Ankang area, but Ankang Longevity Group has greater revenues than any of its competitors; its two main competitors’ output value and sales combined are just one-third of Ankang Longevity Group’s. The Ankang Longevity Group has formed a new pharmaceutical company and chain of drug stores with two entities wholly owned by the state-owned Shaanxi Pharmaceutical Group that has resulted in a favorable market position in the Ankang area.

Numerous competitors nationwide, including Ankang City Zhenning Chinese Medicine Decoction Pieces Co. Ltd. and Zhenping County Chinese Medicine Decoction Pieces Co. Ltd., participate in the sale of Chinese medicinal herbs and Chinese medicine decoction pieces; among them are some high-profile and large-scale companies along with some companies that have huge production and storage capacity to influence the market price. Because we believe we can control the natural resources for producing selenium Chinese herbal medicines, the Group is especially focusing on those products in order to gain market share.

Zhisheng Group

There are dozens of companies planting and cultivating yew trees in China, some of which are large-scale companies. Shenyang Xincheng Garden Engineering Co., Ltd. is a large agricultural competitor whose main product is yew. Their nurseries have the most mature yew in northeast China, and the average age of their yew trees is more than eleven years old. Another competitor, Chongqing Jiangjin District Mansheng Agricultural Development Co., Ltd., has the biggest nursery for young plants in Southwest China. And Jingyin City Hengtu Town Green Industry Yew Base specializes in cultivating, planting, gardening, and technological development of yew. They were the first company to introduce taxus media yew trees in China.

Tenet-Jove

There are few viable competitors producing advanced technology textile products with health benefits like our Luobuma textile products. Principally, our competitors are those that market and sell traditional textile products, such as Luolai Home Textile Co., Fuanna Bedding and Furnishing Co., Ltd., Violet Home Textile Co., and Shuixing Home Textile Co., Ltd, as well as those companies that market and sell protective clothing, like Bauerfeind Sports and Albert Medical. Luobuma is native to China, thus our ability to source raw materials locally greatly enhances our competitive position in the Chinese market for high quality textile products with perceived health benefits.

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Chinese Laws and Regulations

Laws and Regulations in China Regarding Agriculture and Pharmaceutical Products and Distribution

Laws regulating pharmaceutical and healthcare products and agriculture cover a broad array of subjects. We must comply with numerous additional provincial and local laws relating to matters such as safe working conditions, manufacturing practices, environmental protection and fire hazard control. We believe we are in compliance with these laws and regulations in all material respects. We may be required to incur significant costs to comply with these laws and regulations. Unanticipated changes in existing regulatory requirements or adoption of new requirements could materially adversely affect our business, financial condition and results of operations.

Pharmaceutical Administration Law of The People’s Republic of China and its detailed implementation provisions

According to Pharmaceutical Administration Law of The People’s Republic of China effective on December 1, 2001, a Pharmaceutical Trade License is required in order to sell pharmaceutical products and a Pharmaceutical Manufacture License shall be obtained to manufacture pharmaceutical products. Our license currently expires in April 2019. The regulations indicate the specific procedure to obtain and maintain other licenses, packaging, price control, advertising and relevant penalty.

Notice on Supervision of Manufacture of Chinese Medicine in Pieces

According to Notice on Supervision of Manufacture of Chinese medicine in Pieces on February 1, 2008 and effective on June 1, 2008, companies processing raw Chinese medicine shall be a GMP certified company. Our GMP license currently expires on April 17, 2019.

Standards of Preparation for Chinese Medicine in Pieces

Shaanxi province has issued standards of preparation for Chinese Medicine in Pieces, which became effective on July 1, 2011. Our company is required to follow the procedures designated in the standards during the process of preparing the pieces of herbs.

Food Safety Law of the People’s Republic of China

The Food Safety Law of the People’s Republic of China as adopted at the 7th Session of the Standing Committee of the 11th National People’s Congress of the People’s Republic of China and effective on June 1, 2009, governs the food safety in food production and business operation activities. Pursuant to the Food Safety Law of the People’s Republic of China, food producers must establish an internal inspection and record system for raw materials and pre-delivery products, and food distributors must also establish internal systems to record and inspect food products procured from suppliers. In addition, any food additives that are not in the approved government catalog must not be used and no food products can be sold inspection-free.

Regulations on the Implementation of the Food Safety Law of the People’s Republic of China

The Regulations on the Implementation of the Food Safety Law of the People’s Republic of China as adopted at the 73rd Standing Committee Meeting of the State Council on July 8, 2009 and effective on July 20, 2009, are promulgated in accordance with the Food Safety Law of the People’s Republic of China. The Regulations require that the local People’s Government at or above the county level shall perform the responsibility specified in the Food Safety Law of the People’s Republic of China, improve the ability for supervision and administration of food safety, ensure supervision and administration of food safety; establish and improve the coordination mechanism between food safety regulatory authorities, integrate and improve the food safety information network, and realize the sharing of food safety and food inspection information and other technical resources.

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Law of the People’s Republic of China on Quality and Safety of Agricultural Products

The Law of the People’s Republic of China on Quality and Safety of Agricultural Products was adopted at the 21st Meeting of the Standing Committee of the Tenth National People’s Congress on April 29, 2006. This Law was enacted in order to ensure the quality and safety of agricultural products, maintain the health of the general public, and promote the development agriculture and rural economy. Pursuant to this Law, agricultural products distribution enterprises shall establish a sound system of inspection and acceptance for their purchases. In addition, agricultural products that fail to pass the inspection based on the quality and safety standards of agricultural products cannot be marketed.

Regulation on Product Advertisements and Promotion

Article 5 of the Provisions for Health Food Management provides that foods claimed to have health function shall be approved by the Chinese Ministry of Health. The developer or manufacturer shall submit an application to the provincial level health administrative departments where such developer or manufacturer is located. After preliminary examination and approval by Ministry of Health, the Ministry of Health may issue a health food license to the qualified health food. Under Article 21, the label and package insert of health foods shall conform to national standards and requirements and indicate, among other things, its function and suitable users; dosage and administration; storage methods; and active ingredients.

When promoting health foods, the advertisement of health food shall conform to the other regulations. Article 19 of The Advertisement Law of People’s Republic of China provides that “an advertisement for foods, alcoholic drinks or cosmetics must meet requirements for public health, and shall not employ medical jargon or terms liable to confuse them with pharmaceuticals.” In Interim Provisions on Health Food Advertisements Review, Article 4 provides that prior to advertising health foods, developers or manufacturers should first submit an application to the food and drug administration departments on the provincial, autonomous, municipal level under the Central Government. Article 8 provides that publicizing of health functions, active ingredients, content, suitable users, dosage in health food advertisements shall be subject to prior review of the package insert ratified by the food and drug administration departments in the State Council and cannot be changed without permission. Certain content may not appear in health food advertisements, including: a guarantee of its functions; exaggerated claims; jargon, mysterious terms and technical content; promises such as “safe” or “no side effects”; or comprehensive assessment information such as efficiency, cure rate, ranking and awards.

Laws and Regulations Regarding Promotion and Advertisement of Health Textiles

In The Model Code of Health Textiles, “health textiles” refer to textiles without toxic side effects that have far infrared functions, magnetic functions and/or antibacterial effects, and which aim at regulating the body, but not healing illnesses. The Code requires that the effect of health textiles cannot be exaggerated in any form of advertising.

In addition, the promotion of health textiles should comply with The Advertisement Law of People’s Republic of China. Where there are statements in an advertisement on the performance, place of origin, usage, quality, price, producer or manufacturer, or on the items, forms, quality, price and promise of service, such statements shall be clear and explicit.

Regulation on Product Liability

Manufacturers and vendors of defective products in the PRC may incur liability for losses and injuries caused by such products. Under the General Principles of the Civil Laws of the PRC, which became effective on January 1, 1987 and were amended on August 27, 2009, manufacturers or retailers of defective products that cause property damage or physical injury to any person will be subject to civil liability.

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In 1993, the General Principles of the PRC Civil Law were supplemented by the Product Quality Law of the PRC (as amended in 2000 and 2009) and the Law of the PRC on the Protection of the Rights and Interests of Consumers (as amended in 2009), which were enacted to protect the legitimate rights and interests of end-users and consumers and to strengthen the supervision and control of the quality of products. If our products are defective and cause any personal injuries or damage to assets, our customers have the right to claim compensation from us.

The PRC Tort Law was promulgated on December 26, 2009 and became effective from July 1, 2010. Under this law, a patient who suffers injury from a defective product can claim damages from either the hospital or medical institution or the manufacturer of the defective product. If our pharmaceutical products injure a patient, for example, and if the patient claims damages from the medical institution, the medical institution is entitled to claim repayment from us. Pursuant to the PRC Tort Law, where a personal injury is caused by a tort, the tortfeasor shall compensate the victim for the reasonable costs and expenses for treatment and rehabilitation, as well as death compensation and funeral costs and expenses if it causes the death of the victim. There is no cap on monetary damages the plaintiffs may seek under the PRC Tort Law.

Regulation of Work Safety

On June 29, 2002, the Work Safety Law of the PRC was adopted by the Standing Committee of the 9th National People’s Congress and came into effect on November 1, 2002, as amended on August 27, 2009. The Work Safety Law provides general work safety requirements for entities engaging in manufacturing and business activities within the PRC. Additionally, Regulation on Work Safety Licenses, as adopted by the State Council on January 7, 2004 and effective on January 13, 2004, requires enterprises engaging in the manufacture of dangerous chemicals to obtain a work safety license with a term of three years. If a work safety license needs to be extended, the enterprise must go through extension procedures with authorities three months prior to its expiration. In addition, on May 17, 2004, the Measures for Implementation of Work Safety Licenses of Dangerous Chemicals Production was promulgated as implementing measures to the Regulation on Work Safety Licenses which provides that entities producing dangerous chemicals are required to obtain work safety licenses pursuant to specific requirements. Without work safety licenses, no entity may engage in the formal manufacture of dangerous chemicals.

The Regulations on the Safety Administration of Dangerous Chemicals was promulgated by the State Council on January 26, 2002, and effective as of March 15, 2002. It sets forth general requirements for manufacturing and the storage of dangerous chemicals in China. The Regulations on the Safety Administration of Dangerous Chemicals requires that companies manufacturing dangerous chemicals establish and strengthen their internal regulations and rules on safety control and fulfill the national standards and other relevant provisions of the State. In addition, according to the Regulations on the Safety Administration of Dangerous Chemicals, companies that manufacture, store, transport or use dangerous chemicals shall be required to obtain corresponding approvals or licenses with the State Administration of Work Safety and its local branches and other proper authorities. Companies that manufacture or store dangerous chemicals without approval or registration with the proper authorities can be shut down, ordered to stop manufacturing or ordered to destroy the dangerous chemicals. Such companies can also be subject to fines. If criminal law is violated, the persons chiefly liable, along with other personnel directly responsible for such impropriety, shall be subject to relevant criminal liability.

Regulation of Foreign Currency Exchange

Foreign currency exchange in the PRC is governed by a series of regulations, including the Foreign Currency Administrative Rules (1996), as amended, and the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange (1996), as amended. Under these regulations, the Renminbi is freely convertible for trade and service-related foreign exchange transactions, but not for direct investment, loans or investments in securities outside the PRC without the prior approval of China’s State Administration of Foreign Exchange. Pursuant to the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange (1996), Foreign Investment Entities may purchase foreign exchange without the approval of the State Administration of Foreign Exchange for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange, subject to a cap approved by the State Administration of Foreign Exchange, to satisfy foreign exchange liabilities or to pay dividends. However, the relevant Chinese government authorities may limit or eliminate the ability of foreign investment entities to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside the PRC are still subject to limitations and require approvals from the State Administration of Foreign Exchange.

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China has allowed for a more market-based exchange rate to influence the valuation of the Renmenbi versus global currencies, and supported devaluation consistently over the seven months prior to the date of this prospectus. To the extent any of our future revenues are denominated in Renmenbi or other currencies other than the United States dollar, we would be subject to increased risks relating to foreign currency exchange rate fluctuations which could have a material adverse effect on our financial condition and operating results since operating results are reported in United States dollars and significant changes in the exchange rate could materially impact our reported earnings.

Regulation of Foreign Exchange in Certain Onshore and Offshore Transactions

In October 2005, the State Administration of Foreign Exchange issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Return Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, or the State Administration of Foreign Exchange Notice 75, which became effective as of November 1, 2005, and was further supplemented by three implementation notices issued by the State Administration of Foreign Exchange on November 24, 2005 May 29, 2007 and May 20, 2011, respectively. On July 4th, 2014, SAFE amended it as Circular 37 (i.e., SAFE Circular on Issues Relating to the Administration of Foreign Exchange in Offshore Investment and Financing and Round-trip Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies issued by SAFE on July 4, 2014). The State Administration of Foreign Exchange Circular states that PRC residents, whether natural or legal persons, must register with the relevant local State Administration of Foreign Exchange branch prior to establishing or taking control of an offshore entity established for the purpose of overseas equity financing involving onshore assets or equity interests held by them. The term “PRC legal person residents” as used in the State Administration of Foreign Exchange Circular 37 refers to those entities with legal person status or other economic organizations established within the territory of the PRC. The term “PRC natural person residents” as used in the State Administration of Foreign Exchange Circular 37 includes all PRC citizens and all other natural persons, including foreigners, who habitually reside in the PRC for economic benefit.

PRC residents are required to complete amended registrations with the local State Administration of Foreign Exchange branch upon: (i) injection of equity interests or assets of an onshore enterprise to the offshore entity, or (ii) subsequent overseas equity financing by such offshore entity. PRC residents are also required to complete amended registrations or filing with the local State Administration of Foreign Exchange branch within 30 days of any material change in the his shareholding or capital of the offshore entity, such as changes in share capital, share transfers and long-term equity or debt investments and merger and split activities.

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Regulation on Dividend Distributions

Our PRC subsidiaries are wholly foreign-owned and joint venture enterprises under the PRC law. The principal regulations governing the distribution of dividends paid by wholly foreign-owned enterprises include:

•	Corporate Law (1993), as amended in 2005 and 2013;

•	The Wholly Foreign-Owned Enterprise Law (1986), as amended in 2000;

•	The Wholly Foreign-Owned Enterprise Law Implementation Regulations (1990), as amended in 2001; and

•	The Enterprise Income Tax Law (2007) and its Implementation Regulations (2007).

Under these regulations, wholly foreign-owned and joint venture enterprises in China may pay dividends only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. In addition, an enterprise in China is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves until its cumulative total reserve funds reaches 50% of its registered capital. The board of directors of a wholly foreign-owned enterprise has the discretion to allocate a portion of its after-tax profits to its employee welfare and bonus funds. These reserve funds, however, may not be distributed as cash dividends.

On March 16, 2007, the National People’s Congress enacted the Enterprise Income Tax Law, and on December 6, 2007, the State Council issued the Implementation Regulations on the Enterprise Income Tax Law, both of which became effective on January 1, 2008. Under this law and its implementation regulations, dividends payable by a foreign-invested enterprise in the PRC to its foreign investor who is a non-resident enterprise will be subject to a 10% withholding tax, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a lower withholding tax rate.

M&A Rules and Regulation on Overseas Listings

On August 8, 2006, six PRC regulatory agencies, the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the SAFE, jointly adopted the Regulation on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which became effective on September 8, 2006. The M&A Rules purport, among other things, to require that offshore SPVs that are controlled by PRC companies or individuals and that have been formed for overseas listing purposes through acquisitions of PRC domestic interests held by such PRC companies or individuals, obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. On September 21, 2006, the CSRC published a notice on its official website specifying documents and materials required to be submitted to it by SPVs seeking CSRC approval of their overseas listings.

While the application of the M&A Rules remains unclear, our PRC counsel have advised us that, based on their understanding of the current PRC laws and regulations as well as the notice announced on September 21, 2006:

•	the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings such as our offering are subject to the CSRC approval procedures under the M&A Rules;

•	despite the lack of any definitive rule or interpretation from CSRC, the main purpose of the M&A rule is for national security and national industrial policy and so far none of the Chinese companies that have completed their public listing in the U.S. have obtained such approval; and

•	our Delaware company is not controlled by a Chinese citizen. Accordingly, although the purpose of Delaware incorporation is for overseas listing, the M&A rule should not apply to us.

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Our PRC counsel also advises us, however, that there is still uncertainty as to how the M&A Rules will be interpreted and implemented. If the CSRC or other PRC regulatory agencies, subsequently determine that CSRC approval was required for this offering, we may need to apply for remedial approval from the CSRC and we may be subject to penalties and administrative sanctions administered by these regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from this offering into the PRC, or take other actions that could materially adversely affect our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our common stock. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of shares of our common stock. Consequently, even though our PRC counsel believes the probability for the aforementioned actions is small, if you engage in market trading or other activities in anticipation of, and prior to, settlement and delivery, you do so at the risk settlement and delivery may not occur.

In addition, if the CSRC later requires that we obtain its approval for this offering, we may be unable to obtain a waiver of the CSRC approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding the CSRC approval requirements could have a material adverse effect on the trading price of our common stock.

Restriction on Foreign Ownership

The Foreign Investment Industrial Catalogue jointly issued by the Ministry of Commerce for the People’s Republic of China and the National Development and Reform Commission in 2011 classified various industries/business into three different categories: (i) encouraged for foreign investment; (ii) restricted to foreign investment; and (iii) prohibited from foreign investment. For any industry/business not covered by any of these three categories, they will be deemed industries/business permitted to have foreign investment. Except for those expressly provided restrictions, encouraged and permitted industries/business are usually 100% open to foreign investment and ownership. With regard to those industries/business restricted to or prohibited from foreign investment, there is always a limitation on foreign investment and ownership. The decoction business conducted by Ankang Longevity Group falls under the industry categories that are prohibited from foreign investment and thus is subject to limitation on foreign investment and ownership. None of the other business activities conducted by us fall under industry categories that are restricted to, or prohibited from foreign investment.

Regulations on Offshore Parent Holding Companies’ Direct Investment in and Loans to Their PRC Subsidiaries

An offshore company may invest equity in a PRC company, which will become the PRC subsidiary of the offshore holding company after investment. Such equity investment is subject to a series of laws and regulations generally applicable to any foreign-invested enterprise in China, which include the Wholly Foreign Owned Enterprise Law, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Contractual Joint Venture Enterprise Law, all as amended from time to time, and their respective implementing rules; the Tentative Provisions on the Foreign Exchange Registration Administration of Foreign-Invested Enterprise; and the Notice on Certain Matters Relating to the Change of Registered Capital of Foreign-Invested Enterprises.

Under the aforesaid laws and regulations, the increase of the registered capital of a foreign-invested enterprise is subject to the prior approval by the original approval authority of its establishment. In addition, the increase of registered capital and total investment amount shall both be registered with the State Administration for Industry and Commerce (“SAIC”) and SAFE.

Shareholder loans made by offshore parent holding companies to their PRC subsidiaries are regarded as foreign debts in China for regulatory purposes, which debts are subject to a number of PRC laws and regulations, including the PRC Foreign Exchange Administration Regulations, the Interim Measures on Administration on Foreign Debts, the Tentative Provisions on the Statistics Monitoring of Foreign Debts and its implementation rules, and the Administration Rules on the Settlement, Sale and Payment of Foreign Exchange.

Under these regulations, the shareholder loans made by offshore parent holding companies to their PRC subsidiaries shall be registered with SAFE. Furthermore, the total amount of foreign debts that can be incurred by such PRC subsidiaries, including any shareholder loans, shall not exceed the difference between the total investment amount and the registered capital amount of the PRC subsidiaries, both of which are subject to governmental approval.

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Regulations on Trademarks

Trademarks are protected by the PRC Trademark Law adopted in 1982, as subsequently amended, as well as the Implementation Regulations of the PRC Trademark Law adopted by the State Council in 2002 and 2013. The Trademark Office under the SAIC handles trademark registrations. Trademarks can be registered for a term of ten years and can be extended for another ten years if requested upon expiration of the first or any renewed ten-year term. The PRC Trademark Law has adopted a “first-to-file” principle with respect to trademark registration. Where a trademark for which a registration application has been made is identical or similar to another trademark which has already been registered or been subject to a preliminary examination and approval for use on the same type of or similar commodities or services, the application for such trademark registration may be rejected. Any person applying for the registration of a trademark may not prejudice the existing right first obtained by others, nor may any person register in advance a trademark that has already been used by another party and has already gained a “sufficient degree of reputation” through such other party’s use. Trademark license agreements must be filed with the Trademark Office or its regional offices.

Regulations on Patents

The PRC Patent Law provides for patentable inventions, utility models and designs, which must meet three conditions: novelty, inventiveness and practical applicability. The State Intellectual Property Office is responsible for examining and approving patent applications. A patent is valid for a term of twenty years in the case of an invention and a term of ten years in the case of utility models and designs. Presently the company has obtained a patent in the People’s Republic of China for Luobuma fiber yarn preparation and an application method (patent number: 201110429362.9), which patent is a critical patent used for our high-pressure steam degumming process project. The company also obtained the patents listed below in the People’s Republic of China, which patents have been suspended due to unintentional late payment of annual dues. The company is in the process of reinstating such suspended patents.

•	Luobuma fiber blending method (patent number: ZL 941120295)
•	Luobuma four-season mat (patent number: ZL 2004 2 0029462.8)
•	Far-infrared ceramic material (patent number: ZL 981261701)
•	Luobuma cotton terry blanket (patent number: ZL 2004 2 0029465.1)
•	40* fine Luobuma cloth (patent number: ZL 023381736)
•	Luobuma far-infrared healthcare socks with mineral Chinese medicine (patent number: ZL 2004 2 0029463.2)
•	Luobuma cushion with magnetic therapy (patent number: ZL 2004 2 0028883.9)
•	Heart-protecting card (patent number: ZL 2004 2 0028885.8)

PRC Enterprise Income Tax Law and Individual Income Tax Law

Under the Enterprise Income Tax Law or EIT Law, enterprises are classified as resident enterprises and non-resident enterprises. PRC resident enterprises typically pay an enterprise income tax at the rate of 25%. An enterprise established outside of the PRC with its “de facto management bodies” located within the PRC is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a PRC domestic enterprise for enterprise income tax purposes. The implementation rules of the EIT Law define “de facto management body” as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

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The SAT Circular 82 issued by the SAT in April 2009 provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled offshore incorporated enterprise is located in China. Pursuant to the SAT Circular 82, a PRC-controlled offshore incorporated enterprise has its “de facto management body” in China only if all of the following conditions are met: (a) the senior management and core management departments in charge of its daily operations function have their presence mainly in the PRC; (b) its financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (c) its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in the PRC; and (d) more than half of the enterprise’s directors or senior management with voting rights habitually reside in the PRC. The SAT Bulletin 45, in effect from September 2011, provides more guidance on the implementation of the SAT Circular 82 and provides for procedures and administration details on determining resident status and administration on post-determination matters. Although the SAT Circular 82 and the SAT Bulletin 45 only apply to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreign individuals, the determining criteria set forth there may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises or PRC enterprise groups or by PRC or foreign individuals.

Due to the lack of applicable legal precedents, it remains unclear how the PRC tax authorities will determine the PRC tax resident treatment of a foreign company controlled by individuals. We may be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders, and would have a material adverse effect on our results of operations and the value of your investment.

PRC Value Added Tax

Pursuant to the Provisional Regulation of China on Value Added Tax, all entities and individuals that are engaged in the businesses of sales of goods, provision of repair and placement services and importation of goods into China are generally subject to a VAT at a rate of 17% (with the exception of certain goods which are subject to a rate of 13%) of the gross sales proceeds received, less any VAT already paid or borne by the taxpayer on the goods or services purchased by it and utilized in the production of goods or provisions of services that have generated the gross sales proceeds.

PRC Business Tax

Companies in China are generally subject to business tax and related surcharges by various local tax authorities at rates ranging from 3% to 20% on revenue generated from providing services and revenue generated from the transfer of intangibles.

Employment Laws

In accordance with the PRC National Labor Law and the PRC Labor Contract Law, employers must execute written labor contracts with full-time employees in order to establish an employment relationship. All employers must compensate their employees equal to at least the local minimum wage standards. All employers are required to establish a system for labor safety and sanitation, strictly abide by state rules and standards and provide employees with appropriate workplace safety training. In addition, employers in China are obliged to pay contributions to the social insurance plan and the housing fund plan for employees.

We have not entered into employment agreements with any of our executive officers. We have contributed to the basic and minimum social insurance plan. While we believe we have made adequate provision of such outstanding amounts of contributions to such plans in our audited financial statements, any failure to make sufficient payments to such plans would be in violation of applicable PRC laws and regulations and, if we are found to be in violation of such laws and regulations, we could be required to make up the contributions for such plans as well as to pay late fees and fines.

Regulations on Environmental Protection

According to the Prevention and Control of Water Pollution Law, China adopted a licensing system for pollutant discharge. Companies directly or indirectly responsible for discharge of industrial waste water or medical sewage to waters shall be required to obtain a pollutant discharge license. All companies are prohibited from discharging wastewater and sewage to waters without or in violation of the terms of the pollutant discharge license.

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The Regulations on the Administration of Construction Projects Environmental Protection governs construction projects and the impact such projects will have on the environment. Pursuant to the Regulations on the Administration of Construction Projects Environmental Protection, the governing body is responsible for supervising the implementation of a three tiered system that includes (i) reviewing and approving a construction project, (ii) overseeing the construction project and (iii) to inspect the finished construction project and ensure that all harmful pollutants are disposed of correctly. Manufacturing companies are required to apply for inspection with environment protection authorities upon completion of a construction project.

Administrative Offices

The Company currently maintains offices at Room 3106, Building B, 39 East 3rd Ring Middle Road, Chaoyang District, Beijing, P.R. China, 100022, telephone number 86 105869-3011. These offices are owned by Tenet-Jove.

Employees

As of March 1, 2016, we employed a total of 389 full-time and no part-time employees in the following functions.

	Number of Employees
Department	March 1, 2016	June 30, 2015	June 30, 2014	June 30, 2013
Senior Management	28	28	28	26
Human Resource & Administration	23	23	22	15
Finance	34	34	32	22
Research & Development	16	15	15	12
Production & Procurement	142	142	140	146
Sales & Marketing	146	144	140	161
Total	389	386	377	383

Our employees are not represented by a labor organization or covered by a collective bargaining agreement. We have not experienced any work stoppages.

The Company plans to hire additional employees as required. Its management and employees enjoy both compensation and welfare benefits pursuant to Chinese laws. We are required under PRC law to make contributions to employee benefit plans at specified percentages of our after-tax profit. In addition, we are required by PRC law to cover employees in China with various types of social insurance. In 2015 and 2014, we contributed approximately $124,452 and $108,512, respectively, to employee social insurance. The effect on our liquidity by the payments for these contributions is immaterial. We believe that we are in material compliance with the relevant PRC employment laws.

Legal Proceedings

There are no material legal proceedings, regulatory inquiries or investigations pending or threatened against us.

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Use of Proceeds

After deducting offering fees and expenses payable by us, we expect to receive net proceeds of approximately $6,555,000 from this offering if the minimum offering is sold and approximately $8,415,000 if the maximum offering is sold. The net proceeds from this offering must be remitted to China before we will be able to use the funds to grow our business. The procedure to remit funds may take several months after completion of this offering, and we will be unable to use the funds in China until remittance is completed. See “Risk Factors –We must remit the offering proceeds to China before they may be used to benefit our business in China, and this process may take several of months to complete.”

Assuming completion of a minimum offering, we intend to use the net proceeds of this offering as follows after we complete the remittance process, and we have ordered the specific uses of proceeds in order of priority. We expect to devote any funds raised over the minimum offering amount to our high-pressure steam explosion degumming process project. Thus, if we sell the maximum number of shares offered in this offering, we expect that an additional $1.9 million would be devoted to the high-pressure steam explosion degumming process project and would decrease any planned debt financing for such project. Regardless of whether we raise the minimum or maximum offering amount, the Company may require bank debt to finance procurement of the land-use rights needed for such project. Based on the management estimation, the land value could support a bank loan of approximately RMB 30 million, or approximately $4.9 million.

Description of Use	Percentage of Net Proceeds	Amount if Minimum Shares Sold	Percentage of Net Proceeds	Amount if Maximum Shares Sold
Expansion of High-Pressure Steam Degumming Process Project	41%	2,650,000	54%	4,510,000
Development of Ziyang County, China Chinese herbal medicine farm and processing plants	16%	1,065,000	13%	1,065,000
Development of e-commerce platform	22%	1,420,000	17%	1,420,000
Personnel expenses, Sarbanes-Oxley compliance	5%	355,000	4%	355,000
Working capital	16%	1,065,000	12%	1,065,000
Total	100%	6,555,000	100%	8,415,000

Pending use of the net proceeds, we intend to invest our net proceeds in short-term, interest bearing, investment-grade obligations. These investments may have a material adverse effect on the U.S. federal income tax consequences of an investment in our shares of common stock. It is possible that we may become a passive foreign investment company for U.S. federal income taxpayers, which could result in negative tax consequences to you. These consequences are discussed in more detail in “Tax Matters Applicable to U.S. Holders of Our Common Stock.”

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Dividend Policy

We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the Board of Directors may deem relevant. Furthermore, our ability to pay dividends is limited by the Delaware General Corporation Law, which provides that a corporation may only pay dividends out of existing “surplus,” which is defined as the amount by which a corporation’s net assets exceeds its stated capital.

During the current fiscal year and the two most recent completed fiscal years, we did not declare or pay any cash dividends on our shares of common stock, and we do not expect to pay cash dividends in the foreseeable future. If we determine to pay dividends on any of our common stock in the future, as a holding company, we will be dependent principally on receipt of funds from our operating subsidiaries. Current PRC regulations permit our PRC subsidiaries to pay dividends to Shineco only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

In addition, pursuant to the EIT Law and its implementation rules, dividends generated after January 1, 2008 and distributed to us by our PRC subsidiaries are subject to withholding tax at a rate of 10% unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated.

Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE, by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations in China may be used to pay dividends to our company.

Exchange Rate Information

Our financial information is presented in U.S. dollars. Our functional currency is Renminbi (“RMB”), the currency of the PRC. Transactions which are denominated in currencies other than RMB are translated into RMB at the exchange rate quoted by the People’s Bank of China at the dates of the transactions. Exchange gains and losses resulting from transactions denominated in a currency other than the RMB are included in statements of operations as foreign currency transaction gains or losses. Our financial statements have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 52, “Foreign Currency Translation”, which was subsequently codified within ASC 830, “Foreign Currency Matters”. The financial information is first prepared in RMB and then is translated into U.S. dollars at period-end exchange rates as to assets and liabilities and average exchange rates as to revenue and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The effects of foreign currency translation adjustments are included as a component of accumulated other comprehensive income (loss) in shareholders’ equity. The relevant exchange rates are listed below:

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	December 31, 2015		June 30, 2015		June 30, 2014
US$:RMB exchange rate	Period End	$0.1541	Period End	$0.1638	Period End	$0.1625
	Average	$0.1565	Average	$0.1629	Average	$0.1628

We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange and through restrictions on foreign trade. We do not currently engage in currency hedging transactions.

The following table sets forth information concerning exchange rates between the RMB and the U.S. dollar for the periods indicated (www.oanda.com).

	Midpoint of Buy and Sell Prices for U.S. Dollar per RMB
Period	Period-End	Average	High	Low
2010	6.5916	6.7690	6.8344	6.5916
2011	6.3540	6.4633	6.6357	6.3318
2012	6.3090	6.3115	6.3862	6.2289
2013	6.1090	6.1938	6.3087	6.1084
2014	6.1484	6.1458	6.2080	6.0881
2015	6.4917	6.2288	6.4917	6.0933
May	6.1065	6.1013	6.1098	6.0933
June	6.1076	6.1109	6.1210	6.1036
July	6.2098	6.1136	6.2098	6.1047
August	6.3771	6.3333	6.4129	6.2096
September	6.3568	6.3685	6.3836	6.3559
October	6.3185	6.3503	6.3600	6.3185
November	6.3982	6.3703	6.3982	6.3181
December	6.4917	6.4509	6.4917	6.3980
2016
January	6.6058	6.5678	6.6058	6.5023
February	6.5543	6.5497	6.5854	6.5169
March (through March 15, 2016)	6.5137	6.5187	6.5543	6.4559

Over the past several years, the Renminbi has moved from a period of being tightly linked to the U.S. dollar to a period of revaluation and strengthening against the dollar. Since July 2015 the Renminbi has experienced a period of significant weakening against the U.S. dollar, as seen in the chart below.

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RMB:USD Exchange Rate

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Capitalization

The following table sets forth our capitalization as of February 29, 2016 on a pro forma as adjusted basis giving effect to the sale of the minimum and maximum offering at an assumed public offering price of $5.00 per share and to reflect the application of the proceeds after deducting the estimated underwriter fees.

You should read this table in conjunction with our financial statements and related notes appearing elsewhere in this prospectus and “Use of Proceeds” and “Description of Capital Stock.”

Maximum Offering (2,000,000 Shares of common stock)
U.S. Dollars

February 29, 2016

	As Reported	Pro Forma Adjusted for IPO (1)
Common Stock—Shares	19,320,882	21,320,882
Common Stock—Amount	$19,321	$21,321
Additional Paid-In Capital	$17,344,466	$25,757,466	(2)
Statutory Reserves	$3,290,887	$3,290,887
Retained Earnings	$29,312,710	$29,312,710
Accumulated Other Comprehensive Income	$(542,321)	$(542,321)
Total	$49,425,063	$57,840,063

Minimum Offering (1,600,000 Shares of common stock)
U.S. Dollars
February 29, 2016

	As Reported	Pro Forma Adjusted for IPO (1)
Common Stock—Shares	19,320,882	20,920,882
Common Stock—Amount	$19,321	$20,921
Additional Paid-In Capital	$17,344,466	$23,897,866	(2)
Statutory Reserves	$3,290,887	$3,290,887
Retained Earnings	$29,312,710	$29,312,710
Accumulated Other Comprehensive Income	$(542,321)	$(542,321)
Total	$49,425,063	$55,980,063

(1)	Gives effect to the sale of the minimum offering and the maximum offering, as applicable, at an assumed public offering price of $5.00 per share and to reflect the application of the proceeds after deducting our estimated offering expenses.

(2)

Pro forma adjusted for IPO additional paid in capital reflects the net proceeds we expect to receive, after deducting the underwriter commission, underwriter expense allowance and other expenses. In a maximum offering, we expect to receive net proceeds of approximately $8,415,000 ($10,000,000 offering, less placement commission of $700,000, advisory fee of $50,000 and offering expenses of approximately $835,000). In a minimum offering, we expect to receive net proceeds of approximately $6,555,000 ($8,000,000 offering, less placement commission of $560,000, advisory fee of $50,000 and offering expenses of approximately $835,000). For an itemization of an estimation of the total offering expenses, see “Expenses Relating to this Offering” beginning on page 97 of this prospectus.

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Dilution

If you invest in our common stock, your interest will be diluted to the extent of the difference between the initial public offering price per share and the pro forma net tangible book value per share after the offering. Dilution results from the fact that the per share offering price is substantially in excess of the book value per share attributable to the existing shareholders for our presently outstanding shares of common stock. Our net tangible book value attributable to shareholders at December 31, 2015 was $44,918,007 or approximately $2.32 per share. Net tangible book value per share as of December 31, 2015 represents the amount of total assets less intangible assets and total liabilities, divided by the number of shares of common stock outstanding.

If the minimum offering is sold, we will have 20,920,882 shares of common stock outstanding upon completion of the offering. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after December 31, 2015, will be approximately $51,473,007 or $2.46 per share. This would result in dilution to investors in this offering of approximately $2.54 per share or approximately 50.8% from the assumed offering price of $5.00 per share. Net tangible book value per share of common stock would increase to the benefit of present shareholders by $0.14 per share attributable to the purchase of the shares of common stock by investors in this offering.

If the maximum offering is sold, we will have 21,320,882 shares of common stock outstanding upon completion of the offering. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after December 31, 2015, will be approximately $53,333,007 or $2.50 per share. This would result in dilution to investors in this offering of approximately $2.50 per share or approximately 50.0% from the assumed offering price of $5.00 per share. Net tangible book value per share would increase to the benefit of present shareholders by $0.18 per share attributable to the purchase of the shares of common stock by investors in this offering.

The following table sets forth the estimated net tangible book value per share of common stock after the offering and the dilution to persons purchasing shares based on the foregoing minimum and maximum offering assumptions.

	Minimum Offering (1)	Maximum Offering (2)
Assumed offering price per share	$5.00	$5.00
Net tangible book value per share as of December 31, 2015	$2.32	$2.32
Increase per share attributable to payments by new investors	$0.14	$0.18
Pro forma net tangible book value per share after the offering	$2.46	$2.50
Dilution per share to new investors	$2.54	$2.50

(1)	Assumes gross proceeds from offering of 1,600,000 shares of common stock.
(2)	Assumes gross proceeds from offering of 2,000,000 shares of common stock.

A $1.00 increase (decrease) in the assumed public offering price of $5.00 per share would increase (decrease) our pro forma net tangible book value by approximately $1.6 million, our pro forma net tangible book value per share by approximately $0.21 and dilution per share to new investors by approximately $2.46, assuming the minimum offering.  A $1.00 increase (decrease) in the assumed public offering price of $5.00 per share would increase (decrease) our pro forma net tangible book value by approximately $2.0 million, our pro forma net tangible book value per share by approximately $0.26 and dilution per share to new investors by approximately $2.60, assuming the maximum offering.

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Post-Offering Ownership

The following chart illustrates our pro forma proportionate ownership, upon completion of the offering under alternative minimum and maximum offering assumptions, by present shareholders and investors in this offering, compared to the relative amounts paid by each. The charts reflect payment by present shareholders as of the date the consideration was received and by investors in this offering at the offering price without deduction of commissions or expenses. The charts assume no changes in net tangible book value other than those resulting from the offering.

	Shares Purchased		Total Consideration		Average Price
	Amount	Percent	Amount	Percent	Per Share
MINIMUM OFFERING
Existing shareholders	19,320,882	92.4%	$29,092.634	78.4%	$1.51
New investors	1,600,000	7.6%	$8,000,000	21.6%	$5.00
Total	20,920,882	100.0%	$37,092,634	100.0%	$1.77

	Shares Purchased		Total Consideration		Average Price
	Amount	Percent	Amount	Percent	Per Share
MAXIMUM OFFERING
Existing shareholders	19,320,882	90.6%	$29,092,634	74.4%	$1.51
New investors	2,000,000	9.4%	$10,000,000	25.6%	$5.00
Total	21,320,882	100.0%	$39,092,634	100.0%	$1.83

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our audited historical consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Business Overview

Shineco was incorporated in the State of Delaware on August 20, 1997. On December 30, 2004, the Company acquired all of the issued and outstanding shares of Tenet-Jove, a PRC company, in exchange for our restricted shares of common stock. Consequently, Tenet-Jove became our 100% owned subsidiary and its operating business became that of the Company. Tenet-Jove was incorporated on December 16, 2003 under the laws of China and was officially granted the status of a Wholly Foreign-Owned Entity (“WFOE”) by Chinese authorities on July 14, 2006. This transaction was accounted for as a recapitalization. Tenet-Jove owns a 90% interest of Tianjin Tenet Huatai Technological Development Co., Ltd. (“Tenet Huatai”). On June 9, 2005, we changed our name to Shineco, Inc.

On December 31, 2008, June 11, 2011 and May 24, 2012, respectively, Tenet-Jove entered into a series of contractual agreements with the owner of Ankang Longevity Pharmaceutical (Group) Co., Ltd. (“Ankang Longevity Group”), each of Yantai Zhisheng International Freight Forwarding Co., Ltd (“Zhisheng Freight”), Yantai Zhisheng International Trade Co., Ltd (“Zhisheng Trade”), Yantai Mouping District Zhisheng Agricultural Produce Cooperative (“Zhisheng Agricultural”) and Qingdao Zhihesheng Agricultural Produce Services., Ltd (“Qingdao Zhihesheng”). On February 24, 2014, Tenet-Jove also subsequently entered into the same series of contractual agreements with Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd (“Zhisheng Bio-Tech”), which is a new company incorporated in 2014. Zhisheng Bio-Tech, Zhisheng Freight, Zhisheng Trade, Zhisheng Agricultural, and Qingdao Zhihesheng are collectively referred to herein as “Zhisheng Group.” These agreements include an Executive Business Cooperation Agreement; Timely Reporting Agreement; Equity Interest Pledge Agreement and Executive Option Agreement.

Pursuant to these agreements, Tenet-Jove has the exclusive right to provide to Zhisheng Group and Ankang Longevity Group consulting services related to business operation and management. All these contractual agreements obligate Tenet-Jove to absorb a majority of the risk of loss from Zhisheng Group and Ankang Longevity Group’s activities and entitle Tenet-Jove to receive a majority of their residual returns. In essence, Tenet-Jove has gained effective control over Zhisheng Group and Ankang Longevity Group. Based on these contractual arrangements, we believe that Zhisheng Group and Ankang Longevity should be considered as Variable Interest Entities (“VIEs”) under the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 “Consolidation”. Accordingly, the accounts of these entities are consolidated with those of Tenet-Jove. We carry out all of our business in China through our PRC subsidiaries, VIE and VIE’s subsidiaries. Currently, we operate three main business segments: (i) Tenet-Jove is engaged in manufacturing and selling of Luobuma and related products, also known in Chinese as “Luobuma”, including therapeutic clothing and textile products made from Luobuma; (ii) Zhisheng Group is engaged in the business of planting, processing and distributing of green agricultural produce as well as providing domestic and international logistic services for agricultural products (“Agricultural Products”); (iii) Ankang Longevity develops and manufactures traditional Chinese herbal medicinal products as well as other retail pharmaceutical products. These different business activities and products can potentially be integrated and benefit from one and other.

Factors Affecting Financial Performance

We believe that the following factors will affect our financial performance:

Increasing demand for our products - The increasing demand for our Luobuma therapeutic products, our Chinese herbal medicinal products and our agricultural products, will have a positive impact on our financial position. We plan to develop new products and expand our distribution network as well as to grow our business through possible mergers and acquisitions of similar or synergetic businesses, all aimed at increasing awareness of our brand, developing customer loyalty, meeting customer demands in various markets and providing solid foundations for our continuous growth. We do not currently have any agreements, undertakings or understandings to acquire any such entity.

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Expansion of our sources of supply, production capacity and sales network- To meet the increasing demand for our products, we need to expand our sources of supply and production capacity. We plan to make capital improvements in our existing production facilities, which would improve both their efficiency and capacity. In the short-run, we intend to increase our investment in our reliable supply network, personnel training, information technology applications and logistic system upgrades. We also participated in two non-equity investment opportunities through a VIE, both of which are expected to provide us with new network and platforms.

Maintaining effective control of our costs and expenses -Successful cost control depends upon our ability to obtain and maintain adequate material supplies as required by our operations at competitive prices. We will focus on improving our long-term cost control strategies including establishing long-term alliances with certain suppliers to ensure adequate supply is maintained. We will carry forward the economies of scale and advantages from our nationwide distribution network and diversified offerings. Moreover, we will step up our efforts in higher value added products of Luobuma by using an exclusive and patented technology, to optimize quality management, procurement processes and cost control, and give full play to the strong production capacity and trustworthy sales teams to maximize our profit and bring better long-term return for our shareholders.

Economic and Political Risks

Our operations are conducted primarily in the PRC. Accordingly, our business, financial conditions and results may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

Our operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks with, among others, the political, economic and legal environment and foreign currency exchange. Our Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversions, remittances abroad, and rates and methods of taxation, among other things.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures in the financial statements. Critical accounting policies are those accounting policies that may be material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change, and that have a material impact on financial condition or operating performance. While we base our estimates and judgments on our experience and on various other factors that we believe to be reasonable under the circumstances, actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies used in the preparation of our financial statements require significant judgments and estimates. For additional information relating to these and other accounting policies, see Note 2 to our consolidated financial statements included elsewhere in this prospectus.

Consolidation of Variable Interest Entities

In accordance with accounting standards regarding consolidation of VIEs, VIEs are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision-making ability. All VIEs with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary is required to consolidate the VIE for financial reporting purposes.

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Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements as well as the reported amounts of revenue and expenses during the reporting period. Significant estimates required to be made by management include, but are not limited to, useful lives of property, plant, and equipment, intangible assets, the recoverability of long-lived assets and the valuation of accounts receivable, deferred tax assets, accrued expenses and taxes payable and inventories. Actual results could differ from those estimates

Inventories

Inventories, which are stated at the lower of cost or current market value, consisting of raw materials, work-in-progress, finished goods related to the Company’s products. Cost is determined using the first in first out (“FIFO”) method. Market is the lower of replacement cost or net realizable value. Agricultural products that the Company farms are recorded at cost, which includes direct costs such as seed selection, fertilizer, labor cost and contract fee that are spent in growing agricultural products on the leased farmland, and indirect costs which include amortization of prepayment of farmland lease fee and farmland development cost. All the costs are accumulated until the time of harvest and then allocated to harvested crops costs when they are sold. The Company periodically evaluates its inventory and records inventory reserve for certain inventories that may not be saleable.

Revenue Recognition

The Company recognizes revenue from sales of Luobuma products, Chinese medicinal herbal products and agricultural products, as well as providing logistic service and other processing service to external customers. The Company recognizes revenue under FASB Codification Topic 605 (ASC Topic 605). Pursuant to this guidance, revenue is recognized when all of the following have occurred: (i) there is persuasive evidence of an arrangement with a customer, (ii) delivery has occurred or services have been rendered, and (iii) the Company’s collection of such fees is reasonable assured. These criteria, as related to the Company’s revenue, are considered to have been met as follows:

Sales of products: the Company recognizes revenue on sale of products when the goods are delivered and title to the goods passes to the customer provided that there are no uncertainties regarding customer acceptance; persuasive evidence of the an arrangement exists; the sales price is fixed and determinable; and collectability is deemed probable.

Revenue from the Rendering of Services: Revenue from international freight forwarding, domestic air and overland freight forwarding services are recognized upon performance of services as stipulated in the underlying contract or when commodities are being released from the customer’s warehouse.

Fair Value of Financial Instruments

The Company adopted the provisions of ASC 820, “Fair Value Measurements and Disclosures.” ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

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Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The carrying value of accounts receivable, other current assets and prepaid expenses, short term loans, other payables and accrued expenses approximate their fair values because of the short-term nature of these instruments. The fair values of investments in unconsolidated entities are estimated based on valuation techniques using the best information available, including market comparables (Level 2 inputs) and discounted cash flow projections using investment income (Level 3 inputs). The fair values of such investments exceed their carrying amounts.

Equity Investment

An investment in which the Company has the ability to exercise significant influence, but does not have a controlling interest, is accounted for using the equity method. Significant influence is generally considered to exist when the Company has an ownership interest in the voting stock between 20% and 50%, and other factors, such as representation on the Board of Directors, voting rights and the impact of commercial arrangements, are considered in determining whether the equity method of accounting is appropriate.

Results of Operations for the Six Months Ended December 31, 2015 and 2014

Overview

The following table summarizes our results of operations for the six months ended December 31, 2015 and 2014.

	Six Months End December 31,		Variance
	2015	2014	Amount	%
Revenue	$19,410,917	$17,620,349	$1,790,568	10.16%
Cost of revenue	12,678,680	11,661,819	1,016,861	8.72%
Gross profit	6,732,237	5,958,530	773,707	12.98%
General and administrative expense	934,421	1,055,996	(121,575)	(11.51)%
Selling and distribution expense	1,001,947	735,058	266,889	36.31%
Income from operations	4,795,869	4,167,476	628,393	15.08%
Income from equity method investments	936,360	994,501	(58,141)	(5.85)%
Other income (loss)	53,236	(1,064)	54,300	(5103.38)%
Interest expense	(71,913)	24,554	(96,467)	(392.88)%
Income before income taxes	5,713,552	5,185,467	528,085	10.18%
Income tax expenses	626,887	632,792	(5,905)	(0.93)%
Net income	$5,086,665	$4,552,675	$533,990	11.73%
Comprehensive income (loss)	$2,251,218	$4,596,141	$(2,344,923)	(51.02)%

Revenue

Currently, we have three types of revenue streams deriving from our three major business segments: First, developing, manufacturing and distributing specialized fabrics, textiles and other by-products derived from an indigenous Chinese plant Apocynum Venetum, known in Chinese as “Luobuma” or “Bluish Dogbane.” This segment is channeled through our directly owned subsidiary, Tenet-Jove. Second, processing and distributing traditional Chinese herbal medicine products as well as other pharmaceutical products. This segment is conducted by our Ankang Longevity Group VIEs. And third, planting, processing and distributing green and organic agricultural produce as well as growing and cultivation of yew trees. This segment is conducted through our VIEs, the Zhisheng Group.

The following table sets forth the breakdown of our revenue for the six months ended December 31, 2015 and 2014, respectively:

	Six Months Ended December 31,				Variance
	2015	%	2014	%	Amount	%
Sales of Luobuma products	$2,446,684	12.60%	$1,502,465	8.53%	$944,219	62.84%
Sales of Chinese medicinal herbal products	7,264,849	37.43%	7,057,616	40.05%	207,233	2.94%
Sales of other agricultural products	9,699,384	49.97%	9,060,268	51.42%	639,116	7.05%
Total Amount	$19,410,917	100.00%	$17,620,349	100.00%	$1,790,568	10.16%

For the six months ended December 31, 2015 and 2014, revenue from sales of Luobuma products was $2,446,684 and $1,502,465 respectively, which represented an increase of $944,219 or 62.84%. The increase of revenue from this segment was primarily due to increased sale of our health awareness related products.

For the six months ended December 31 2015 and 2014, revenue from sales of Chinese medicinal herbal products was $7,264,849 and $7,057,616, respectively, representing an increase of $207,233 or 2.94%. The increase was primarily due to the fact that we fulfilled more sales orders for the period ended December 31, 2015 than the same period in 2014

For the six months ended December 31, 2015 and 2014, revenue from other agricultural products was $9,699,384 and $9,060,268, respectively, representing an increase of $639,116 or 7.05%. The increase was mainly attributable to the slight increase in sales price of yew trees.

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Cost of Revenue

The following table sets forth the breakdown of our cost of revenue for the six months ended December 31, 2015 and 2014, respectively:

	Six Months Ended December 31,				Variance
	2015	%	2014	%	Amount	%
Sales of Luobuma products	$1,146,076	9.07%	$501,468	4.31%	$644,608	128.54%
Sales of Chinese medicinal herbal products	5,483,293	43.38%	5,354,074	46.05%	129,219	2.41%
Sales of other agricultural products	6,010,745	47.55%	5,771,354	49.64%	239,391	4.15%
Total Amount	$12,640,114	100.00%	$11,626,896	100.00%	$1,013,218	8.71%

For the six months ended December 31, 2015 and 2014, cost of revenue from sales of our Luobuma products were $1,146,076 and $501,468, respectively, representing an increase of $644,608 or 128.54%. The percentage of the increase in cost of revenue was higher than the increase in sales during this period, primarily due to the higher raw material and labor costs we incurred in 2015 as compared with those in the corresponding period in 2014.

For the six months ended December 31, 2015 and 2014, cost of revenue from sales of Chinese medicinal herbal products were $5,483,293 and $5,354,074, respectively, representing an increase of $129,219 or 2.41%. The percentage of the increase in costs is proportional to the percentage of the increase in sales due to the stable gross margin of our Chinese medicine herbal products.

For the six months ended December 31, 2015 and 2014, cost of revenue from sales of other agricultural products was $6,010,745 and $5,771,354, respectively, representing an increase of $239,391 or 4.15%. The percentage of the increase in costs is proportional to the percentage of the increase in sales due to the stable gross margin of those products.

Gross Profit

The following table sets forth the breakdown of our gross profit for the six months ended December 31, 2015 and 2014, respectively:

	Six Months Ended December 31,				Variance
	2015	%	2014	%	Amount	%
Sales of Luobuma products	$1,289,180	19.15%	$995,946	16.71%	$293,234	29.44%
Sales of Chinese medicinal herbal products	1,754,418	26.06%	1,673,684	28.09%	80,734	4.82%
Sales of other agricultural products	3,688,639	54.79%	3,288,900	55.20%	399,739	12.15%
Total Amount	$6,732,237	100.00%	$5,958,530	100.00%	$773,707	12.98%

Gross profit from Luobuma product sales increased by $293,234 or 29.44% for the six months ended December 31, 2015 as compared to the same period of 2014. The increase was primarily due to an increase in sales volume resulting from sale of health products and sales expansion from our self-operated online E-commerce platform on Alibaba and JD.com. We expect a higher profit in this segment in the future with increasing sales through the online sales platform, and with new technology aiming to lower the costs of our products.

Gross profit from sales of Chinese herbal products increased by $80,734 or 4.82% for the six months ended December 31, 2015 as compared to the same period of 2014. The increase is consistent with our slightly increased sales with a stable gross profit margin.

Gross profit from sales of other agricultural products increased by $399,739 or 12.15% for the six months ended December 31, 2015 as compared to the same period of 2014. The increase in gross profit was primarily a result of combination of increased sales volume and higher selling prices as compared to the same period of the prior year.

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Expenses

The following table sets forth the breakdown of our operating expenses for the six months ended December 31, 2015 and 2014, respectively:

	Six Months Ended December 31,,				Variance
	2015	%	2014	%	Amount	%
General and administrative expenses	$934,421	48.26%	$1,055,996	58.96%	$(121,575)	(11.51)%
Selling and distribution expense	1,001,947	51.74%	735,058	41.04%	266,889	36.31%
Total Amount	$1,936,368	100.00%	$1,791,054	100.00%	$145,314	8.11%

General and Administrative Expenses

For the six months ended December 31, 2015, our general and administrative expenses were $934,421, representing a decrease of $121,575 or 11.51%, as compared to the same period of 2014. The decrease was primarily attributable to the strategic shift from fruits and vegetables sales to sales of yew trees operated by Zhisheng Group. We saved some operating costs by eliminating certain products that no longer generate profits, although certain savings were offset by increased legal, accounting fees and consulting fees in connection with our initial public offering.

Selling and Distribution Expense

For the six months ended December 31, 2015, our selling and distribution expenses were $1,001,947, representing an increase of $266,889 or 36.31%, as compared to the same period of 2014. The increase was primarily due to increased advertising expenses incurred for our Qingdao Zhihesheng operations.

Income from Equity Method Investments

On September 27, 2012, Ankang Longevity Group entered into two equity investment agreements with a third party, Shaanxi Pharmaceutical Group Pai’ang Medicine Co. Ltd. (“Shaanxi Pharmaceutical Group”), a Chinese state-owned pharmaceutical enterprise, to invest a total of RMB 6.8 million (approximately $1.1 million) to form a joint venture pharmacy retail company called Shaanxi Pharmaceutical Sunsimiao Drugstores Ankang Retail Chain Co., Ltd. (“Sunsimiao Drugstores”), and a joint venture pharmaceutical wholesale distribution company named Shaanxi Pharmaceutical Holding Group Longevity Pharmacy Co., Ltd. (“Shaanxi Longevity Pharmacy”). Ankang Longevity Group obtained a 49% interest in each of these two new joint venture companies. These two joint ventures are formed as new business entities to collaborate with Shaanxi Pharmaceutical Group to expand sales to regional hospitals and clinics and to establish the presence of retail pharmacies under the brand name “Sunsimiao”. These two companies started business operations in May 2013. The investments were accounted for using the equity method because Ankang Longevity Group has significant influence over, but not control of, these two entities. Accordingly, we recorded a net investment income of $359,665 and $344,101 from these equity method investments for the six months ended December 31, 2015 and 2014, respectively.

In September 2013, Ankang Longevity Group entered into a supplemental agreement with Shaanxi Pharmaceutical Group. According to the supplemental agreement, the new joint-venture companies established by Shaanxi Pharmaceutical and Ankang Longevity Group are required to exclusively purchase certain raw materials and drug products from Shaanxi Pharmaceutical Group. In return, Shaanxi Pharmaceutical Group has agreed to compensate Ankang Longevity Group with a preferred distribution equal to 7% of the total purchases made from Shaanxi Pharmaceutical Group. For the six months ended December 31, 2015, a total income of $576,700 was recognized by Ankang Longevity Group from this supplemental agreement, compared to $650,400 in the same period in 2014 when the joint venture started to operate. In October 2015, Ankang Longevity Group received investment income of RMB 5.0 million (approximately $0.79 million) from Shaanxi Pharmaceutical Group.

Interest Expense

For the six months ended December 31, 2015, our net interest expense was $71,913 as compared to interest income of $24,554 in the same period of 2014. The increase in net interest expense was attributable to the fact that more short-term loans were borrowed in the six months ended December 31, 2015 than in the same period of 2014.

Income Tax Expenses

For the six months ended December 31, 2015 and 2014, our income tax expenses decrease by 1% from $632,792 for the six months ended December 31, 2014 to $626,887 for the six months ended December 31, 2015. The decrease in income tax expense was primarily because a higher percentage of net income was contributed by our agricultural segment which was exempt from enterprise income tax according to Chinese tax regulations.

Net Income

Our net income increased by $533,990 or 11.73% for the six months ended December 31, 2015 as compared to the same period of 2014. The increase in our net income was in proportion to the percentage of increase in our gross profits.

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Liquidity and Capital Resources

We currently finance our business operations primarily through cash provided by operating activities, shareholder contributions and bank loans. Our current cash primarily consists of cash on hand, which is unrestricted as to withdrawal and use and is deposited with banks in China.

As of December 31, 2015 and June 30, 2015, we possessed cash of $14,784,140 and $6,056,105, respectively. Management believes that our current cash, cash flows provided by operating activities and access to loans will be sufficient to meet our working capital needs for at least the next 12 months. We intend to continue to carefully execute our growth plans and manage market risk.

Treasury Policies

We have established treasury policies with the objectives of achieving effective control of treasury operations and of lowering cost of funds. Therefore, funding for all operations and foreign exchange exposure have been centrally reviewed and monitored from the top level. To manage our exposure to fluctuations in exchange rates and interest rates on specific transactions and foreign currency borrowings, currency structured instruments and other appropriate financial instruments will be used to hedge material exposure, if any.

Our policy precludes us from entering into any derivative contracts purely for speculative activities. Through our treasury policies, we aim to:

(a) Minimize interest risk

This is accomplished by loan re-financing and negotiation. We will continue to closely monitor the total loan portfolio and compare the loan margin spread under our existing agreements against the current borrowing interest rates under different currencies and new offers from banks.

(b) Minimize currency risk

In view of the current volatile currency market, we will closely monitor the foreign currency borrowings at company level. As of December 31, 2015 and June 30, 2015, we do not engage in any foreign currency borrowings or loan contracts.

Working Capital

The following table provides the information about our working capital at December 31, 2015 and June 30, 2015:

	December 31, 2015	June 30, 2015

Current Assets	$32,925,813	$28,255,871
Current Liabilities	6,740,353	5,922,826
Working Capital	$26,185,460	$22,333,045

The working capital increased by $3,852,415 or 17.25% from June 30, 2015 to December 31, 2015, primarily as a result of an increase in cash due to better operating results during the six months ended December 31, 2015. We believe that we currently have sufficient working capital to run our business.

As of December 31, 2015 and June 30, 2015, other major components of our working capital included inventory and accounts receivable. Our inventory balance decreased by 17.75% or $1,473,480 as of December 31, 2015 from $8,302,297 to $6,828,817 as of June 30, 2015, which was mainly due to the decreased work in process of yew trees. The average inventory turnover days of finished goods in our industry ranges from 40 days to 60 days. Our inventory turnover days for raw materials and finished goods were around the industry average, because we tried to manage and control our inventory stockpile.

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The accounts receivable, including accounts receivable from unconsolidated entities, as of December 31, 2015 were $6,820,041, a decrease of approximately 6.42% from $7,288,042 as of June 30 2015, mainly due to higher turnover of yew trees sales, partly offset by an increase in the profit distribution due from Shaanxi Pharmaceutical Group of Ankang Longevity Medicine. The turnover days of trade receivables were 37.7 days for the six months ended December 31, 2015, compared to 39.5 days in the corresponding period last period, comparing to the average turnover days of accounts receivable in our industry of approximately 40 days. As of December 31, 2015, about 66% of our outstanding account receivables were aged within 90 days, which was in compliance with our credit terms.

Capital Commitments and Contingencies

Capital commitments refer to the allocation of funds for a possible liability in the near future arising out of capital expenditures. Contingency refers to a condition that arises from past transactions or events, the outcome of which will be confirmed only by the occurrence or non-occurrence of uncertain futures events.

As of December 31, 2015 and June 30, 2015 we had no material capital commitment or contingent liabilities.

Cash Flows

The following table provides detailed information about our net cash flows for the six months ended December 31, 2015 and 2014.

	For the six months ended December 31,
	2015	2014

Net cash provided by operating activities	$9,454,722	$4,576,688
Net cash provided by investing activities	81,871	85,885
Net cash provided by (used in) financing activities	(223,527)	927,633
Effect of exchange rate changes on cash	(585,031)	567
Net increase in cash	8,728,035	5,590,773
Cash, beginning of period	6,056,105	3,089,845
Cash, end of period	$14,784,140	$8,680,618

Operating Activities

For the six months ended December 31, 2015, net cash provided by operating activities amounted to $9,454,722, as opposed to net cash provided by operating activities of $4,576,688 for the same period of 2014. The change in cash provided by operating activities period over period is primarily attributable to:

1)	an increase of $2,585,434 in account receivable due to higher sales turnover;
2)	an increase of $2,139,250 in inventories as we managed to increase our sales by selling our finished goods more quickly;

Investing Activities

For the six months ended December 31, 2015, net cash provided by investing activities amounted to $81,871 as compared to net cash provided in investing activities of $85,885 for the same period of 2014. It keeps flat between comparative periods.

Financing Activities

For the six months ended December 31, 2015, net cash used in financing activities amounted to $223,527, as opposed to net cash provided by financing activities of $927,633 for the same period of 2014. The decrease of $1,151,160 in net cash provided by financing activities was primarily due a net repayment of short-term bank loans of $423,141 for the six months ended December 31, 2015 as compared to additional short-term bank loan of $718,692 borrowed for the same period of 2014.

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Results of Operations for the Years Ended June 30, 2015 and 2014

Overview

The following table summarizes our results of operations for the twelve months ended June 30, 2015 and 2014.

	Twelve Months Ended June 30,		Variance
	2015	2014	Amount	%
Revenue	$32,630,502	$31,289,822	$1,340,680	4.28%
Cost of revenue	22,282,995	21,697,073	585,922	2.70%
Gross profit	10,347,507	9,592,749	754,758	7.87%
General and administrative expense	2,160,666	1,637,801	522,865	31.92%
Selling and distribution expense	1,684,423	847,191	837,232	98.82%
Income from operations	6,502,418	7,107,757	(605,339)	(8.52)%
Income from equity method investments	1,788,288	1,823,187	(34,899)	(1.91)%
Other income	231,908	181,279	50,629	27.93%
Interest income (expense)	42,502	(133,413)	175,915	(131.86)%
Income before income taxes	8,565,116	8,978,810	(413,694)	(4.61)%
Income tax expenses	1,124,716	1,010,516	114,200	11.30%
Net income	$7,440,400	$7,968,294	$(527,894)	(6.62)%
Comprehensive income	$7,746,808	$8,222,628	$(475,820)	(5.79)%

Revenue

Currently, we have three types of revenue streams deriving from our three major business segments: First, developing, manufacturing and distributing specialized fabrics, textiles and other by-products derived from an indigenous Chinese plant Apocynum Venetum, known in Chinese as “Luobuma” or “Bluish Dogbane.” This segment is channeled through our directly owned subsidiary, Tenet-Jove. Second, processing and distributing traditional Chinese herbal medicine products as well as other pharmaceutical products. This segment is conducted by our Ankang Longevity Group VIEs. And third, planting, processing and distributing green and organic agricultural produce as well as growing and cultivation of yew trees. This segment is conducted through our VIEs, the Zhisheng Group.

The following table sets forth the breakdown of our revenue for the twelve months ended June 30, 2015 and 2014, respectively:

	Twelve Months Ended June 30,				Variance
	2015	%	2014	%	Amount	%
Sales of Luobuma products	$3,530,807	10.82%	$2,596,170	8.30%	$934,637	36.00%
Sales of Chinese medicinal herbal products	13,858,949	42.47%	13,055,161	41.72%	803,788	6.16%
Sales of other agricultural products	15,240,746	46.71%	15,638,491	49.98%	(397,745)	(2.54)%
Total Amount	$32,630,502	100.00%	$31,289,822	100.00%	$1,340,680	4.28%

For the years ended June 30, 2015 and 2014, revenue from sales of Luobuma products was $3,530,807 and $2,596,170 respectively, which represented an increase of $934,637 or 36.00%. The increase of revenue from this segment was primarily due to increased sale of health care products. Meanwhile, the increase of revenue resulted from use of an online marketing platform that we operated on Alibaba and JD.com, which began the first quarter of fiscal year 2014.

For the years ended June 30, 2015 and 2014, revenue from sales of Chinese medicinal herbal products was $13,858,949 and $13,055,161, respectively, representing an increase of $803,788 or 6.16%. The increase was primarily due to more sales orders executed for the year ended June 30, 2015.

For the years ended June 30, 2015 and 2014, revenue from other agricultural products was $15,240,746 and $15,638,491, respectively, representing a decrease of $397,745 or 2.54%. The decrease was primarily due to decreasing sales of agricultural products provided from the Zhisheng Group for the year ended June 30, 2015, partially offset by increased sale of yew trees and increased sale of logistic services for agricultural products. The decreasing green vegetable and fruit sales were largely the result of a strategic shift from fruits and vegetables sales to sales of yew trees and, to a lesser extent, a general economic slow-down. We anticipate fruits and vegetables sales will continue to decline. Meanwhile, we have been shifting our focus to plant and grow more yew trees since November 2013, which have higher margin and less competition than other products in this segment. As yew trees need time to grow, revenue has grown steadily from the second half of 2014.

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Cost of Revenue

The following table sets forth the breakdown of our cost of revenue for the twelve months ended June 30, 2015 and 2014, respectively:

	Twelve Months Ended June 30,				Variance
	2015	%	2014	%	Amount	%
Sales of Luobuma products	$1,349,520	6.08%	$1,050,770	4.86%	$298,750	28.43%
Sales of Chinese medicinal herbal products	10,982,826	49.46%	10,218,847	47.27%	763,979	7.48%
Sales of other agricultural products	9,872,387	44.46%	10,346,701	47.87%	(474,314)	(4.58)%
Total Amount	$22,204,733	100.00%	$21,616,318	100.00%	$588,415	2.72%

For the years ended June 30, 2015 and 2014, cost of revenue from sales of our Luobuma products were $1,349,520 and $1,050,770, respectively, representing an increase of $298,750 or 28.43%. The percentage of the increase in cost of revenue was lower than the increase in sales during this period, primarily due to an increased percentage of higher-margin products with new technology used for our products.

For the years ended June 30, 2015 and 2014, cost of revenue from sales of Chinese medicinal herbal products were $10,982,826 and $10,218,847, respectively, representing an increase of $763,979 or 7.48%. The percentage of the increase in costs is proportional to the percentage of the increase in sales due to the stable gross margin of our Chinese medicine herbal products.

For the years ended June 30, 2015 and 2014, cost of revenue from sales of other agricultural products was $9,872,387 and $10,346,701, respectively, representing a decrease of $474,314 or 4.58%. The decrease in cost of revenue was due mainly to the fact that costs of planting and growing yew trees are relatively cheaper with an increasingly larger planting area.

Gross Profit

The following table sets forth the breakdown of our gross profit for the twelve months ended June 30, 2015 and 2014, respectively:

	Twelve Months Ended June 30,				Variance
	2015	%	2014	%	Amount	%
Sales of Luobuma products	$2,168,663	20.96%	$1,530,961	15.96%	$637,702	41.65%
Sales of Chinese medicinal herbal products	2,810,499	27.16%	2,772,058	28.90%	38,441	1.39%
Sales of other agricultural products	5,368,345	51.88%	5,289,730	55.14%	78,615	1.49%
Total Amount	$10,347,507	100.00%	$9,592,749	100.00%	$754,758	7.87%

Gross profit from Luobuma product sales increased by $637,702 for the year ended June 30, 2015 as compared to the same period of 2014. The increase was primarily due to an increase in sales volume resulting from the sale of health products and sales expansion from our self-operated online marketing sales platform on Alibaba and JD.com since the first quarter of fiscal year 2014. We expect a higher profit in this segment in the future with increasing sales on the online sales platform, and with new technology lowering the costs of our products.

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Gross profit from sales of Chinese herbal products increased by $38,441 for the year ended June 30, 2015 as compared to the same period of 2014. As mentioned above, the increase was primarily due to more sales orders executed for the year ended June 30, 2015 with a stable gross profit margin.

Gross profit from sales of other agricultural products increased by $78,615 or 1.49% for the year ended June 30, 2015 as compared to the same period of 2014. The comparatively bigger percentage of increase in gross profit was due to our increasing sales of yew trees, which have a much higher profit margin than our traditional vegetable and fruit products.

Expenses

The following table sets forth the breakdown of our operating expenses for the twelve months ended June 30, 2015 and 2014, respectively:

	Twelve Months Ended June 30,				Variance
	2015	%	2014	%	Amount	%
General and administrative expenses	$2,160,666	56.19%	$1,637,801	65.91%	$522,865	31.92%
Selling and distribution expense	1,684,423	43.81%	847,191	34.09%	837,232	98.82%
Total Amount	$3,845,089	100.00%	$2,484,992	100.00%	$1,360,097	54.73%

General and Administrative Expenses

For the year ended June 30, 2015, our general and administrative expenses were $2,160,666, representing an increase of $522,865, as compared to the same period of 2014. The increase was primarily attributable to impairment of investment in Tianjin Ou Feng Biotechnology Co., Ltd (“Tianjin Ou’Feng”). In addition, the increase was due to legal fees and consulting fees in connection with our initial public offering, resulting in higher general and administrative expenses in 2015 as compared the same period in 2014.

Selling and Distribution Expense

For the year ended June 30, 2015, our selling and distribution expenses were $1,684,423, representing an increase of $837,232 or 98.82% as compared to the same period of 2014. The increase was primarily due to increased salary expense since the foundation of e-commerce department of Tenet-Jove in February 2014. The new department was mainly responsible for product promotion and sales on online platforms such as Alibaba and JD.com. Meanwhile, Qingdao Zhihesheng entered an advertising agreement in April, 2015, resulting in higher selling and distribution expenses in 2015 as compared the same period in 2014.

Income from Equity Method Investments

On September 27, 2012, Ankang Longevity Group entered into two equity investment agreements with a third party, Shaanxi Pharmaceutical Group Pai’ang Medicine Co. Ltd. (“Shaanxi Pharmaceutical Group”), a Chinese state-owned pharmaceutical enterprise, to invest a total of RMB 6.8 million (approximately $1.1 million) to form a joint venture pharmacy retail company called Shaanxi Pharmaceutical Sunsimiao Drugstores Ankang Retail Chain Co., Ltd. (“Sunsimiao Drugstores”), and a joint venture pharmaceutical wholesale distribution company named Shaanxi Pharmaceutical Holding Group Longevity Pharmacy Co., Ltd. (“Shaanxi Longevity Pharmacy”). Ankang Longevity Group obtained a 49% interest in each of these two new joint venture companies. These two joint ventures are formed as new business entities to collaborate with Shaanxi Pharmaceutical Group to expand sales to regional hospitals and clinics and to establish the presence of retail pharmacies under the brand name “Sunsimiao”. These two companies started business operations in May 2013. The investments were accounted for using the equity method because Ankang Longevity Group has significant influence over, but not control of, these two entities. Accordingly, we recorded a net investment income of $599,118 and $550,091 from these equity method investments for the years ended June 30, 2015 and 2014, respectively.

In September 2013, Ankang Longevity Group entered into a supplemental agreement with Shaanxi Pharmaceutical Group. According to the supplemental agreement, the new joint-venture companies established by Shaanxi Pharmaceutical and Ankang Longevity Group are required to exclusively purchase certain raw materials and drug products from Shaanxi Pharmaceutical Group. In return, Shaanxi Pharmaceutical Group has agreed to compensate Ankang Longevity Group with a preferred distribution equal to 7% of the total purchases made from Shaanxi Pharmaceutical Group. For the year ended June 30, 2015, a total income of $1,124,010 was recognized by Ankang Longevity Group from this supplemental agreement, compared to $1,273,096 in the same period as of June 30, 2014 when the joint venture started to operate. In October, 2015, Ankang Longevity Group received investment income of RMB 5.0 million (approximately $0.82 million) from Shaanxi Pharmaceutical Group.

Interest Income

For the year ended June 30, 2015, our interest income was $42,502, representing a $175,915 increase as compared to the same period of 2014. The increase in interest income was attributable to accrued interest income for $491,100 (RMB 3,000,000) of loans to related parties due within one year with 4.17% interest rate per month started from February 26, 2014.

Income Tax Expenses

For the years ended June 30, 2015 and 2014, our income tax expenses increased by 11.30% from $1,010,516 for the year ended June 30, 2014 to $1,124,716 for the year ended June 30, 2015. The increase in income tax expense was primarily due to increased taxable income of Tenet-Jove for the period indicated.

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Net Income

Our net income decreased by $527,894 or 6.62% for the year ended June 30, 2015 as compared to the same period of 2014. The decrease in our net income was primarily a result of the increase in general and administrative expense and selling and distribution expense, growing faster than gross profit.

Liquidity and Capital Resources

We finance our business operations primarily through cash provided by operating activities, shareholder contributions and bank loans. Our current cash primarily consists of cash on hand, which is unrestricted as to withdrawal and use and is deposited with banks in China.

As of June 30, 2015 and 2014, we possessed cash of $6,056,105 and $3,089,845, respectively, consisting primarily of cash on hand. Management believes that our current cash, cash flows provided by operating activities and access to loans will be sufficient to meet our working capital needs for at least the next 12 months. We intend to continue to carefully execute our growth plans and manage market risk.

Treasury Policies

We have established treasury policies with the objectives of achieving effective control of treasury operations and of lowering cost of funds. Therefore, funding for all operations and foreign exchange exposure have been centrally reviewed and monitored from the top level. To manage our exposure to fluctuations in exchange rates and interest rates on specific transactions and foreign currency borrowings, currency structured instruments and other appropriate financial instruments will be used to hedge material exposure, if any.

Our policy precludes us from entering into any derivative contracts purely for speculative activities. Through our treasury policies, we aim to:

(a) Minimize interest risk

This is accomplished by loan re-financing and negotiation. We will continue to closely monitor the total loan portfolio and compare the loan margin spread under our existing agreements against the current borrowing interest rates under different currencies and new offers from banks.

(b) Minimize currency risk

In view of the current volatile currency market, we will closely monitor the foreign currency borrowings at company level. As of June 30, 2015 and 2014, we do not engage in any foreign currency borrowings or loan contracts.

Working Capital

The following table provides the information about our working capital at June 30, 2015 and 2014:

	June 30, 2015	June 30, 2014

Current Assets	$28,255,871	$19,086,411
Current Liabilities	5,922,826	3,759,066
Working Capital	$22,333,045	$15,327,345

The working capital increased by $7,005,700 from June 30, 2014 to June 30, 2015, primarily as a result of an increase in cash due to better operating results during the year ended June 30, 2015. We believe that we currently have sufficient working capital to run our business.

As of June 30, 2015 and 2014, other major components of our working capital included inventory and accounts receivable. Our inventory balance increased by 50.91% to $8,302,297 as at June 30, 2015 from $5,501,601 as at June 30, 2014, which was mainly due to the increased working in process of yew trees. The average inventory turnover days of finished goods in our industry ranges from 40 days to 60 days. Our inventory turnover days for raw materials and finished goods were around the industry average, because we tried to manage and control our inventory stockpile. Our inventory turnover days for raw materials and finished goods were only approximately 16.0 days and 17.7 days respectively in 2015, as compared to 11.5 days and 29.2 days respectively in 2014.

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The accounts receivable, including accounts receivable from unconsolidated entities, as at June 30, 2015 were $7,288,042, an increase of approximately 181.17% from $2,592,000 as at June 30 2014, mainly due to increased sales of yew trees and an increase in the profit distribution due from Shaanxi Pharmaceutical Group of Ankang Longevity Medicine. The turnover days of trade receivables were 54.5 days for the year ended June 30, 2015, compared to 25.7 days in the corresponding period last year, which increase was mainly due to the increased sales of yew trees to major customers, who are given extended credit limits by the company; the average turnover days of accounts receivable in our industry is approximately 40 days. As of June 30, 2015, about 67% of our outstanding account receivables were aged within 90 days, which was in compliance with our credit terms.

Capital Commitments and Contingencies

Capital commitments refer to the allocation of funds for a possible liability in the near future arising out of capital expenditures. Contingency refers to a condition that arises from past transactions or events, the outcome of which will be confirmed only by the occurrence or non-occurrence of uncertain futures events.

As of June 30, 2015 and 2014, we had no material capital commitment or contingent liabilities.

Cash Flows

The following table provides detailed information about our net cash flows for the years ended June 30, 2015 and 2014.

	For the years ended June 30,
	2015	2014

Net cash provided by operating activities	$2,646,789	$9,476,044
Net cash used in investing activities	(1,230,987)	(12,226,365)
Net cash provided by financing activities	1,527,350	3,870,876
Effect of exchange rate changes on cash	23,108	4,638
Net increase in cash	2,966,260	1,125,193
Cash, beginning of period	3,089,845	1,964,652
Cash, end of period	$6,056,105	$3,089,845

Operating Activities

For the year ended June 30, 2015, net cash provided by operating activities amounted to $2,646,789, as opposed to net cash provided by operating activities of $9,476,044 for the same period of 2014. The change in cash provided by operating activities period over period is primarily attributable to:

1)	an increase of $4,020,454 in account receivable due to higher sales;
2)	an increase of $4,994,282 in inventories; and
3)	an increase of $3,049,053 in due from related parties.

However, the change in cash provided by operating activities period over period is partly offset by a decrease of $5,028,296 in advances to suppliers for product prepayments;

Investing Activities

For the year ended June 30, 2015, net cash used in investing activities amounted to $1,230,987 as compared to net cash used in investing activities of $12,226,365 for the same period of 2014. The decrease of $10,995,378 in net cash used in investing activities during the year ended June 30, 2015 was mainly as a result of investment in the Tiancang project and Chinese herbal medicine exchange market project in the total amount of $8,872,600 for the year ended June 30, 2014, while we did not have significant investing activities for the year ended June 30, 2015. Meanwhile, our acquisition of property and equipment for the year ended June 30, 2014 was $1,021,684 lower for the year ended June 30, 2015 as compared to the same period of 2014.

Financing Activities

For the year ended June 30, 2015, net cash provided by financing activities amounted to $1,527,350, as compared to net cash provided by financing activities of $3,870,876 for the same period of 2014. The decrease of $2,343,526 in net cash provided by financing activities was primarily due to $5,279,604 in proceeds received from new shareholders contributions for the year ended June 30, 2014, while we did not have any equity financing for the year ended June 30, 2015. Meanwhile, we generated less repayment of short-term bank loans of $2,370,600 for the year ended June 30, 2015 as compared to the same period of 2014.

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Description Of Property

According to the Chinese laws and regulations regarding land usage rights, land in urban districts is owned by the State, while land in the rural areas and suburban areas, except otherwise provided for by the State, is collectively owned by individuals designated as resident farmers by the State. Also, in accordance with the legal principle that land ownership is separate from the right to the use of the land, the State assigns land usage rights to land users for a certain number of years’ period in return for the payment of fees. The maximum term with respect to the assigned land usage right is 50 years for industrial purposes and 40 years for commercial purposes.

Because the period of land usage is quite long, can be renewed, enables its users to transfer, lease, or mortgage the land usage right, or use it for other economic activities, and the lawful rights and interests are protected by the laws of the State, in common practice, we consider or refer to the right of land usage below for certain properties as an asset “owned” by the company. None of our properties are encumbered by debt, and we are not aware of any environmental concerns or limitations on the use of our properties for the purposes we currently use them or intend to use them in the future. Following is a list of our properties, all of which we lease or for which we have land use rights:

Property	Address	Rental Term	Space
Office— Beijing Tenet-Jove Technological Development Co.	Room B-3106, Jianwai SOHO, 39 East Middle Third Ring Road, Chaoyang District, Beijing	Company owned	280 square meters

Office and Warehouse— Subsidiary-Tianjin Tenet Huatai Technological Development Co., Ltd.	3 Zhendong Road, Xuzhuang Village Tianjin	1 year (September 17, 2015 - September 16, 2016)	1,800 square meters

Branch office—Xuzhou Branch, Beijing Tenet-Jove Technological Development Co., Ltd. (Office)	Room 412, Ximatai Commercial Building (N), One Xiangwang Road, Yunlong District, Xuzhou City Jiangsu Province	1 year (March 1, 2015- March 1 , 2016)	119 square meters

Branch office—Xuzhou Branch, Beijing Tenet-Jove Technological Development Co., Ltd (Show room)	Room 402, Ximatai Commercial Building (N), One Xiangwang Road, Yunlong District, Xuzhou City Jiangsu Province	1 year (March 1, 2015- March 1, 2016)	51 square meters

Sales outlet—Xuzhou Branch, Beijing Tenet-Jove Technological Development Co., Ltd. (Warehouse)	Room 13-101, Jinpeng Community Fengming Road, Quanshan District, Xuzhou City Jiangsu Province	1 year (Nov. 11 , 2015 - Nov. 11 , 2016)	150 square meters

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Property	Address	Rental Term	Space

Office— Qingdao Zhihesheng Agricultural Produce Services Co., Ltd.	766 Wangsha Road, Chengyang District, Qingdao City	5 years (March 1,2014- February 28, 2019)	234 square meters

Office— Qingdao Zhihesheng Agricultural Produce Services Co., Ltd. (General office)	International Central Area Qingdao City	1 year (January 9, 2015 - January 9, 2016)	177 square meters

Office— Qingdao Zhihesheng Agricultural Produce Services Co., Ltd. (Farmland)	Qingfeng Community, Xifu Town Chengyang District, Qingdao City	8 years (October 1, 2013 - September 30, 2018)	282,141 square meters

Office— Yantai Zhisheng International Freight Forwarding Co., Ltd.	Room 3001, Building Sunshine 100A, 26 Haigang Road, Zhifu District, Yantai City	5 years (February 17, 2011 - February 17, 2016)	161 square meters

Office— Yantai Zhisheng International Trade Co., Ltd.	Room 3001, Building Sunshine 100A, 26 Haigang Road, Zhifu District, Yantai City	4 years (April 27, 2012 - April 27, 2016)	161 square meters

Office— Yantai Zhisheng International Freight Forwarding Co., Ltd	Room 23A01,Yihe International Building A, Hongkong Central Road, Qingdao City	2 years (Feb 1, 2015 to January 31, 2016)	102 square meters

Factory— Yantai Mouping District Zhisheng Agricultural Produce Cooperative	Gaoling Village, Muping District, Yantai City	30 years (April 27, 2011 - April 26, 2041)	13,333 square meters

Office— Ankang Longevity Pharmaceutical (Group) Co., Ltd.	31 Daqiao Road, Hanbin District, Ankang City	2 years (June 20, 2014 – June 20, 2016)	1,300 square meters

Warehouse— Ankang Longevity Pharmaceutical Group Pharmaceutical Industry Co., Ltd. (Medicine Logistics Warehouse) (Construction of medicine logistics and warehouse project)	Chenjiagou Village, New City Office, Hanbin District, Ankang City	Company owned	5,530 square meters

Office— Ankang Longevity Pharmaceutical Group Pharmaceutical Industry Co., Ltd.	Second floor, 31 Daqiao Road, Hanbin District, Ankang City	2 years (June 20, 2014 - June 20, 2016)	400 square meters

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Property	Address	Rental Term	Space

Office— Ankang Longevity Pharmaceutical Group Pharmaceutical Industry Co., Ltd.	Second floor, 31 Daqiao Road, Hanbin District, Ankang City	2 years (June 20, 2014 - June 20, 2016)	400 square meters

Dormitory— Ankang Longevity Pharmaceutical Group Chain Co. Ltd. (Land) (General)	15 East Xing’an Road, Ankang City	Company owned	2,750 square meters

Office— Ankang Longevity Pharmaceutical Group Chain Co. Ltd. (Land) (Commercial land)	36 Shidi Street, Ankang City	Company owned	1,543 square meters

Office— Ankang Longevity Pharmaceutical Group Chain Co. Ltd.	31 Daqiao Road, Hanbin District, Ankang City	2 years (June 20, 2014 - June 20, 2016)	500 square meters

Office— Ankang Longevity Pharmaceutical (Group) Traditional Chinese Medicine Decoction Pieces Co., Ltd. (Offices) (Land)	Minxing Village, Wuli Town, Hanbin District, Ankang City	Company owned	1,733 square meters

Production facility— Ankang Longevity Pharmaceutical (Group) Traditional Chinese Medicine Decoction Pieces Co., Ltd. (Industrial use) (Land)	Minxing Village, Wuli Town, Hanbin District, Ankang City	Company owned	33,545 square meters

Office— Ankang Longevity Pharmaceutical (Group) Traditional Chinese Medicine Decoction Pieces Co., Ltd. (Offices) (Buildings) (Mixed type, five-story)	Minxing Village, Wuli Town, Hanbin District, Ankang City	Company owned	3,672 square meters

Production facility— Ankang Longevity Pharmaceutical (Group) Traditional Chinese Medicine Decoction Pieces Co., Ltd. (Industrial use) (Buildings) (Mixed type, one-story)	Minxing Village, Wuli Town, Hanbin District, Ankang City	Company owned	3,596 square meters

Production facility— Qingdao Zhihesheng Agricultural Produce Services Co., Ltd., Yantai Mouping District Zhisheng Agricultural Produce Cooperative (Agricultural use)	Mafang Town, Pinggu District, Beijing	18 years (August 31, 2012- August 31, 2030)	26,666 square meters

Production facility— Qingdao Zhihesheng Agricultural Produce Services Co., Ltd., Yantai Mouping District Zhisheng Agricultural Produce Cooperative (Agricultural use)	South of Bridge, Jixiang Temple, Xiangnaixi Village, Cuigezhuang, Chaoyang District, Beijing	12 years (August 1, 2012- July 31, 2024)	73,333 square meters

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Management

Executive Officers and Directors

The following table sets forth our executive officers and directors, their ages and the positions held by them:

Name	Age	Role	Since
Yuying Zhang	63	Chair of the Board, Chief Executive Officer and Director	2011
Sam Wang	30	Chief Financial Officer	2015
Weixing Yin	57	Director	2011
Jiping Chen	66	Director	2011
Ying (Teresa) Zhang	37	Director (Independent)	2014
Yajun Shi	38	Director (Independent)	2014
Leiger Yongmin Yang	39	Director (Independent)	2015
Shujuan Ji	30	Director (Independent)	2015

Yuying Zhang, age 63, has been Chairman of Shineco since 2011 and is the Chairman and CEO of the Company. He was the principal founder of Tenet-Jove, which was established in 1995 with his research and development of Luobuma functional fiber healthcare products. He has been the Chairman and CEO of Tenet-Jove since December 2003; under his leadership, the company has worked with more than 20 research institutions and enterprises and has obtained numerous national invention and new product patent rights for Luobuma product development. From 1995 until December 2003, he served as general manager of Tianjin Balas Technological Development Co., Ltd. Prior to starting Tenet-Jove in 1995, he was the deputy director at the Army Institute of Integrative Medicine. From 1991 to 1994, he was the Executive Director and Deputy General Manager at Shan Haidan Pharmaceutical Group, where he was responsible for strategic development planning and marketing. Mr. Zhang is a senior economist with a degree from China Central Radio and Television University in China. Mr. Zhang has been chosen as director because his knowledge and extensive experience in research and development and management.

Sam Wang, age 30, became our Chief Financial Officer in February 2015. Mr. Wang has worked for Shineco, Inc. since 2011 where he served as Financial Controller until his appointment as our Chief Financial Officer. Prior to joining Shineco, he worked for Citibank in Shenzhen from 2008 till 2011, where he served as Manager of Corporate Finance. Mr. Wang obtained a Masters in Commerce with a concentration in applied finance from The University of Queensland in 2010. In 2008, he received a bachelor’s degree in Accounting from Griffith University in Australia.

Weixing Yin, age 57, has been a director for Shineco since 2011 and is the Chairman and General Manager of Beijing Shineco Zhisheng Bio Tech Ltd. Mr. Yin has led Beijing Shineco Zhisheng Bio Tech Ltd. in its cultivation, planting and extensive promotion of yew trees. Prior to joining Beijing Shineco Zhisheng Bio Tech Ltd. in 1994, he was the general manager of Fei Mosi Film and Televisions Cultural Center. From 1996 to 2003, he was the Chairman of the Board of Beijing Juxing Culture Communication Center. Mr. Yin has extensive experience in the film and television industry and advertising industry. Mr. Yin has a BA degree from the Beijing College of Art in Beijing, China. Mr. Yin has been chosen as director because of his knowledge of and experience in agribusiness.

Jiping Chen, age 66, has been a director for Shineco since 2011. Mr. Chen has served as Chairman of Ankang Longevity Group since 1992. From 1985 to 1992, Mr. Chen worked at Ankang Longevity Group where he a marketing manager. From February 1975 to September 1985, Mr. Chen worked at the Ankang Area Public Bus Company where he served as company staff. From February 1973 to January 1975, he worked for Ankang County. Mr. Chen has been chosen as director because of his experience in the traditional Chinese medicine business and his familiarity with Ankang Longevity Group’s operations.

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Ying (Teresa) Zhang, age 37, has been a director for Shineco since October 2014. Since October 2010, Ms. Zhang has served as a director for Mixbox Co. Ltd., an international chain store management company. From January 2010 through December 2010 she served as the chief financial officer and a director of Cleantech Solutions International, Inc., a U.S. public company (NASDAQ: CLNT) that manufactures wind power equipment in China. Ms. Zhang was chosen to serve as a member of the board of directors because of her experience with U.S. GAAP, as well as her extensive prior work experience and educational background in the accounting field. Ms. Zhang was previously an auditing manager at GC Alliance HK CPA in Beijing from July 2005 until January 2010, where she provided auditing services to China-based companies. From January 2003 through June 2005, Ms. Zhang served as a liaison officer for the Australian-Chinese Friendship Business Association, a trade organization, and from July 2000 to September 2002 she was an auditor at Ernst & Young in Beijing. None of these companies that Ms. Zhang worked with is related to or affiliated with us. Ms. Zhang is a certified practicing accountant in Australia. She received a bachelor degree in international accounting from Renmin University in China in 1996 and a master’s degree in accounting from Macquarie University in Australia in 2005.

Yajun Shi, age 38, has been a director for Shineco since October 2014. He is an associate professor and supervisor of postgraduate education at Shaanxi University of Chinese Medicine, is currently the vice president of the College of Pharmacy of Shaanxi University of Chinese Medicine, and is the director of instrument center and committee member of the Traditional Chinese Medicine Chinese Drugs Pharmaceutics Association. Mr. Shi graduated from Shaanxi University of Chinese Medicine in June 1999, and has been engaging in new medicine development successively in The Fourth Military Medical University, the Pharmaceutical Research Institute and Shaanxi Tiansen Medicine Development Company. In July 2003, Mr. Shi received Master's Degree from the College of Pharmacy of Shaanxi University of Chinese Medicine. In July 2012, Mr. Shi received Doctor of Medicine degree (M.D.) from Chengdu University of Traditional Chinese Medicine where he specialized in traditional Chinese medicine preparation. Mr. Shi’s major research efforts are focused on traditional Chinese medicine and health products, focusing on the basic study and application of a Chinese medicine nasal drug application system, the study of traditional Chinese medicine powder characterization, and the modification and the adaptability, as well as the research and development of, healthy foods. Mr. Shi has published more than 40 academic papers, and compiled and published six professional books. Mr. Shi was chosen as a director because of his extensive knowledge and research of traditional Chinese medicines.

Leiger Yongmin Yang, age 39, has been a director for Shineco since January 2015. Mr. Yang founded in 2012 China Offshore Financial Group (COFG), a professional offshore financial services provider, focused on financial services for private equity and venture capital firms, outbound and inbound investments, international trading, family trusts, and tax planning. Prior to founding COFG, Yang served as the General Manager of Offshore Incorporations Limited Group & Vistra Group (OV Group) beginning in 2010. The OV Group focuses on the formation and maintenance of offshore companies, fund formation and fund administration, immigration and trust services. From 2008 to 2010, Mr. Yang was the Vice President of a Chinese venture capital firm, Yellow River Delta Fund, responsible for fundraising and overseeing portfolio companies, with a particular focus on investment and management in the equipment manufacturing industry, modern agriculture and the “cleantech” industry. Mr. Yang has also worked as Chief Editor of the Chinese Asian Venture Capital Journal since 2006, where he is responsible for content of the weekly Chinese Asian Venture Capital Journal. Mr. Yang has spent the major part of his career in the private equity and venture capital sectors. Yang holds a Bachelor of Journalism degree from Jilin University in China. He was chosen as a director because of his hands-on experience in the private equity and venture capital sectors and his strong network with leading venture capital and private equity firms, law firms, accounting firms and banks in China.

Shujuan Ji, age 30, has been a director for Shineco since January 2015. Since August 2012, Ms. Li has served as the Investment Manager of ABCI Fund and ABCI Investment Co., Ltd, a Beijing investment bank. From January 2011 to January 2012, Ms. Li served as the Board Secretary to China Green Agriculture, Inc., a New York Stock Exchange traded company that is engaged in the research, development, production, distribution and sale of fertilizers and other agricultural products. From June 2008 to December 2010, Ms. Li was a senior associate with Global Law Office in Beijing. She has a law degree from Renmin University and a bachelor’s degree in management from Beijing International Studies University. Ms. Li was chosen as a director because of her experience with publicly traded companies and investment banking and legal background.

Executive Compensation

The following table shows the annual compensation paid by us for the years ended June 30, 2015, 2014 and 2013 to Yuying Zhang, our principal executive officer. No executive officers of our company have annual compensation exceeding $100,000.

Summary Compensation Table – Named Executive Officer

Name and principal position	Year	Salary(1)	Bonus	All Other Compensation (2)	Total
Yuying Zhang,	2015	$38,709.00	$-	$14,567.00	$53,276.00
principal executive officer	2014	$39,012.00	$-	$14,973.51	$53,985.51
	2013	$38,745.00	$-	$13,076.54	$51,821.54

(1)	Salaries were paid in RMB.
(2)	Mr. Zhang receives monthly payments for rent for his personal home and parking.

Employment Agreements

Generally

Under Chinese law, we may only terminate employment agreements without cause and without penalty by providing notice of non-renewal one month prior to the date on which the employment agreement is scheduled to expire. If we fail to provide this notice or if we wish to terminate an employment agreement in the absence of cause, then we are obligated to pay the employee one month’s salary for each year we have employed the employee. We are, however, permitted to terminate an employee for cause without penalty to our company, where the employee has committed a crime or the employee’s actions or inactions have resulted in a material adverse effect to us. At this time, we have no employment agreements with any of our executive officers.

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Stock Option Pool

We intend to establish a pool for share options for our employees following the completion of this offering. We expect this pool will contain options to purchase our common stock equal to ten percent of the number of shares of common stock outstanding at the conclusion of this offering, not including any shares underlying underwriter warrants.

Board of Directors and Board Committees

Our board of directors currently consists of seven directors, four of whom— Ying (Teresa) Zhang, Yajun Shi, Leiger Yongmin Yang and Shujuan Ji —are independent, as such term is defined by The NASDAQ Capital Market. We expect that all current directors will continue to serve after this offering.

A director may vote in respect of any contract or transaction in which he is interested, provided, however that the nature of the interest of any director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote on that matter. A general notice or disclosure to the directors or otherwise contained in the minutes of a meeting or a written resolution of the directors or any committee thereof of the nature of a director’s interest shall be sufficient disclosure and after such general notice it shall not be necessary to give special notice relating to any particular transaction. A director may be counted for a quorum upon a motion in respect of any contract or arrangement which he shall make with our company, or in which he is so interested and may vote on such motion.

Mr. Yuying Zhang currently holds both the positions of Chief Executive Officer and Chair of the Board. These two positions have not been consolidated into one position; Mr. Zhang simply holds both positions at this time. We do not have a lead independent director because of the foregoing reason and also because we believe our independent directors are encouraged to freely voice their opinions on a relatively small company board. We believe this leadership structure is appropriate because we are a smaller reporting company in the process of listing on a public exchange; as such we deem it appropriate to be able to benefit from the guidance of Mr. Zhang as both our principal executive officer and Chair of the Board. Our Board of Directors plays a significant role in our risk oversight. The Board of Directors makes all relevant Company decisions. As a smaller reporting company with a small board of directors, we believe it is appropriate to have the involvement and input of all of our directors in risk oversight matters.

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Board Committees

We have established three standing committees under the board: the audit committee, the compensation committee and the nominating committee. Each committee has three members, and each member is independent, as such term is defined by The Nasdaq Capital Market. The audit committee is responsible for overseeing the accounting and financial reporting processes of our company and audits of the financial statements of our company, including the appointment, compensation and oversight of the work of our independent auditors. The compensation committee of the board of directors reviews and makes recommendations to the board regarding our compensation policies for our officers and all forms of compensation, and also administers our incentive compensation plans and equity-based plans (but our board retains the authority to interpret those plans). The nominating committee of the board of directors is responsible for the assessment of the performance of the board, considering and making recommendations to the board with respect to the nominations or elections of directors and other governance issues. The nominating committee considers diversity of opinion and experience when nominating directors.

The members of the audit committee, the compensation committee and the nominating committee are set forth below. All such members qualify as independent under the rules of The Nasdaq Capital Market.

Director	Audit Committee	Compensation Committee	Nominating Committee
Ying Zhang	(1)(2)(3)	(1)	(1)
Shujuan Ji	(1)		(1)(2)
Yongmin Yang	(1)	(1)
Yajun Shi		(1)(2)	(1)

(1)	Committee member
(2)	Committee chair
(3)	Audit committee financial expert

Limitation on Liability and Other Indemnification Matters

Section 102 of the Delaware General Corporation Law, as amended (“DGCL”) allows a corporation to eliminate or limit the personal liability of directors to a corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or engaged in a transaction from which the director obtained an improper personal benefit. In accordance with Delaware law, our Certificate of Incorporation provides that no director shall be personally liable to us or any of our shareholders for monetary damages for breach of fiduciary duty as a director, except for the foregoing exceptions set forth in Section 102 of the DGCL.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies if (i) such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful or, (ii) to the extent that such person is a present or former director or officer of a corporation, such person is successful on the merits or otherwise in defense of any action, suit or proceeding. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event such person is adjusted to be liable to the corporation, unless a court determines that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions to the full amount of the dividend unlawfully paid or the purchase or redemption of the corporation’s stock, with interest from the time such liability accrued. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered on the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

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Our Bylaws provide that we will indemnify, to the fullest extent permitted by the DGCL, any person made or threatened to be made a party to any action by reason of the fact that the person is or was our director or officer, or serves or served as a director or officer of any other enterprise at our request. Expenses incurred by a director or officer in defending against such legal proceedings are payable before the final disposition of the action, provided that the director or officer undertakes to repay us if it is later determined that he or she is not entitled to indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We do not maintain policies of insurance under which coverage is provided (a) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which we may make to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law for a privately held company. We will consider modifying our coverage to address public company specific exposures in connection with the completion of this offering.

Director Compensation

Historically, we have not paid our directors. Upon completion of this offering, we plan to pay our independent directors an annual cash retainer of $10,000. We may also provide stock, option or other equity-based incentives to our directors for their service. We also plan to reimburse our directors for any out-of-pocket expenses incurred by them in connection with their services provided in such capacity.

Related Party Transactions

Receivables from Related Parties

As of March 1, 2016, the Company temporarily advanced a total of $1,390,722 to (i) Shanxi Pharmacy Holding Group Longetive Pharmacy Co., Ltd., which is owned by one of our shareholders, (ii) XinyangYifangyuan Garden Technology Co., Ltd., which is owned by one of our shareholders, (iii) Qi Qiuchi, one of our shareholders, (iv) Yang Bin, one of our shareholders, (v) Shaanxi Pharmaceutical Group Pai’ang Medicine Co. Ltd., which owns 51% ownership of two of our equity investments, (vi) Zhang Xin, one of our shareholders , (vii) Chang Song , one of our shareholders , (viii) Qiwei Wang, one of our shareholders, and (ix) Tian Shuangpeng, one of our shareholders. All the advances were short-term loans for the requirements of the related parties and were made interest-free.

As of June 30, 2015, the Company temporarily advanced a total of $2,623,169 to (i) Shanxi Pharmacy Holding Group Longetive Pharmacy Co., Ltd., which is owned by one of our shareholders , (ii) XinyangYifangyuan Garden Technology Co., Ltd., which is owned by one of our shareholders , (iii) Qi Qiuchi, one of our shareholders , (iv) Yang Bin, one of our shareholders , (v) KuerLe Tenet-Jove Business & Trading Co., Ltd., which is owned by a family member of our Chief Executive Officer and director, Yuying Zhang, (vi) Shaanxi Pharmaceutical Group Pai’ang Medicine Co. Ltd., which owns 51% ownership of two of our equity investments , (vii) Zhang Xin, one of our shareholders, (viii) Chang Song , one of our shareholders , (ix) HuiyinAnsheng, which is partially owned by one of our shareholders , (x) Qiwei Wang, one of our shareholders, and (xi) Yuying Zhang, our Chief Executive Officer and director. As of date of this prospectus, all outstanding amounts due from those related parties have been collected. All the advances were short-term loans for the requirements of the related parties and were made interest-free, and the balances were settled in cash.

As of June 30, 2014, the Company temporarily advanced a total of $2,690,273 to (i) XinyangYifangyuan Garden Technology Co., Ltd., which is owned by one of our shareholders (ii)Yang Bin, one of our shareholders, (iii) KuerLe Tenet-Jove Business & Trading Co., Ltd., which is owned by a family member of our Chief Executive Officer and director, Yuying Zhang, (iv) Zhang Xin, one of our shareholders , (v) HuiyinAnsheng, which is partially owned by one of our shareholders, (vi) Qiwei Wang, one of our shareholders, (vii) Longetive Pharmaceutical Group Real Estate Co., Ltd., which is owned by our director Jiping Chen, (viii) Li Qiang, one of our shareholders , (ix) Beijing Juxing Cultural Communication Center, which is owned by one of our shareholders , (x) Beijing Juxingzuo Advertising Co., Ltd., which is owned by one of our shareholders , (xi) Song Dandan, one of our shareholders, and (xii) Zhao Min, one of our shareholders. As of date of this prospectus, all outstanding amounts due from those related parties have been collected. All the advances were short-term loans for the requirements of the related parties and were made interest-free, and the balances were settled in cash.

The detailed amounts due from related parties consist of the following:

	March 1, 2016	June 30, 2015	June 30, 2014

Shanxi Pharmacy Holding Group Longetive Pharmacy Co., Ltd.	$36,325	$1,158,764	$-
XinyangYifangyuan Garden Technology Co., Ltd.	534,742	593,413	507,813
Qi Qiuchi	1,541	171,885	-
Yang Bin	154,100	163,700	422,500
KuerLe Tenet-Jove Business & Trading Co., Ltd.	-	163,700	162,500
Shaanxi Pharmaceutical Group Pai’ang Medicine Co. Ltd.	483,330	144,830	-
Zhang Xin	95,542	101,494	100,750
Chang Song	68,575	64,662	-
HuiyinAnsheng	-	48,092	61,451
Wang Qiwei	7,321	9,005	361,827
Zhang Yuying	-	3,624	-
Longetivy Pharmaceutical Group Real Estate Co., Ltd.	-	-	827,303
Li Qiang	-	-	81,250
Beijing Juxing Cultural Communication Center	-	-	68,250
Beijing Juxingzuo Advertising Co., Ltd.	-	-	68,058
Song Dandan	-	-	18,688
Zhao Min	-	-	9,883
Tian Shuangpeng	9,246	-	-
Total	$1,390,722	$2,623,169	$2,690,273

We have a policy under which we are prohibited from making or renewing any personal loan to our executive officers or directors in accordance with Section 13(k) of the Exchange Act. The related party transactions with Yuying Zhang, our Chief Executive Officer and director, described in this section occurred prior to adoption of this policy, and as such, these transactions were not subject to such prohibition. As of date of this prospectus, all outstanding amounts due from any loans to executive officers or directors have been collected in full.

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Payables to Related Parties

As of March 1, 2016, June 30, 2015 and 2014, the Company has related party payables of $163,170, $137,508 and $0, respectively, mainly due to Wu Yang who lend funds for the Company’s operations. Wu Yang is the wife of Yin Weixing, one of the directors of the Company. The payables are unsecured, non-interest bearing and due on demand.

The detailed amount due to related parties consists of the following:

	March 1, 2016	June 30, 2015	June 30, 2014
Wu Yang	$153,996	$137,508	$-
Huiyin Ansheng	8,388	-	-
Wang Sai	786	-	-
Total	$163,170	$137,508	$-

Sales and Purchases From Related Parties

As of March 1, 2016 and September 30, 2015, the Company recorded sales to related parties of $746,475, and no purchases from related parties. For the year ended June 30, 2015, the Company recorded sales to related parties of $3,176,386 and no purchases from related parties. For the year ended June 30, 2014, the Company recorded sales to related parties of $2,708,502 and no purchases from related parties. All sales to related parties were sales of traditional Chinese herbal products to one of our affiliates, Shaanxi Pharmacy Holding Group Ankang Longevity Pharmaceutical Co., Ltd., an entity partially owned by the Company through a joint venture with Shaanxi Pharmaceutical Group Pai’ang Medicine Co. Ltd., a Chinese state-owned pharmaceutical enterprise.

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Principal Shareholders

The following table sets forth information with respect to beneficial ownership of our shares of common stock as of March 1, 2016 by:

•	Each person who is known by us to beneficially own more than 5% of our outstanding common stock;

•	Each of our directors and named executive officers; and

•	All directors and named executive officers as a group.

The number and percentage of shares of common stock beneficially owned before the offering are based on 19,320,882 shares of common stock outstanding as of March 1, 2016. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person listed below and the percentage ownership of such person, shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of March 1, 2016 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all shares of common stock shown as beneficially owned by them. Unless otherwise indicated in the footnotes, the address for each principal shareholder is in the care of our Company at Room 3106, Building B, #39 East 3rd Ring Middle Road, Chaoyang District, Beijing 100022, People’s Republic of China. As of the date of the Prospectus, we have one hundred forty-seven (147) shareholders of record.

Named Executive Officers and Directors	Amount of Beneficial Ownership (1)		Pre-Offering Percentage Ownership	Post-Offering Percentage Ownership (2)
Yuying Zhang, Principal Executive Officer and Director	2,021,158	(3)	10.46%	9.48%
Weixing Yin, Director	1,020,747		5.28%	4.79%
Jiping Chen, Director	2,194,115		11.36%	10.29%
Sam Wang, Chief Financial Officer	749,645		3.88%	3.51%
Ying (Teresa) Zhang, Director	-		-%	-%
Yajun Shi, Director	-		-%	-%
Leiger Yongmin Yang, Director	-		-%	-%
Shujuan Ji, Director	-		-%	-%
All Directors and Executive Officers as a Group (nine persons)	5,985,665		30.98%	28.07%

5% Shareholders Not Mentioned Above
Qiwei Wang	1,109,908		5.74%	5.21%
Xiaoyan Chen	1,088,067		5.63%	5.10%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares of common stock.

(2)	Assumes a maximum offering

(3)	Includes 878,018 shares owned by Min Zhao, the wife of Yuying Zhang. By virtue of this relationship, each of Ms. Zhao and Mr. Zhang may be deemed to share beneficial ownership of the shares of our company held by each of them. Mr. Zhang disclaims beneficial ownership of these shares.

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Description of Capital Stock

As of the date of this prospectus, we have authorized 100,000,000 shares of common stock, of $0.001 par value, 19,320,882 of which are issued and outstanding, and 5,000,000 shares of preferred stock, no shares of which are issued and outstanding.

The following are summaries of the material provisions of our amended certificate of incorporation and bylaws that will be in force at the time of the closing of this offering and the Delaware General Corporation Law (“DGCL”), insofar as they relate to the material terms of our common stock. The forms of our amended certificate of incorporation are filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

General

All of our issued shares of common stock are fully paid and non-assessable. Certificates representing the shares are issued in registered form. Our shareholders who are non-residents of the United States may freely hold and vote their shares of common stock.

Distributions

The holders of our common stock are entitled to such dividends as may be declared by our board of directors subject to the DGCL.

Voting rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called annual or special meeting of the shareholders entitled to vote on such action or may be effected by a resolution in writing. At each annual meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each share of common stock which such shareholder holds.

Election of directors

Delaware law permits cumulative voting for the election of directors only if expressly authorized in the certificate of incorporation. We have not authorized cumulative voting for directors.

Meetings

We must provide written notice of all meetings of shareholders, stating the time, place and, in the case of a special meeting of shareholders, the purpose or purposes thereof, at least 10 days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. Our board of directors shall call a special meeting upon the written request of shareholders holding at least 10% of our outstanding voting shares. In addition, our board of directors may call a special meeting of shareholders on its own motion.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than 50% of the issued shares of common stock entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If present, the chair of our board of directors shall be the chair presiding at any meeting of the shareholders.

Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new shares of common stock under either the DGCL or our certificate of incorporation.

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Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by resolution of our board of directors and approval by our shareholders:

•	amend our certificate of incorporation to increase or decrease the maximum number of shares we are authorized to issue;

•	subject to our certificate of incorporation, divide our authorized and issued shares into a larger number of shares; and

•	subject to our certificate of incorporation, combine our authorized and issued shares into a smaller number of shares.

Rights of non-resident or foreign shareholders

There are no limitations imposed by our certificate of incorporation on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our certificate of incorporation governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional shares of common stock

Our certificate of incorporation authorizes our board of directors to issue additional shares of common stock from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Shareholder action by written consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our certificate of incorporation permits shareholders to act by written consent.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. However, our bylaws provide that our board of directors shall call a special meeting upon the written request of shareholders holding at least 10% of our outstanding voting shares. In addition, our board of directors may call a special meeting of shareholders on its own motion. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

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Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. Our certificate of incorporation does not provide for cumulative voting.

Removal of directors

Under our certificate of incorporation, directors can be removed from office, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board, but our certificate of incorporation has no such provision.

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Our certificate of incorporation permits our governing documents to be amended with the approval of a majority of the outstanding shares entitled to vote.

Underwriter Warrants

We have agreed to sell to the underwriters, on the closing date of this offering, at a price of $100, underwriter warrants exercisable at a rate of one warrant per share to purchase 5.0% of the number of shares of common stock sold in this offering. We will issue between 80,000 and 100,000 underwriter warrants in connection with this offering, depending on the number of shares of common stock sold in this offering. Each underwriter warrant will be exercisable to purchase one share of common stock. The underwriter warrants will be exercisable at 120% the offering price per share for a period of five years after issuance on the closing date of this offering, in accordance with FINRA Rule 5110(f)(2)(G)(i).

Preferred Stock

Our certificate of incorporation gives our board of directors the authority, without further action by our shareholders, to issue up to 5,000,000 shares of preferred stock in one or more series. Our board of directors may designate the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms, and number of shares constituting any series or the designation of any series. The issuance of preferred stock could have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying or preventing a change in control. The ability to issue preferred stock could delay or impede a change in control. We currently have no shares of preferred stock outstanding, and we have no plans to issue any shares of preferred stock.

Shares Eligible for Future Sale

Prior to this offering, there has been no market for our shares of common stock, and a liquid trading market for our shares of common stock may not develop or be sustained after this offering. Future sales of substantial amounts of shares of common stock, including shares of common stock issued upon exercise of outstanding options and exercise of the warrants offered in this prospectus in the public market after this offering or the anticipation of those sales could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through sales of our equity securities.

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Upon the completion of the offering, we will have outstanding 21,320,882 shares of common stock, assuming no exercise of outstanding options, the closing of the maximum offering and not including any shares underlying the underwriter warrants. Of these shares of common stock, the 2,000,000 shares of common stock sold in this offering will be freely tradable without restriction under the Securities Act, except that any shares purchased by our “affiliates,” as that term is defined in Rule 144 of the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below. The remaining approximately 19,320,882 shares of common stock outstanding will be restricted shares held by existing shareholders that could be sold pursuant to Rule 144. We have not agreed to register these restricted shares. We have not issued any warrants to purchase our shares of common stock or other securities convertible into our shares of common stock.

Rule 144

In general, under Rule 144 as currently in effect, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, a person (or persons whose shares are aggregated) who is deemed to be an affiliate of our company at the time of sale, or at any time during the preceding three months, and who has beneficially owned restricted shares for at least six months, would be entitled to sell within any three-month period a number of our shares of common stock that does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of shares of common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are subject to certain manner of sale provisions, notice requirements and the availability of current public information about our company. In addition, sales by our affiliates may be subject to the terms of lock-up agreements and Make-Good Escrow agreements.

A person who has not been our affiliate at any time during the three months preceding a sale, and who has beneficially owned his or her shares of common stock for at least six months, would be entitled under Rule 144 to sell such shares without regard to any manner of sale, notice provisions or volume limitations described above. Any such sales must comply with the public information provision of Rule 144 until our shares of common stock have been held for one year.

Rule 701

Securities issued in reliance on Rule 701 are also restricted and may be sold by shareholders other than affiliates of our company subject only to manner of sale provisions of Rule 144 and by affiliates under Rule 144 without compliance with its six-month holding period requirement.

Registration on Form S-8

We intend to file a registration statement on Form S-8 under the Securities Act as soon as practicable after the closing of this offering to register up to 2,132,088 of our shares of common stock subject to outstanding stock options or reserved for issuance under a stock incentive plan, such amount being equal to ten percent (10%) of the number of shares of common stock issued and outstanding after the closing of the offering, assuming a maximum offering. This registration will permit the resale of these shares of common stock by nonaffiliates in the public market without restriction under the Securities Act, upon the completion of the lock-up period described below. Shares of common stock registered pursuant to the Form S-8 held by affiliates will be subject to Rule 144 volume limitations. As of the date of this Prospectus, we have not issued any options to purchase our shares of common stock.

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Lock-up Agreements

Our directors and executive officers and shareholders who currently hold more than three percent (3%) of our outstanding shares will enter into lock-up agreements with the underwriters prior to the commencement of this offering. Such shareholders currently hold approximately 37.8% of our common stock in total. For more details about the lock-up agreements, see "Plan of Distribution—Lock-Up Agreements.”

Summary of Shares Available for Future Sale

The following table summarizes the total shares potentially available for future sale. To the extent we sell a number of shares of common stock between the minimum and maximum offering, the below tables will be adjusted proportionately as to numbers of shares available for sale (as to option pool and underwriter shares) and dates on which such shares may be sold (as to currently outstanding shares).

Minimum Offering

Shares	Date Available for Sale
Currently Outstanding Common Stock: 19,320,882	For affiliates and non-affiliates who have who have beneficially owned their shares between six months and one year, after 90 days from the date of effectiveness or commencement of sales of the public offering; and immediately for non-affiliates who have beneficially owned their shares for at least one year

Common Stock in Share Incentive Plan: 209,209	From vesting dates through expiration of grants

Common Stock Underlying Underwriter Warrants: 80,000	From the date of effectiveness or commencement of sales of the public offering

Shares Offered in this Offering: 1,600,000	After the date of this prospectus, these shares will be freely tradable.

Maximum Offering

Shares	Date Available for Sale
Currently Outstanding Common Stock: 19,320,882	For affiliates and non-affiliates who have who have beneficially owned their shares between six months and one year, after 90 days from the date of effectiveness or commencement of sales of the public offering; and immediately for non-affiliates who have beneficially owned their shares for at least one year

Common Stock in Share Incentive Plan: 213,209	From vesting dates through expiration of grants

Common Stock Underlying Underwriter Warrants: 100,000	From the date of effectiveness or commencement of sales of the public offering

Shares Offered in this Offering: 2,000,000	After the date of this prospectus, these shares will be freely tradable.

Tax Matters Applicable to U.S. Holders of Our Common Stock

The following sets forth the material Chinese and U.S. federal income tax matters related to an investment in our common stock. It is directed to U.S. Holders (as defined below) of our common stock and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to an investment in our common stock, such as the tax consequences under state, local and other tax laws. Unless otherwise noted in the following discussion, this section is the opinion of Kaufman & Canoles, P.C., our U.S. counsel, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law.

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The following brief description applies only to U.S. Holders (defined below) that hold common stock as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of shares and you are, for U.S. federal income tax purposes,

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

WE URGE POTENTIAL PURCHASERS OF OUR SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR SHARES.

People’s Republic of China Enterprise Taxation

The following brief description of Chinese enterprise laws is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividend Policy.” Our company is not subject to value added taxes or enterprise income taxes by virtue of qualifying as an entity engaged in agriculture. Our exemption from value added taxes derives from State Council Order No. 538, which exempts from value added taxes self-produced agricultural products sold by agricultural producers. Our exemption from enterprise income tax derives from State Council Order No. 512, which exempts from enterprise income tax income from enterprises engaged in agriculture. If these exemptions were to be terminated or we were to fail to qualify to receive these exemptions, we would be subject to taxation at the standard rates of 17% for value added taxes and 25% for enterprise income taxes, unless we were otherwise to qualify for a decreased tax rate.

PRC Value Added Tax

Pursuant to the Provisional Regulation of China on Value Added Tax and its implementing rules, issued in December 1993, all entities and individuals that are engaged in the businesses of sales of goods, provision of repair and placement services and importation of goods into China are generally subject to a VAT at a rate of 17% (with the exception of certain goods which are subject to a rate of 13%) of the gross sales proceeds received, less any VAT already paid or borne by the taxpayer on the goods or services purchased by it and utilized in the production of goods or provisions of services that have generated the gross sales proceeds.

PRC Business Tax

Companies in China are generally subject to business tax and related surcharges by various local tax authorities at rates ranging from 3% to 20% on revenue generated from providing services and revenue generated from the transfer of intangibles.

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United States Federal Income Taxation

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

•	banks;

•	financial institutions;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	broker-dealers;

•	traders that elect to mark-to-market;

•	U.S. expatriates;

•	tax-exempt entities;

•	persons liable for alternative minimum tax;

•	persons holding our common stock as part of a straddle, hedging, conversion or integrated transaction;

•	persons that actually or constructively own 10% or more of our voting shares;

•	persons who acquired our common stock pursuant to the exercise of any employee share option or otherwise as consideration; or

•	persons holding our common stock through partnerships or other pass-through entities.

Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. Federal tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our common stock.

Taxation of dividends and other distributions on our common stock

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the common stock (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

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With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the shares of common stock, are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Under U.S. Internal Revenue Service authority, shares of common stock are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the NASDAQ Capital Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our shares of common stock, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our shares of common stock will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your shares of common stock, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Common Stock

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the shares of common stock. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the shares of common stock for more than one year, you will be eligible for (a) reduced tax rates of 0% (for individuals in the 10% or 15% tax brackets), (b) higher tax rates of 20% (for individuals in the 39.6% tax bracket) or (c) 15% for all other individuals. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes.

Passive Foreign Investment Company

Based on our current and anticipated operations and the composition of our assets, we do not expect to be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for our current taxable year ending June 30, 2016. Our actual PFIC status for the current taxable year ending June 30, 2016 will not be determinable until the close of such taxable year and, accordingly, there is no guarantee that we will not be a PFIC for the current taxable year. PFIC status is a factual determination for each taxable year, which cannot be made until the close of the taxable year. A non-U.S. corporation is considered a PFIC for any taxable year if either:

•	at least 75% of its gross income is passive income; or

•	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

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We must make a separate determination each year as to whether we are a PFIC. As a result, our PFIC status may change. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our shares of common stock, our PFIC status will depend in large part on the market price of our shares of common stock. Accordingly, fluctuations in the market price of the shares of common stock may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. If we are a PFIC for any year during which you hold shares of common stock, we will continue to be treated as a PFIC for all succeeding years during which you hold shares of common stock. However, if we cease to be a PFIC, you may avoid some of the adverse effects of the PFIC regime by making a “deemed sale” election with respect to the shares of common stock.

If we are a PFIC for any taxable year during which you hold shares of common stock, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the shares of common stock, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the shares of common stock will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over your holding period for the shares of common stock;

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

•	the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the shares of common stock cannot be treated as capital, even if you hold the shares of common stock as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the shares of common stock, you will include in income each year an amount equal to the excess, if any, of the fair market value of the shares of common stock as of the close of your taxable year over your adjusted basis in such shares of common stock. You are allowed a deduction for the excess, if any, of the adjusted basis of the shares of common stock over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the shares of common stock included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the shares of common stock, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the shares of common stock, as well as to any loss realized on the actual sale or disposition of the shares of common stock, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such shares of common stock. Your basis in the shares of common stock will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “—Taxation of Dividends and Other Distributions on our Shares of common stock” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the NASDAQ Capital Market. If the shares of common stock are regularly traded on the NASDAQ Capital Market and if you are a holder of shares of common stock, the mark-to-market election would be available to you were we to be or become a PFIC.

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Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold shares of common stock in any year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 regarding distributions received on the shares of common stock and any gain realized on the disposition of the shares of common stock.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our shares of common stock and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our shares of common stock and proceeds from the sale, exchange or redemption of our shares of common stock may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 28%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders.

Under the Hiring Incentives to Restore Employment Act of 2010, certain United States Holders are required to report information relating to shares of common stock, subject to certain exceptions (including an exception for shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold shares. U.S. Holders are urged to consult their own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

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Plan of Distribution

We have entered into an underwriting agreement with Bonwick Capital Partners, as representative of the underwriters (the “Representative”), and Network 1 Financial Securities, Inc. (together with Bonwick Capital Partners, the “underwriters”), as the underwriters named therein, with respect to the shares of our common stock in this offering.  Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to the public through the underwriters, and the underwriters have agreed to offer and sell, on a best efforts all-or none-basis, a minimum of 1,600,000 shares of common stock, and on a best efforts basis, a maximum of up to 2,000,000 shares of our common stock.

The underwriting agreement provides that the obligation of the underwriters to arrange for the offer and sale of the shares of our common stock, on a best efforts basis, is subject to certain conditions precedent, including but not limited to (i) receipt of a listing approval letter from the Nasdaq Capital Market, (ii) delivery of legal opinions and (iii) delivery of auditor comfort letters.  The underwriters are under no obligation to purchase any shares of our common stock for their own account.  As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated, or even if consummated that we will in fact obtain a listing on the Nasdaq Capital Market. The underwriters may, but are not obligated to, retain other selected dealers that are qualified to offer and sell the shares and that are members of the Financial Industry Regulatory Authority, Inc. (FINRA). The underwriters propose to offer the shares to investors at the public offering price, and will receive the underwriting commissions, set forth on the cover of this prospectus.

Unless sooner withdrawn or canceled by either us or the underwriters, the offering will continue until the earlier of: (i) a date mutually acceptable to us and our underwriters after which at least 1,600,000 shares of our common stock is sold assuming an offering price of $5.00 per share (the minimum offering); (ii) such time as 2,000,000 shares of our common stock is sold assuming an offering price of $5.00 per share (the maximum offering) or (iii) July 1, 2016 (the “Offering Termination Date”). The underwriters have agreed in accordance with the provisions of SEC Rule 15c2-4 to cause all funds received by the underwriters for the sale of the shares of common stock to be promptly deposited in an escrow account maintained by Signature Bank (the “Escrow Agent”) as escrow agent for the investors in the offering. The Escrow Agent is a “bank” as defined under Exchange Act Section 3(a)(6). The Escrow Agent will exercise signature control on the escrow account and will act based on joint instructions from our company and the underwriters. On the closing date for the offering, net proceeds in the escrow account maintained by the Escrow Agent will be delivered to our Company. We will not be able to use such proceeds in China, however, until we complete certain remittance procedures in China. If we do not complete this offering before the Offering Termination Date, all amounts will be promptly returned as described below. If we complete this offering, then on the closing date, we will issue shares to investors and underwriter warrants to our underwriters exercisable at a rate of one warrant per share to purchase 5.0% of the aggregate number of shares of common stock sold in this offering. In addition, we have agreed to pay the underwriters a commission fee of 7.0% of the value of the shares of common stock sold in this offering.

The following table summarizes the compensation and estimated expenses we will pay if the minimum amount of 1,600,000 shares of our common stock is sold in the offering:

	Per Share	Total
Assumed public offering price	$5.00	$8,000,000
Underwriting fee and commissions (7.0%)	$0.35	$560,000
Non-accountable expense allowance (1.0%)	$0.05	$80,000
Proceeds, before expenses, to us	$4.60	$7,360,000

The following table summarizes the compensation and estimated expenses we will pay if the maximum amount of 2,000,000 shares of our common stock is sold in the offering:

	Per Share	Total
Assumed public offering price	$5.00	$10,000,000
Underwriting fee and commissions (7.0%)	$0.35	$700,000
Non-accountable expense allowance (1.0%)	$0.05	$100,000
Proceeds, before expenses, to us	$4.65	$9,200,000

We have also agreed to pay the following expenses of the Representative relating to the offering: (a) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $15,000 in the aggregate; (b) all filing fees and communication expenses associated with the review of this offering by FINRA; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of such states designated by the Representative, including the reasonable fees and expenses of the Representative’s blue sky counsel up to $10,000; (d) the costs of all mailing and printing of the underwriting documents; (e) to the extent approved by the Company in writing, the costs associated with post-closing advertising the offering in the national editions of the Wall Street Journal and New York Times; (f) the costs associated with one set of bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, up to $2,500; (g) up to $25,000 of the underwriters’ actual accountable “road show” expenses for the Offering, and (h) the fees and expenses of the underwriters’ legal counsel not to exceed $75,000. We also will pay the Representative an advisory fee of $50,000.

We expect our total cash expenses for this offering to be approximately $835,000, exclusive of the above commissions. For an itemization of an estimation of the total offering expenses, see “Expenses Relating to this Offering” beginning on page 97 of this prospectus. If we complete this offering, then on the closing date, we will issue shares to investors and underwriter warrants to the underwriters.

Investors must pay in full for all shares of common stock at the time of investment. Payment for the shares of common stock may be made (i) by check, bank draft or money order made payable to “Signature Bank” and delivered to the underwriters no less than four business days before the date of closing, or (ii) by authorization of withdrawal from securities accounts maintained with the underwriters. If payment is made by authorization of withdrawal from securities accounts, the funds authorized to be withdrawn from a securities account will continue to accrue interest, if any interest is to accrue on such amounts, at the contractual rates until closing or termination of the offering, but a hold will be placed on such funds, thereby making them unavailable to the purchaser until closing or termination of the offering. If a purchaser authorizes the underwriters to withdraw the amount of the purchase price from a securities account, the underwriters will do so as of the date of closing. The underwriters will inform prospective purchasers of the anticipated date of closing. If payment is made by check, investors should make all checks payable to the Escrow Agent.

Proceeds deposited in escrow with the Escrow Agent may not be withdrawn by investors prior to the earlier of the closing of the offering or the Offering Termination Date. If the offering is withdrawn or canceled or if the 1,600,000 share minimum offering is not reached and proceeds therefrom are not received by us on or prior to the Offering Termination Date, all proceeds will be promptly returned by the Escrow Agent without interest or deduction to the persons from which they are received (within one business day) in accordance with applicable securities laws. All such proceeds will be placed in a non-interest bearing account pending such time.

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We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters intend to offer our common stock to their retail customers only in states in which we are permitted to offer our common stock. We have relied on an exemption to the blue sky registration requirements afforded to “covered securities.” Securities listed on the NASDAQ Capital Market are “covered securities.” If we were unable to meet the NASDAQ Capital Market’s listing standards, then we would be unable to rely on the covered securities exemption to blue sky registration requirements and we would need to register the offering in each state in which we planned to sell shares. Consequently, we will not complete this offering unless we meet the NASDAQ Capital Market’s listing requirements.

In connection with this offering, the underwriters or certain of the securities dealers may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe PDF format will be used in connection with this offering.

95

Foreign Regulatory Restrictions on Purchase of our Shares

We have not taken any action to permit a public offering of our shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of our shares and the distribution of this prospectus outside the United States.

Underwriter Warrants

We have agreed to sell to the underwriters, on the closing date of this offering, at a price of $100, underwriter warrants exercisable at a rate of one warrant per share to purchase 5.0% of the total number of shares of common stock sold in the offering to investors. We will issue between 80,000 and 100,000 underwriter warrants in connection with this offering, depending on the number of shares of common stock sold in this offering. Each underwriter warrant will be exercisable to purchase one share of common stock. The underwriter warrants will be exercisable at 120% the offering price per share for a period of five years after the effective date of this offering, in accordance with the requirements of FINRA Rule 5110(f)(2)(G)(i). The underwriter warrants may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities for a period of 180 days after the date of effectiveness or commencement of sales of the public offering, except to respective officers or partners and shareholders of the underwriters. This restriction is imposed pursuant to the requirements of FINRA Rule 5110(g)(1). If we do not complete this offering by selling at least the minimum number of shares of common stock, we will not issue any underwriter warrants to our underwriters.

For the life of the underwriter warrants, the holders thereof are given, at nominal costs, the opportunity to profit from a rise in the market price of our common stock with a resulting dilution in the interest of other shareholders. Further, the holders may be expected to exercise the underwriter warrant at a time when we would, in all likelihood, be able to obtain equity capital on terms more favorable than those provided in the underwriter warrants.

We are required for the life of the underwriter warrants to reserve sufficient shares of common stock to deliver upon exercise of the warrants and to take all necessary actions to ensure that we may validly and legally issue fully paid and non-assessable shares on exercise of the warrants.

The holders of underwriter warrants have piggyback registration rights. The exercise price may be paid in cash or by the holder cancelling any indebtedness of the Company to the holder, if any, or on a cashless basis. A cashless exercise, however, would not result in the payment of any exercise price to us.

The underwriter warrants also contain anti-dilution provisions, consistent with applicable FINRA rules, to adjust the terms of the underwriter warrants as necessary to protect against dilution in the event we reorganize, consolidate, merge or subdivide our shares.

Lock-Up Agreements

All of our executive officers and directors and holders of more than 3% of our outstanding common stock who are, in the aggregate, beneficial owners of approximately 37.8% of our common stock, have agreed not to register, offer, sell, contract to sell or grant (except for private transfers and in such case only with the express requirement that such shares continue to be subject to the same lock-up) any of our shares of common stock or any securities convertible into or exercisable or exchangeable for our shares of common stock or any warrants to purchase our shares of common stock (including, without limitation, securities of our company which may be deemed to be beneficially owned by such individuals in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon the exercise of a stock option or warrant) for a period of six months after the date of effectiveness or commencement of sales of this public offering. Upon the expiration of these lock-up agreements, additional shares of common stock will be available for sale in the public market.

Market and Pricing Considerations

Prior to this offering, there has been no public market for our common stock. The initial public offering price is determined by negotiations between us and the underwriters. Among the factors considered in determining the initial public offering price are the future prospects of our company and our industry in general, our sales, earnings and certain other financial and operating information in recent periods, and the price-earnings ratios, market prices of securities and certain financial and operating information of companies engaged in activities similar to those of our company.

An active trading market for our common stock may not develop. It is possible that after this offering the shares of common stock will not trade in the public market at or above the initial offering price.

The exercise price for the underwriter warrants issued to our underwriters in connection with, and conditional on the closing of, this offering has been negotiated between our company and the underwriters. The exercise price (120% of the offering price of shares of common stock in this offering), along with the length of time the underwriters must wait before exercise (at least 180 days after the closing of this offering) are influenced by the valuation attributed by FINRA in its calculation of the acceptability of aggregate placement consideration.

Discretionary Shares

The underwriters will not sell any shares in this offering to accounts over which they exercise discretionary authority, without first receiving written consent from those accounts.

96

Application for Listing on the NASDAQ Capital Market

We have applied to list our common stock on the NASDAQ Capital Market under the symbol “TYHT.” As this offering is a best-efforts offering, the NASDAQ Capital Market has indicated that it is unable to admit our common stock for listing until the completion of the offering and, consequently, the satisfaction of NASDAQ Capital Market listing standards. If so admitted, we expect our common stock to begin trading on the NASDAQ Capital Market on the day following the closing of this offering. If our common stock is eventually listed on the NASDAQ Capital Market, we will be subject to continued listing requirements and corporate governance standards. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

Price Stabilization, Short Positions and Penalty Bids

In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities, and may end any of these activities at any time. We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

Expenses Relating to this Offering

Set forth below is an itemization of the total expenses, excluding underwriter fees and commissions and underwriter expenses, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq listing fee, all amounts are estimates.

U.S. Securities Exchange Commission registration fee	$1,067
FINRA filing fee	$2,300
NASDAQ listing fee	$75,000
Legal fees and expenses for Chinese counsel	$80,642
Legal fees and expenses for U.S. counsel	$270,000
Accounting fees and expenses	$330,000
Printing fees	$25,000
Miscellaneous	$50,991
Total	$835,000

97

Legal Matters

Certain matters as to U.S. law in connection with this offering will be passed upon for us by Kaufman & Canoles, P.C. Certain legal matters relating to the offering as to Chinese law will be passed upon for us by Dacheng, People’s Republic of China. Kaufman & Canoles, P.C. may rely upon Dacheng with respect to matters governed by PRC law. Certain legal matters will be passed upon for the underwriters by Sichenzia Ross Friedman Ference LLP.

Experts

Friedman LLP, independent registered public accounting firm, has audited our consolidated financial statements for each of the years ended June 30, 2015 and 2014, as set forth in their report. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Friedman LLP’s report, given on their authority as experts in accounting and auditing.

The current address of Friedman LLP is 1700 Broadway, New York, New York 10019.

Interests of Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or has or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of subsidiaries, variable interest entities, or affiliates. Nor was any such person connected with our company or any of subsidiaries, variable interest entities, or affiliates as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Where You Can Find More Information

We have filed with the SEC under the Securities Act a registration statement on Form S-1 relating to the shares of common stock we are offering by this prospectus. This prospectus, which constitutes part of the registration statement filed with the SEC, does not contain all the information included in the registration statement and the exhibits and schedules thereto. For further information with respect to us and our shares of common stock, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete, and, where the contract, agreement or other document is an exhibit to the registration statement, any statement with respect to such contract, agreement or document is qualified by the provisions of such exhibit. You may examine and copy the registration statement, including the exhibits, at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can obtain a copy of all or a portion of the registration statement by mail from the Public Reference Section of the SEC at the same address, upon payment of prescribed fees. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains periodic reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

As a result of this offering, we will become subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, will file periodic reports, proxy statements and other information with the SEC.

98

FINANCIAL INFORMATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Shineco, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Shineco, Inc. and Subsidiaries (the “Company”) as of June 30, 2015 and 2014, and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for each of the years in the two-year period ended June 30, 2015. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2015 and 2014, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2015 in conformity with accounting principles generally accepted in the United States of America.

/s/ Friedman LLP

New York, NY

December 18, 2015

F-1

SHINECO, INC.

CONSOLIDATED BALANCE SHEETS

	June 30,	June 30,
	2015	2014
ASSETS
CURRENT ASSETS:
Cash	$6,056,105	$3,089,845
Accounts receivable, net - third parties	4,878,378	1,321,250
- unconsolidated entity	2,409,664	1,270,750
Due from related parties	2,623,169	2,690,273
Inventories	8,302,297	5,501,601
Advances to suppliers	1,383,934	3,281,416
Loans to third parties	1,130,139	897,591
Other receivables	663,193	545,127
Short-term deposit	87,453	-
Prepaid leases - current, net	521,235	246,091
Prepaid expenses	200,304	242,467
TOTAL CURRENT ASSETS	28,255,871	19,086,411

Property and equipment at cost, net of accumulated depreciation	5,805,965	6,436,052
Land use right, net of accumulated amortization	1,568,701	1,593,351
Intangible assets	47,348	45,975
Investments	11,417,953	10,980,357
Long-term deposit and other noncurrent assets	87,894	96,525
Prepaid leases-non current, net	4,719,320	3,819,753
Deferred tax assets	229,072	163,132

TOTAL ASSETS	$52,132,124	$42,221,556

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Short-term loans-banks	$3,385,006	$2,671,192
Accounts payable	171,642	37,656
Advances from customers	32,826	12,354
Due to related parties	137,508	-
Other payables and accrued expenses	1,119,591	320,550
Taxes payable	1,076,253	717,314
TOTAL LIABILITIES	5,922,826	3,759,066
Commitments and contingencies
EQUITY:
Common stock; par value $0.001, 100,000,000 shares authorized; 19,320,882 issued and outstanding	19,321	19,321
Additional paid-in capital	17,344,466	17,344,466
Statutory reserve	2,924,921	2,040,382
Retained earnings	23,017,721	16,621,982
Accumulated other comprehensive income	2,054,720	1,741,203
Total Stockholders' equity of Shineco, Inc.	45,361,149	37,767,354
Non-controlling interest	848,149	695,136
TOTAL EQUITY	46,209,298	38,462,490

TOTAL LIABILITIES AND EQUITY	$52,132,124	$42,221,556

The accompanying notes are an integral part of these consolidated financial statements

F-2

SHINECO, INC.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Years Ended June 30,
	2015	2014

REVENUE	$32,630,502	$31,289,822

COST OF REVENUE
Cost of product and services	22,204,733	21,616,318
Business and sales related tax	78,262	80,755

GROSS PROFIT	10,347,507	9,592,749

OPERATING EXPENSES
General and administrative expenses	2,160,666	1,637,801
Selling expenses	1,684,423	847,191
Total operating expense	3,845,089	2,484,992

INCOME FROM OPERATIONS	6,502,418	7,107,757

OTHER INCOME (EXPENSE)
Income from equity method investments	1,788,288	1,823,187
Other income	231,908	181,279
Interest income (expense)	42,502	(133,413)
Total other income	2,062,698	1,871,053

INCOME BEFORE INCOME TAX PROVISION	8,565,116	8,978,810

PROVISIONS FOR INCOME TAXES	1,124,716	1,010,516

NET INCOME	7,440,400	7,968,294

Less: net income attributable to non-controlling interest	(160,122)	(141,255)

NET INCOME ATTRIBUTABLE TO SHINECO, INC.	$7,280,278	$7,827,039

COMPREHENSIVE INCOME
Net income	7,440,400	7,968,294
Foreign currency translation gain	306,408	254,334
Total comprehensive income	7,746,808	8,222,628
Comprehensive income attributable to non-controlling interest	(153,013)	(115,601)
COMPREHENSIVE INCOME ATTRIBUTABLE TO SHINECO, INC.	$7,593,795	$8,107,027

Weighted average number of shares basic and diluted	19,320,882	16,397,621

Basic and diluted earnings per common share	$0.38	$0.48

The accompanying notes are an integral part of these consolidated financial statements

F-3

SHINECO, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE YEARS ENDED JUNE 30, 2015 AND 2014

						ACCUMULATED OTHER	NON-
	COMMON STOCK		ADDITIONAL	STATUTORY	RETAINED	COMPREHENSIVE	CONTROLLING
	SHARES	AMOUNT	PAID-IN CAPITAL	RESERVE	EARNINGS	INCOME	INTEREST	TOTAL EQUITY

Balance at June 30, 2013	12,785,882	$12,786	$9,791,377	$1,847,203	$8,988,122	$1,461,215	$579,535	$22,680,238
Net income for the year					7,827,039		141,255	7,968,294
Exercise of convertible notes	2,410,000	2,410	5,456,089					5,458,499
Exercise of convertible preferred stock	4,125,000	4,125	2,097,000					2,101,125
Appropriation of statutory reserve				193,179	(193,179)			-
Foreign currency translation gain						279,988	(25,654)	254,334
Balance at June 30, 2014	19,320,882	$19,321	$17,344,466	$2,040,382	$16,621,982	$1,741,203	$695,136	$38,462,490

Net income for the year					7,280,278		160,122	7,440,400
Appropriation of statutory reserve				884,539	(884,539)			-
Foreign currency translation gain (loss)						313,517	(7,109)	306,408
Balance at June 30, 2015	19,320,882	$19,321	$17,344,466	$2,924,921	$23,017,721	$2,054,720	$848,149	$46,209,298

The accompanying notes are an integral part of these consolidated financial statements

F-4

SHINECO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended June 30,
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,440,400	$7,968,294
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	811,135	699,983
Provision for (Recovery of) doubtful accounts	111,303	(41,650)
Change of inventory reserve	62,447	(68,887)
Deferred tax benefit	(64,419)	(92,795)
Income from equity method investments	(1,788,288)	(1,823,187)
Impairment of investment	244,350	-

Changes in operating assets and liabilities:
Accounts receivable	(3,481,607)	538,847
Advances to suppliers	1,916,195	(3,112,101)
Inventories	(2,809,027)	2,185,255
Other receivables	(277,087)	(460,862)
Prepaid expense and other assets	(43,287)	(27,829)
Due from related parties	1,056,256	4,105,309
Long-term deposit and other noncurrent assets	9,298	352,661
Prepaid leases	(1,139,092)	(410,925)
Accounts payable	133,055	(472,346)
Advances from customers	20,281	(10,687)
Other payables	92,962	34,284
Taxes payable	351,914	112,680
NET CASH PROVIDED BY OPERATING ACTIVITIES	2,646,789	9,476,044

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property and equipment	(101,620)	(1,123,304)
Loans to third parties	(224,816)	(899,248)
Loans to related parties	(969,711)	(1,331,213)
Dividend received from equity method investments	65,160	-
Payments made on investment in unconsolidated entities	-	(8,872,600)
NET CASH USED IN INVESTING ACTIVITIES	(1,230,987)	(12,226,365)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loans	3,583,800	3,907,200
Repayment of short-term bank loans	(2,893,104)	(5,263,704)
Proceeds from private equity	699,818	-
Proceeds from capital contributions	-	325,600
Proceeds from convertible notes	-	5,279,604
Proceeds from (repayment of) advances from related parties	136,836	(377,824)
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,527,350	3,870,876

EFFECT OF EXCHANGE RATE CHANGE ON CASH	23,108	4,638

NET INCREASE IN CASH	2,966,260	1,125,193

CASH-Beginning of Year	3,089,845	1,964,652

CASH-End of Year	$6,056,105	$3,089,845

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Cash paid for income tax	$913,288	$750,077
Cash paid for interest	$223,933	$224,972

The accompanying notes are an integral part of these consolidated financial statements

F-5

Shineco, Inc.

Notes to Consolidated Financial Statements

 NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

Shineco, Inc. ("Shineco" or the “Company”) was incorporated in the State of Delaware on August 20, 1997. The Company is a holding company whose primary purpose is to develop business opportunities in the People’s Republic of China (“PRC” or “China”).

On December 30, 2004, the Company acquired all of the issued and outstanding shares of Beijing Tenet-Jove Technological Development Corp., Ltd. (“Tenet-Jove”), a PRC company, in exchange for restricted shares of the Company’s common stock, and the sole operating business of the Company became that of its subsidiary, Tenet-Jove. Tenet-Jove was incorporated on December 15, 2003 under the laws of China. Consequently, Tenet-Jove became a 100% owned subsidiary of Shineco and was officially granted the status of a Wholly Foreign-Owned Entity (“WFOE”) by Chinese authority on July 14, 2006. This transaction was accounted for as a recapitalization. Tenet-Jove owns 90% interest of Tianjin Tenet Huatai Technological Development Co., Ltd. (“Tenet Huatai”).

On December 31, 2008, June 11, 2011 and May 24, 2012, respectively, Tenet-Jove entered into a series of contractual agreements with the owners of Ankang Longevity Pharmaceutical (Group) Co., Ltd. (“Ankang Longevity Group”), each of Yantai Zhisheng International Freight Forwarding Co., Ltd (“Zhisheng Freight”), Yantai Zhisheng International Trade Co., Ltd (“Zhisheng Trade”), Yantai Mouping District Zhisheng Agricultural Produce Cooperative (“Zhisheng Agricultural”)and Qingdao Zhihesheng Agricultural Produce Services., Ltd (“Qingdao Zhihesheng”). These agreements include an Executive Business Cooperation Agreement; Timely Reporting Agreements; Equity Interest Pledge Agreement and Executive Option Agreements. On February 24, 2014, Tenet-Jove also subsequently entered into the same series of contractual agreements with ShinecoZhisheng (Beijing) Bio-Technology Co., Ltd (“Zhisheng Bio-Tech”), which is a new company incorporated in 2014. Zhisheng Bio-Tech, Zhisheng Freight, Zhisheng Trade, Zhisheng Agricultural, and Qingdao Zhihesheng are collectively referred to herein as “Zhisheng Group”.

Pursuant to the above agreements, Tenet-Jove has the exclusive right to provide to Zhisheng Group and Ankang Longevity Group consulting services related to business operation and management. All the above contractual agreements obligate Tenet-Jove to absorb a majority of the risk of loss from Zhisheng Group and Ankang Longevity Group’s activities and entitle Tenet-Jove to receive a majority of their residual returns. In essence, Tenet-Jove has gained effective control over Zhisheng Group and Ankang Longevity Group. Therefore, the Company believes that Zhisheng Group and Ankang Longevity Group should be considered as Variable Interest Entities (“VIEs”) under the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 “Consolidation”. Accordingly, the accounts of these entities are consolidated with those of Tenet-Jove.

Since Shineco is effectively controlled by the majority shareholders of Zhisheng Group and Ankang Longevity Group. Shineco owns 100% equity interest of Tenet-Jove. Accordingly, Shineco, Tenet-Jove, and its VIEs, Zhisheng Group and Ankang Longevity Group are effectively controlled by the same majority shareholders. Therefore, Shineco, Tenet-Jove and its VIEs are considered under common control. The consolidation of Tenet-Jove and its VIEs into Shineco has been accounted for at historical cost and prepared on the basis as if the aforementioned exclusive contractual agreements between Tenet-Jove and its VIES had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

The Company, its subsidiaries, its VIE and its VIE’s subsidiaries (collectively the “Group”) operate three main business segments: 1) Tenet-Jove is engaged in planting, manufacturing and selling of Bluish Dogbane and related products, also known in Chinese as “Luobuma”, including therapeutic clothing and textile products made from Luobuma; 2) Zhisheng Group is engaged in the business of planting, processing and distributing of green agricultural produce as well as providing domestic and international logistic services for agricultural products (“Agricultural Products”); 3) Ankang Longevity Group develops and manufactures traditional Chinese herbal medicinal products as well as other retail pharmaceutical products. These different business activities and products can potentially be integrated and benefit from one and other.

F-6

Shineco, Inc.

Notes to Consolidated Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements of Shineco have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The consolidated financial statements of the Company reflect the principal activities of the following entities. The non-controlling interest represents the minority shareholders’ interest in the Company’s majority owned subsidiaries. All intercompany transactions have been eliminated.

Name of the entity	Place of Incorporation	Ownership Percentage
Shineco, Inc.	Delaware	Parent
Beijing Tenet-Jove Technological Development Co., Ltd. (“Tenet-Jove”) (“WOFE”)	Beijing, China	100%
Tianjin Tenet Huatai Technological Development Co., Ltd. (“Tianjin Tenet Huatai”)	Tianjin, China	90%
ShinecoZhisheng (Beijing) Bio-Technology Co. (“Zhisheng Bio-tech”) (“VIE”)	Beijing, China	VIE
Yantai Zhisheng International Freight Forwarding Co., Ltd. (“Zhisheng Freight”) (“VIE”)	Yantai, China	VIE
Yantai Zhisheng International Trade Co., Ltd. (“Zhisheng Trade”) (“VIE”)	Yantai, China	VIE
Yantai Mouping District Zhisheng Agricultural Produce Cooperative (“Zhisheng Agricultural”) (“VIE”)	Yantai, China	VIE
Qingdao Zhihesheng Agricultural Produce Services Co., Ltd. (“Qingdao Zhihesheng”) (“VIE”)	Qingdao, China	VIE
Ankang Longevity Pharmaceutical (Group) Co., Ltd. (“Ankang Longevity Group”)	Ankang, China	VIE
Ankang Longevity Pharmaceutical (Group) Traditional Chinese Medicine Decoction Pieces Co., Ltd. (“Ankang Longevity Decoction Pieces”) (“VIE”)	Ankang, China	VIE
Ankang Longevity Pharmaceutical Group Chain Co., Ltd. (“Ankang Longevity Chain”) (“VIE”)	Ankang, China	VIE
Ankang Longevity Pharmaceutical Group Pharmaceutical Industry Co., Ltd. (“Ankang Longevity Industry”) (“VIE”)	Ankang, China	VIE

Consolidation of Variable Interest Entities

In accordance with accounting standards regarding consolidation of variable interest entities (“VIEs”), VIEs are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability. All VIEs with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary is required to consolidate the VIE for financial reporting purposes.

F-7

Shineco, Inc.

Notes to Consolidated Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The carrying amount of the VIE and its subsidiaries’ consolidated assets and liabilities are as following:

	June 30, 2015	June 30, 2014

Current assets	$21,054,168	$12,749,233
Plant and equipment, net	4,187,397	4,760,941
Other noncurrent assets	17,559,402	16,004,761
Total assets	42,800,967	33,514,935
Total liabilities	(4,804,296)	(3,246,014)
Net assets	$37,996,671	$30,268,921

Non-controlling Interests

Accounting principles generally accepted in the United States of America (“GAAP”) require that non-controlling interests in subsidiaries and affiliates be reported in the equity section of a company’s balance sheet. In addition, the amounts attributable to the net income (loss) of those subsidiaries are reported separately in the consolidated statements of income and comprehensive income.

Risks and Uncertainties

The operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among other factors, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC, and by changes in governmental policies or interpretations with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations, this may not be indicative of future results.

Members of the current management team own controlling interests in the Company and are also the owners of the VIEs in the PRC.  The Company only controls the VIEs through contractual arrangements which obligate it to absorb the risk of loss and to receive the residual expected returns.  As such, the controlling shareholders of the Company and the VIEs could cancel these agreements or permit them to expire at the end of the agreement terms, as a result of which the Company would not retain control of the VIEs.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements as well as the reported amounts of revenue and expenses during the reporting period. Significant estimates required to be made by management include, but are not limited to, useful lives of property, plant, and equipment, intangible assets, the recoverability of long-lived assets and the valuation of accounts receivable, deferred tax assets, accrued expenses, taxes payable and inventories. Actual results could differ from those estimates.

F-8

Shineco, Inc.

Notes to Consolidated Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

The Company recognizes revenue from sales of bluish dogbane products, Chinese medicinal herbal products and agricultural products, as well as providing logistic service and other processing service to external customers. The Company recognizes revenue under FASB Codification Topic 605 ASC Topic 605). Pursuant to this guidance, revenue is recognized when all of the following have occurred: (i) there is persuasive evidence of an arrangement with a customer and (ii) delivery has occurred or services have been rendered (iii) the Company’s collection of such fees is reasonable assured. These criteria, as related to the Company’s revenue, are considered to have been met as follows:

Sales of products: the Company recognizes revenue on sale of products when the goods are delivered and title to the goods passes to the customer provided that there are no uncertainties regarding customer acceptance; persuasive evidence of the an arrangement exists; the sales price is fixed and determinable; and collectability is deemed probable.

Revenue from the rendering of services: Revenue from international freight forwarding, domestic air and overland freight forwarding services are recognized upon performance of services as stipulated in the underlying contract or when commodities are being released from the customer’s warehouse.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, cash on deposits and other highly liquid investments which are unrestricted as to withdrawal or use, and which have maturities of three months or less when purchased. The Company maintains cash and cash equivalents with various financial institutions mainly in the PRC. Balances in banks in the PRC are uninsured.

Accounts Receivable

Accounts receivable are recorded at net realizable value consisting of carrying amount less an allowance for uncollectible accounts, as necessary. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowance when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, customers’ historical payment history, their current credit-worthiness and current economic trends. As of June 30, 2015 and June 30, 2014, the allowances for doubtful accounts were $81,374 and $129,086, respectively.

Accounts receivable-unconsolidated entity represents the amount due from Shanxi Pharmaceutical Group Pai’ang Medicine Co. Ltd. (“Shaanxi Pharmaceutical Group”), with whom the Company entered into a supplemental agreement in September 2013. According to the supplemental agreement, the new joint-venture company established by Shaanxi Pharmaceutical and the Company are required to exclusively purchase certain raw materials and drug products from Shaanxi Pharmaceutical Group. In return, Shaanxi Pharmaceutical Group has agreed to compensate Ankang Longevity Group with a preferred distribution that equals to 7% of the total purchases made from Shaanxi Pharmaceutical Group. The accounts receivable mainly represent the preferred distribution due from Shaanxi Pharmaceutical Group. As of June 30, 2015 and June 30, 2014, the balance of accounts receivable – unconsolidated entity was $2,409,664 and $1,270,750, respectively.

F-9

Shineco, Inc.

Notes to Consolidated Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventories

Inventories, which are stated at the lower of cost or current market value, consisting of raw materials, work-in-progress, finished goods related to the Company’s products. Cost is determined using the first in first out (FIFO) method. Market is the lower of replacement cost or net realizable value. Agricultural products that the Company farms are recorded at cost, which includes direct costs such as seed selection, fertilizer, labor cost and contract fee that are spent in growing agricultural products on the leased farmland, and indirect costs which include amortization of prepayment of farmland lease fee and farmland development cost. All the costs are accumulated until the time of harvest and then allocated to harvested crops costs when they are sold. The Company periodically evaluates its inventory and records inventory reserve for certain inventories that may not be saleable. As of June 30, 2015 and June 30, 2014, the Company had inventory reserves of $585,283 and $518,699, respectively.

Advances to Suppliers

Advances to suppliers consist of balance paid to suppliers for materials that have not been received. Advances to suppliers are reviewed periodically to determine whether their carrying value has become impaired. Historically, the Company has not experienced any losses as a result of these advances. As of June 30, 2015 and June 30, 2014, the Company had balance of $1,383,934 and $3,281,416, respectively.

Loans to Third Parties

Loans to third parties consist of various cash advances to unrelated companies and individuals with which the Company has business relationships. The loans are due within one year with no interest rate. Loans to third parties are reviewed periodically as to whether their carrying values remain realizable. As of June 30, 2015 and June 30, 2014, the Company had balance of $1,130,139 and $897,591, respectively.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation and amortization. Expenditures for additions, major renewal and betterments are capitalized, and expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided on a straight-line basis, less estimated residual value, over an asset’s estimated useful life, Farmland leasehold improvements are amortized over the shorter of lease term or remaining lease period of the underlying assets. Following are the estimated useful lives of the Company’s property and equipment:

Estimated useful lives

Buildings	20-50 years
Machinery equipment	5-10 years
Motor vehicles	5-10 years
Office equipment	5-10 years
Farmland leasehold improvements	12-18 years

Land Use Right

Under PRC law, all land in the PRC is owned by the government and cannot be sold to an individual or company. The government grants individuals and companies the rights to use parcels of land for a specified period of time. Land use rights are stated at cost less accumulated amortization. Amortization is provided over the respective useful lives, using the straight-line method. Estimated useful life is 50-years, based on the term of the land use rights.

F-10

Shineco, Inc.

Notes to Consolidated Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Long-lived Assets

The Company accounts for long-lived assets under FASB Codification Topic 360 (ASC Topic 360) “Accounting for Goodwill and Other Intangible Assets” and “Accounting for Impairment or Disposal of Long-Lived Assets.” Finite-lived assets and intangibles are also reviewed for impairment testing when circumstances require. For purposes of evaluating the recoverability of long-lived assets, when undiscounted future cash flows will not be sufficient to recover an asset's carrying amount, the asset is written down to its fair value. The long-lived assets of the Company that are subject to evaluation consist primarily of property, plant and equipment, land use rights and long-term prepaid lease. For the period ended June 30, 2015 and 2014, the Company did not recognize any impairment of its long-lived assets.

Fair Value of Financial Instruments

The Company adopted the provisions of ASC 820, “Fair Value Measurements and Disclosures.” ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The carrying value of accounts receivable, other current assets, short term loans, other payables and accrued expenses approximate their fair values because of the short-term nature of these instruments.

Income Tax

The Company accounts for income taxes under FASB Codification Topic 740 (ASC 740). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company does not have any uncertain tax positions at June 30, 2015 or at June 30, 2014.

F-11

Shineco, Inc.

Notes to Consolidated Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Tax (Continued)

The statute of limitations for the Company’s U.S. federal income tax returns and certain state income tax returns remains open for tax years 2010 and after. As of June 30, 2015, the tax years ended June 30, 2007 through June 30, 2015 for the Company’s People’s Republic of China (“PRC”) subsidiaries remain open for statutory examination by PRC tax authorities.

Value Added Tax

Sales revenue represents the invoiced value of goods, net of a Value-Added Tax (“VAT”). All of the Company’s products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product or acquiring its finished products. The Company recorded a VAT payable and VAT receivable net of payment in the accompanying consolidated financial statements.

Foreign Currency Translation

The Company uses the United States dollar (“U.S. dollars” or “USD”) for financial reporting purposes. The Company’s subsidiaries and VIEs maintain their books and records in their functional currency of Renminbi (“RMB”), the currency of the PRC.

In general, for consolidation purposes, the Company translates the assets and liabilities of its subsidiaries and VIEs into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, and the statements of income and cash flows are translated at average exchange rates during the reporting period. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Equity accounts are translated at historical rates. Adjustments resulting from the translation of the financial statements of the subsidiaries and VIEs are recorded as accumulated other comprehensive income.

The balance sheet amounts, with the exception of equity, at June 30, 2015 and June 30, 2014 were translated at 1 RMB to $0.1637 USD and at 1 RMB to $0.1625 USD, respectively. The average translation rates applied to income and cash flow statement amounts for the years ended June 30, 2015 and 2014 were at 1 RMB to $0.1629 USD and at 1 RMB to $0.1628 USD, respectively.

Comprehensive Income

Comprehensive income consists of two components, net income and other comprehensive income. The foreign currency translation gain or loss resulting from translation of the financial statements expressed in RMB to US$ is reported in other comprehensive income in the consolidated statements of income and comprehensive income.

Equity Investment

An investment in which the Company has the ability to exercise significant influence, but does not have a controlling interest, is accounted for using the equity method. Significant influence is generally considered to exist when the Company has an ownership interest in the voting stock between 20% and 50%, and other factors, such as representation on the Board of Directors, voting rights and the impact of commercial arrangements, are considered in determining whether the equity method of accounting is appropriate.

F-12

Shineco, Inc.

Notes to Consolidated Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Earnings per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. There is no anti-dilutive effect for the years ended June 30, 2015 and 2014.

Reclassification

Certain prior year amounts have been reclassified to conform to the current period presentation. These reclassification had no effect on net income or cash flow as previously reported.

New Accounting Pronouncements

In June 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Updates (“ASU”) 2015-10, “Technical Corrections and Improvements.” This ASU corrects for differences between original guidance and the Accounting Standards Codification (“ASC”) and makes minor improvements affecting several topics. We are currently in the process of evaluating this standard, but do not expect its adoption to have a material impact on our consolidated financial statements. The amendments in this Update will apply to all reporting entities within the scope of the affected accounting guidance.

In July 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Updates (“ASU”) 2015-11, “Inventory (Topic 330) - Simplifying the Measurement of Inventory.” The amendments in this Update do not apply to inventory that is measured using last-in, first-out (LIFO) or the retail inventory method. The amendments apply to all other inventory, which includes inventory that is measured using first-in, first-out (FIFO) or average cost. An entity should measure inventory within the scope of this Update at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The amendments in this Update more closely align the measurement of inventory in GAAP with the measurement of inventory in International Financial Reporting Standards (IFRS). For public business entities, The amendments in this Update are effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. We are currently in the process of evaluating this standard, but do not expect its adoption to have a material impact on our consolidated financial statements.

In August 2015, the FASB issued Accounting Standards Update No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, or ASU 2015-14. This amendment defers the effective date of the previously issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), or ASU 2014-09, until the interim and annual reporting periods beginning after December 15, 2017. Earlier application is permitted for interim and annual reporting periods beginning after December 15, 2016. The Company is evaluating the effect of this standard the Company's consolidated financial position, results of operations and cash flows.

F-13

Shineco, Inc.

Notes to Consolidated Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In August 2015, the FASB has issued Accounting Standards Update (ASU) No. 2015-15, Interest - Imputation of Interest (Subtopic 835-30): Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements - Amendments to SEC Paragraphs Pursuant to Staff Announcement at June 18, 2015 EITF Meeting. This ASU adds SEC paragraphs pursuant to the SEC Staff Announcement at the June 18, 2015, Emerging Issues Task Force meeting about the presentation and subsequent measurement of debt issuance costs associated with line-of-credit arrangements. Given the absence of authoritative guidance within ASU 2015-03 for debt issuance costs related to line-of-credit arrangements, the SEC staff would not object to an entity deferring and presenting debt issuance costs as an asset and subsequently amortizing the deferred debt issuance costs ratably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit arrangement. The Company does not expect this update will have a material impact on the Company's consolidated financial position, results of operations and cash flows.

In September 2015, the FASB issued ASU 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments, which eliminates the requirement to retrospectively account for changes to provisional amounts initially recorded in a business acquisition opening balance sheet. Prior to the issuance of ASU 2015-16, an acquirer was required to restate prior period financial statements as of the acquisition date for adjustments to provisional amounts. This guidance is effective for fiscal years beginning after December 15, 2015, including interim periods within fiscal years. The Company does not expect this update will have a material impact on the Company's consolidated financial position, results of operations and cash flows.

In November 2015, the FASB issued an Accounting Standards Update (ASU) intended to improve how deferred taxes are classified on companies' balance sheets. ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, eliminates the current requirement for companies to present deferred tax liabilities and assets as current and non-current in a classified balance sheet. Instead, companies will be required to classify all deferred tax assets and liabilities as non-current. The amendments apply to all organizations that present a classified balance sheet. For public companies, the amendments are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The Company early adopted this ASU and has classified its deferred tax assets as non-current on the accompanying consolidated balance sheets. Earlier application is permitted for all organizations as of the beginning of an interim or annual reporting period.

F-14

Shineco, Inc.

Notes to Consolidated Financial Statements

NOTE 3- INVENTORIES

The inventories consist of the following:

	June 30, 2015	June 30, 2014

Raw materials	$920,973	$1,057,020
Work-in-process	6,674,890	4,030,129
Finished goods	1,268,681	914,733
Packing materials	23,036	18,418
Less: inventory reserve	(585,283)	(518,699)
	$8,302,297	$5,501,601

Work-in-process includes direct costs such as seed selection, fertilizer, labor cost and subcontractor fee that are spent in growing agricultural products on the leased farmland, and indirect costs which include amortization of prepayment of farmland lease fee and farmland development cost. All the costs are accumulated until the time of harvest and then allocated to harvested crops costs when they are sold.

NOTE 4- PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following:

	June 30, 2015	June 30, 2014

Buildings	$5,113,662	$4,466,801
Building improvement	57,467	57,045
Machinery equipment	476,044	441,921
Motor vehicles	251,726	257,739
Construction in progress	-	487,500
Office equipment	206,134	257,099
Farmland leasehold improvement	3,442,441	3,417,207
	9,547,474	9,385,312

Less: accumulated depreciation and amortization	(3,741,509)	(2,949,260)

Property, plant and equipment, net	$5,805,965	$6,436,052

Depreciation and amortization expense charged to operations were $766,705 and $663,767 for the years ended June 30, 2015 and 2014, respectively.

Farmland leasehold improvements consist of following:

	June 30, 2015	June 30, 2014

Blueberry farmland leasehold reconstruction	$2,644,636	$2,625,250
Yew tree planting base reconstruction	296,297	294,125
Greenhouse renovation	501,508	497,832
Total farmland leasehold improvement	$3,442,441	$3,417,207

F-15

Shineco, Inc.

Notes to Consolidated Financial Statements

NOTE 5- LAND USE RIGHTS, NET

The Company states land use right at cost less accumulated amortization. All land in the People’s Republic of China is government owned and cannot be sold to any individual or company. However, the government grants the user a “land use right” (the “Right”) to use the land. The Company has the Right to use the land for 50 years and amortizes the Right on a straight-line basis over the period of 50 years.

	June 30, 2015	June 30, 2014

Land use rights	$1,820,832	$1,807,484
Less: accumulated amortization	(252,131)	(214,133)
Land use rights, net	$1,568,701	$1,593,351

The estimated future amortization expenses are as follows:

Twelve months ending June 30:

2016	$36,417
2017	36,417
2018	36,417
2019	36,417
2020	36,417
Thereafter	1,386,616
Total	$1,568,701

NOTE 6- INVESTMENTS

A) Investments in unconsolidated entities

On September 27, 2012, Ankang Longevity Group entered into two equity investment agreements with a third party, Shaanxi Pharmaceutical Group Pai’ang Medicine Co. Ltd., a Chinese state-owned pharmaceutical enterprise to invest a total of RMB 6.8 million (approximately $1.1 million) to form a joint venture pharmacy retail company called Shaanxi Pharmaceutical Sunsimiao Drugstores Ankang Retail Chain Co., Ltd. (“Sunsimiao Drugstores”), and a joint venture pharmaceutical wholesale distribution company named Shaanxi Pharmaceutical Holding Group Longevity Pharmacy Co., Ltd. (“Shaanxi Longevity Pharmacy”). Ankang Longevity Group obtained 49% interest in each of these two new joint venture companies. These two joint ventures are formed as new business entities to collaborate with Shaanxi Pharmaceutical Group to expand sales to regional hospitals and clinics and to establish the presence of retail pharmacies under the Brand name “Sunsimiao”. These two companies started business operations in May 2013. The investments were accounted for using the equity method because Ankang Longevity Group has significant influence, but not control of these two entities. Ankang Longevity Group recorded a net income of $599,118 and a net income of $550,091 for the years ended June 30, 2015 and 2014, respectively, from the investment, which was included in “Income from equity method investments” in the consolidated statements of operations and comprehensive income.

In September 2013, Ankang Longevity Group entered into a supplemental agreement with Shaanxi Pharmaceutical Group Pai’ang Medicine Co. Ltd. (“Shaanxi Pharmaceutical Group”).According to the supplemental agreement, the new joint-venture companies established by Shaanxi Pharmaceutical and Ankang Longevity Group are required to exclusively purchase certain raw materials and drug products from Shaanxi Pharmaceutical Group. In return, Shaanxi Pharmaceutical Group has agreed to compensate Ankang Longevity Group with a preferred distribution equal to 7% of the total purchases made from Shaanxi Pharmaceutical Group. For the years ended June 30, 2015 and 2014, a total of $1,124,010 and a total of $1,273,096 were recognized by Ankang Longevity Group from this supplemental agreement in addition to its 49% share of the net income of the joint ventures, respectively. In October, 2015, Ankang Longevity Group received investment income of RMB 5.0 million (approximately $0.82 million) from Shaanxi Pharmaceutical Group.

F-16

Shineco, Inc.

Notes to Consolidated Financial Statements

NOTE 6 - INVESTMENTS (Continued)

On each of April 6, 2013 and June 2, 2013, Tenet-Jove entity invested RMB 1.5 million (approximately $0.24 million) into two new companies, called Nanjing Kang Tian Yi Dressing & Adornment Co., Ltd (“Nanjing Kangtianyi”) and Tianjin Ou Feng Biotechnology Co., Ltd (“Tianjin Ou’Feng”), to obtain non-controlling interests of 30% and 40%. Tianjin Ou’Feng has gone out of business as of June 30, 2015. As a result, the Company recorded impairment of $244,350 on these investments in unconsolidated entities for the year ended June 30, 2015. In November 2015, Tenet-Jove entity collected RMB 100,000 ($16,370) from Nanjing Kangtianyi as investment income.

On October 21, 2013, the Company, through its controlled subsidiaries, Zhisheng Freight and Zhisheng Agricultural, entered into an agreement with an unrelated third party, Zhejiang Zhen’Ai Network Warehousing Services Co., Ltd. (“Zhen’Ai Network”), to invest RMB 14.5 million (approximately $2.3 million) into Tiancang Systematic Warehousing project (“Tiancang Project”) operated by Zhen’Ai Network. Tiancang Project is an online platform established to provide comprehensive warehousing and logistic solutions to companies involved in E-commerce. The Company does not participate in Tiancang Project’s management and operations and the investment does not give the Company any equity interest of Zhen’Ai Network. Instead, the Company is entitled to a profit sharing of 29% of Tiancang Project’s after-tax net income annually, less 30% statutory reserve and 10% employee welfare fund. When the amount of the accumulated statutory reserve reaches 30% of the total investment for the Tiancang Project, no additional appropriation of the statutory reserve is required. As of September 30, 2015, the Company has paid a total of RMB14,500,000 (approximately $2.3 million) to Tiancang project. The Tiancang Project is currently up and running. For the three months ended September 30, 2015, the Company did not record investment income.

The Company’s investments in unconsolidated entities consist of the following:

	June 30, 2015	June 30, 2014

Shanxi Pharmacy Holding Group Longevity Pharmacy Co., Ltd ( Ankang Longevity Pharmacy )	$1,797,814	$1,260,101
Shanxi Pharmacy Sunsimiao Drugstores Ankang chain Co., Ltd	452,939	376,506
Nanjing Kang Tian Yi Dressing & Adornment Co., Ltd	245,550	243,750
Tianjin Ou Feng Biotechnology Co., Ltd	-	243,750
Zhejiang Zhen’Ai Network Warehousing Services Co., Ltd.	2,373,650	2,356,250
Total	$4,869,953	$4,480,357

Summarized financial information of unconsolidated entities is as follows:

	June 30, 2015	June 30, 2014

Current assets	$26,768,724	$18,921,337
Noncurrent assets	547,736	571,116
Current liabilities	22,739,953	16,169,182
Noncurrent liabilities	-	-

	For the years ended June 30,
	2015	2014

Net sales	$35,891,304	$21,044,866
Gross profit	3,233,879	3,128,906
Income from operations	1,857,819	1,101,159
Net income	1,856,794	1,122,635

F-17

Shineco, Inc.

Notes to Consolidated Financial Statements

NOTE 6 - INVESTMENT INS (Continued)

B) Investments in real estate project

On January 28, 2014, the Company, through one of its VIEs, Ankang Longevity Group, entered into an agreement (“Agreement”) with an unrelated third party, Shaanxi Xunyang Hongye Real Estate Co., Ltd. (“Xunyang Hongye”), to jointly invest a total of RMB 60.0 million (approximately $9.8 million) to build a site for planned Chinese herbal medicine exchange market (the “Exchange”) in Ankang City, China. The Exchange intends to provide services to Chinese herbal medicine traders and wholesalers by incorporating physical trading spaces, an online trading platform and logistic services into one-stop shop. The Agreement calls for Ankang Longevity Group to contribute RMB 40.0 million (approximately $6.5 million), which, in return, will entitle Ankang Longevity Group to 60% ownership of the real estate properties that are being constructed. Xunyang Hongye is an experienced real estate developer which is contributing its expertise and license to develop this project. We do not have control over how this project is being constructed and operated. As of June 30, 2015, Ankang Longevity Group has paid the required investment in full and the construction of the building has not been completed.

The Company’s investments in real estate project consist of the following:

	June 30, 2015	June 30, 2014
Shanxi Xunyang Hongye Real Estate Co., Ltd	$6,548,000	$6,500,000

Total investments (A+B)	$11,417,953	$10,980,357

NOTE 7-PREPAID LEASES

One of the Company’s controlled subsidiaries, Zhisheng Group entered into several farmland lease contracts with farmer cooperatives to lease farmland in order to plant and grow organic vegetable, fruit and Chinese yew trees. The lease term varies from 1 year to 24 years. The aggregate lease payments on these leases amounted to RMB 37.3 million (approximately $6.11 million). Zhisheng Group paid off the entire required lease amount plus transfer fees at the beginning of the lease.

These leases are accounted for as operating leases in accordance with ASC 840-20 and the aggregate lease amounts will be amortized each year on a straight-line basis over the lease terms. The amortization expense is initially recorded as work in process under inventory account during the growing progress and then transferred to harvested crops costs when the time of harvest and then allocated to cost of sales when they are sold.

The long-term prepaid expenses consist of the following:

	June 30, 2015	June 30, 2014

Current	$521,235	$246,091
Non-current	4,719,320	3,819,753
Total	$5,240,555	$4,065,844

F-18

Shineco, Inc.

Notes to Consolidated Financial Statements

NOTE 7-PREPAID LEASES (Continued)

The further amortization expense is as follows:

Twelve months ending June 30:

2016	$521,235
2017	520,525
2018	516,978
2019	516,978
2020	516,978
Thereafter	2,647,861
Total	$5,240,555

NOTE 8- SHORT-TERM LOANS

Short-term loans consist of the following:

Lender	June 30, 2015	Maturity Date	Int. Rate/Year
Beijing Rural Commercial Bank Donghua Branch-a	$111,006	Due on demand	7.97%
Agricultural Bank of China-b	327,400	2015-8-25*	7.20%
Agricultural Bank of China-c	491,100	2015-7-29*	7.20%
Agricultural Bank of China-c	327,400	2015-10-14*	7.80%
Agricultural Bank of China-c	491,100	2015-10-16*	7.20%
Agricultural Bank of China-c	1,309,600	2015-10-30*	7.20%
Agricultural Bank of China-c	327,400	2016-2-16	6.42%
Total	$3,385,006

Lender	June 30, 2014	Maturity Date	Int. Rate/Year
Beijing Rural Commercial Bank Donghua Branch-a	$233,692	Due on demand	7.97%
Agricultural Bank of China-b	325,000	2014-8-19	7.20%
Agricultural Bank of China-c	487,500	2014-10-9	7.20%
Agricultural Bank of China-c	1,300,000	2014-11-1	7.20%
Agricultural Bank of China-c	325,000	2015-1-13	7.20%
Total	$2,671,192

The loans outstanding were guaranteed by the following properties, entities or individuals:

a. Guaranteed by the Company’s shareholders.

b. Collateralized by the building owned by Xiaoyan Chen and Jing Chen, who are both the related parties of the company. Xiaoyan Chen is one of the shareholders of Ankang Longevity Pharmaceutical (Group) Co., Ltd. Jing Chen is the sister of the Xiaoyan Chen but not a shareholder of Ankang Longevity Group.

c. Guaranteed by commercial credit guaranty companies unrelated to the Company.

The Company recorded interest expense of $238,265 and $269,453 for the years ended June 30, 2015 and 2014, respectively. The annual weighted average interest rates are 7.19% and 7.58% as of June 30, 2015 and June 30, 2014, respectively.

F-19

Shineco, Inc.

Notes to Consolidated Financial Statements

NOTE 8- SHORT-TERM LOANS (Continued)

* The Company repaid the loans fully when due on October 31, 2015.

As of December 3, 2015, the Company borrowed a total of RMB18,000,000 (approximately $2.95 million) from banks and repaid a total of RMB18,678,106 (approximately $3.06 million) to banks.

NOTE 9- RELATED PARTY TRANSACTIONS

DUE FROM RELATED PARTIES

The Company had previously made temporary advances to certain shareholders of the Company as well as several other entities that are either owned by directors or family members of those directors. Those advances are non-interest bearing, due upon demand and considered fully collectible.

As of June 30, 2015 and June 30, 2014, the outstanding amounts due from related parties consist of the following:

	June 30, 2015	June 30, 2014

Shanxi Pharmacy Holding Group Longetive Pharmacy Co., Ltd	$1,158,764	$-
Xinyang Yifangyuan Garden Technology Co., Ltd	593,413	507,813
Qi Qiuchi	171,885	-
Yang Bin	163,700	422,500
KuerLe Tenet Jove Business & Trading Co., Ltd	163,700	162,500
Shaanxi Pharmaceutical Group Pai’ang Medicine Co. Ltd	144,830	-
Zhang Xin	101,494	100,750
Chang Song	64,662	-
Huiyin Ansheng	48,092	61,451
Wang Qi Wei	9,005	361,827
Zhang Yuying	3,624	-
Longetive Pharmaceutical Group Real Estate Co., Ltd	-	827,303
Li Qiang	-	81,250
Beijing Juxing Cultural Communication Center	-	68,250
Beijing Juxingzuo Advertising Co., Ltd	-	68,058
Song Dandan	-	18,688
Zhao Min	-	9,883
	$2,623,169	$2,690,273

For the year ended June 30, 2015, interest income of $260,874 recognized on these loans was included in “Interest income (expense)” on the consolidated statements of operations and comprehensive income. For the year ended June 30, 2014, interest income of $90,496 recognized on these loans was included in “Interest income (expense)” on the consolidated statements of operations and comprehensive income.

F-20

Shineco, Inc.

Notes to Consolidated Financial Statements

NOTE 9- RELATED PARTY TRANSACTIONS (Continued)

DUE TO RELATED PARTIES

As of June 30, 2015 and June 30, 2014, the Company has related party payables of $137,508 and Nil, respectively, due to Wu Yang who lend funds for the Company’s operations. Wu Yang is the wife of Yin Weixing, one of the directors of the Company. The payables are unsecured, non-interest bearing and due on demand.

	June 30, 2015	June 30, 2014

Wu Yang	137,508	-
	$137,508	$-

SALES TO AND PURCHASES FROM RELATED PARTIES

For the year ended June 30, 2015, the Company recorded sales to related parties of $3,176,386 and no purchases from related parties. For the year ended June 30, 2014, the Company recorded sales to related parties of $2,708,502 and no purchases from related parties.

F-21

Shineco, Inc.

Notes to Consolidated Financial Statements

NOTE 10-TAXES

(a) Corporate Income Taxes

The Company is subject to income taxes on an entity basis on income arising in or derived from the location in which each entity is domiciled.

Shineco is incorporated in the United States and has no operating activities. Tenet-Jove and its VIEs entities are governed by the Income Tax Laws of the PRC, and are currently subject to tax at a statutory rate of 25% on net income reported after appropriated tax adjustment. Two VIE entities receive a full income tax exemption from the local tax authority of PRC as agricultural enterprises as long as the favorable tax policy remains unchanged.

i)	The components of the income tax (benefit) expense are as follows:

	Year ended	Year ended
	June 30, 2015	June 30, 2014

Current income tax provision	$1,189,135	$1,103,311
Deferred income tax provision (benefit)	(64,419)	(92,795)
Total	$1,124,716	$1,010,516

ii)	The following table summarizes deferred tax assets resulting from differences between the financial reporting basis and tax basis of assets and liabilities:

	Year ended	Year ended
	June 30, 2015	June 30, 2014

Allowance for doubtful accounts	$22,612	$33,376
Inventory reserve	145,073	129,756
Impairment of investment	61,387	-
NOL carry-forwards	108,932	313,342
Total	338,004	476,474

Valuation allowance	(108,932)	(313,342)
Deferred tax assets, net	$229,072	$163,132

Movement of valuation allowance:

	June 30, 2015	June 30, 2014

Beginning balance	$313,342	$403,629
Current year addition	-	-
Current year reversal	(206,724)	(92,229)
Exchange difference	2,314	1,942
Ending balance	$108,932	$313,342

F-22

Shineco, Inc.

Notes to Consolidated Financial Statements

NOTE 10–TAXES (Continued)

ii)	The following table reconciles the PRC statutory rates to the Company's effective tax rate for the years ended June 30, 2015 and 2014:

	Year ended	Year ended
	June 30, 2015	June 30, 2014

PRC statutory tax rate	25.00%	25.00%
Exemption rendered by local authorities	(11.87)%	(13.75)%
Effective tax rate	13.13%	11.25%

(b) Value Added Tax

The Company is subject to a value added tax (“VAT”) for selling merchandise. The applicable VAT rate is 17% for products sold in the PRC. The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of goods sold (output VAT) less VAT paid on purchases made with the relevant supporting invoices (input VAT). Under the commercial practice of the PRC, the Company pays VAT based on tax invoices issued. The tax invoices may be issued subsequent to the date on which revenue is recognized, and there may be a considerable delay between the date on which the revenue is recognized and the date on which the tax invoice is issued.

In the event that the PRC tax authorities dispute the date on which revenue is recognized for tax purposes, the PRC tax office has the right to assess a penalty based on the amount of the taxes which are determined to be late or deficient, and will be expensed in the period if and when a determination is made by the tax authorities.

(c) Taxes Payable

Taxes payable consists of the following:

	June 30, 2015	June 30, 2014

Income tax payable	$982,532	$669,517
Value added tax payable	93,292	22,586
Business tax and other taxes payable	429	25,211
	$1,076,253	$717,314

F-23

Shineco, Inc.

Notes to Consolidated Financial Statements

NOTE 11- EQUITY

Statutory Reserve

The Company is required to make appropriations to reserve funds, comprising the statutory surplus reserve and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”).

Appropriations to the statutory surplus reserve is required to be at least 10% of the after tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entities’ registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. As of June 30, 2015 and June 30, 2014, the balance of statutory reserve was $2,924,921 and $2,040,382, respectively.

Stock Split

On June 30, 2014, the Company effected a 1 to 4 reverse Stock Split and filed the Amendment to Certificate of Incorporation. All share and per share information has been retroactively adjusted to reflect the above-mentioned stock split and reverse stock split.

NOTE 12- EARNINGS PER SHARE

The following table presents a reconciliation of basic and diluted net income per share:

	For the year ended June 30,
	2015	2014
Net income	$7,440,400	$7,968,294
Net income attributable to common stock holders	7,280,278	7,827,039
Weighted average shares used in basic computation	19,320,882	16,397,621
Diluted effect of contingently redeemable convertible preferred stock	-	-
Weighted average shares used in diluted computation	19,320,882	16,397,621
Earnings per share – Basic and diluted:
Net income	0.39	0.49
Less: Net income attributable to non-controlling interest	(0.01)	(0.01)
Net income attributable to controlling interest	0.38	0.48

F-24

Shineco, Inc.

Notes to Consolidated Financial Statements

NOTE 13- CONCENTRATION AND RISKS

The Company maintains certain bank accounts in the PRC which are not protected by Federal Deposit Insurance Corporation (“FDIC”) insurance or other insurance. The cash balance held in the PRC bank accounts was $4,683,945 and $2,940,970 as of June 30, 2015 and June 30, 2014, respectively.

During the years ended June 30, 2015 and 2014, almost 100% of the Company's assets were located in the PRC and 100% of the Company's revenues were derived from its subsidiaries located in the PRC.

For the year ended June 30, 2015, two customers accounted for approximately 33% and 10% of the Company’s total sales. For the year ended June 30, 2014, three customers accounted for approximately 13%, 11% and 10% of the Company’s annual sales, respectively.

For the year ended June 30, 2015, one vendor accounted for approximately 42% of the Company’s total purchases. For the year ended June 30, 2014, four vendors accounted for approximately 32%, 12%, 10% and 10% of the Company’s total purchases, respectively.

NOTE 14- COMMITMENTS AND CONTINGENCIES

The Company leases its main office space and greenhouses under a non-cancelable operating lease agreement. The future minimum rental payments are as follows:

Twelve months ending June 30:

2016	$206,659
2017	62,462
2018	62,708
2019	17,370
Total	$349,199

F-25

Shineco, Inc.

Notes to Consolidated Financial Statements

NOTE 15- SEGMENT REPORTING

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Group's internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Group's business segments.

The Company's chief operating decision maker has been identified as the Chief Executive Officer who reviews the financial information of separate operating segments when making decisions about allocating resources and assessing performance of the Group. Based on management's assessment, the Company has determined that it has three operating segments according to the major products and locations as follows:

➢	Developing, manufacturing and distributing of specialized fabrics, textile products and other by-products derived from an indigenous Chinese plant called Apocynum Venetum, commonly known as “Bluish Dogbane” or known in Chinese as “Luobuma” (referred to herein as Luobuma) :

The operating companies of this segment, namely Tenet-Jove and Tenet Huatai, specialize in Luobuma developing and manufacturing of relevant products. With rich experience and broad channels in domestic market, the Group is leading in Luobuma textile production and other by-products.

This segment’s operations are focused in the north region of Mainland China, mostly carried out in Beijing and Tianjin City.

➢	Planting, processing and distributing of traditional Chinese medicinal herbal products as well as other pharmaceutical products (“Herbal products”):

The operating companies of this segment, namely AnKang Longevity Group and its subsidiaries, plant and process more than 600 kinds of Chinese medicinal herbal products with an established domestic sales and distribution network.

Ankang Longevity Group is also engaged in retail pharmacy business and the operating revenue is also included in this segment due to immaterial amount. Ankang Longevity Group also started a joint-venture pharmacy retail and wholesale distribution business in the second quarter of 2013 with a large Chinese pharmaceutical company, Shaanxi Pharmaceutical Holdings Group, aiming to expand its pharmacy retail and wholesale business. The operations of this segment are mainly located in the Mid-western region of Mainland China.

➢	Planting, processing and distributing of green and organic agricultural produce as well as growing and cultivating of Chinese Yew trees (“Agricultural products”):

The operating companies of this segment, the Zhisheng Group, engage in the business of growing and distributing green and organic vegetables and fruits as well as providing logistics services for distributing agricultural products which is also included in this segment due to immaterial amount Starting in second half of 2013, this segment has been focusing its efforts on the growing and cultivating of Chinese yew tree (formally known as “taxus media”), a small evergreen tree whose branches can be used for the production of anti-cancer medication and tree itself can be used for ornamental indoor bonsai tree, which are known to have the effect of purifying air quality.

The operations of this segment are located in the East and North regions of Mainland China, mostly carried out in Shandong Province and in Beijing where the Zhisheng Group has newly developed over 100 acres of modern greenhouses for cultivating yew trees and other plants.

F-26

Shineco, Inc.

Notes to Consolidated Financial Statements

NOTE 15 - SEGMENT REPORTING (Continued)

The following table presents summarized information by segment for the year ended June 30, 2015:

	For the year ended June 30, 2015
	Bluish	Herbal	Agricultural
	dogbane	products	products	Total
Segment revenue	$3,530,807	$13,858,949	$15,240,746	$32,630,502
Cost of goods	1,349,520	10,982,826	9,872,387	22,204,733
Business and sales related tax	12,624	65,624	14	78,262
Gross profit	2,168,663	2,810,499	5,368,345	10,347,507
Gross profit contribution %	21.0%	27.2%	51.8%	100%

The following table presents summarized information by segment for the year ended June 30, 2014:

	For the year ended June 30, 2014
	Bluish	Herbal	Agricultural
	dogbane	products	products	Total
Segment revenue	$2,596,170	$13,055,161	$15,638,491	$31,289,822
Cost of goods	1,050,770	10,218,847	10,346,701	21,616,318
Business and sales related tax	14,439	64,256	2,060	80,755
Gross profit	1,530,961	2,772,058	5,289,730	9,592,749
Gross profit contribution %	16.0%	28.9%	55.1%	100%

Total Assets as of

	June 30, 2015	June 30, 2014

Bluish Dogbane or “Luobuma”	$6,308,727	$5,462,065
Herbal products	25,001,487	20,111,853
Agricultural products	20,821,910	16,647,638
	$52,132,124	$42,221,556

NOTE 16- SUBSEQUENT EVENTS

These consolidated financial statements were approved by management and available for issuance on December 18, 2015. The Company evaluated subsequent events through this date.

F-27

SHINECO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

ASSETS
	December 31,	June 30,
	2015	2015

CURRENT ASSETS:
Cash	$14,784,140	$6,056,105
Accounts receivable, net - third parties	3,989,224	4,878,378
- unconsolidated entity	2,830,817	2,409,664
Due from related parties	1,394,175	2,623,169
Inventories	6,828,817	8,302,297
Advances to suppliers	739,223	1,383,934
Loans to third parties	1,186,695	1,130,139
Other receivables	542,400	663,193
Short-term deposit	87,410	87,453
Prepaid leases - current, net	490,667	521,235
Prepaid expenses	52,245	200,304
TOTAL CURRENT ASSETS	32,925,813	28,255,871

Property and equipment at cost, net of accumulated depreciation	5,106,956	5,805,965
Land use right, net of accumulated amortization	1,459,565	1,568,701
Intangible assets	41,852	47,348
Investments	11,099,142	11,417,953
Long-term deposit and other noncurrent assets	82,740	87,894
Prepaid leases-non current, net	4,197,228	4,719,320
Deferred tax assets	287,573	229,072

TOTAL ASSETS	$55,200,869	$52,132,124

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Short-term loans-banks	$2,773,800	$3,385,006
Accounts payable	843,804	171,642
Advances from customers	86,405	32,826
Due to related parties	253,399	137,508
Other payables and accrued expenses	1,549,915	1,119,591
Taxes payable	1,233,030	1,076,253
TOTAL LIABILITIES	6,740,353	5,922,826
Commitments and contingencies
EQUITY:
Common stock; par value $0.001, 100,000,000 shares authorized;
19,320,882 issued and outstanding	19,321	19,321
Additional paid-in capital	17,344,466	17,344,466
Statutory reserve	3,124,363	2,924,921
Retained earnings	27,813,995	23,017,721
Accumulated other comprehensive income	(754,005)	2,054,720
Total Stockholders' equity of Shineco, Inc.	47,548,140	45,361,149
Non-controlling interest	912,376	848,149
TOTAL EQUITY	48,460,516	46,209,298

TOTAL LIABILITIES AND EQUITY	$55,200,869	$52,132,124

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-28

SHINECO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(UNAUDITED)

	For the six Months Ended December 31,
	2015	2014

REVENUE	$19,410,917	$17,620,349

COST OF REVENUE
Cost of product and services	12,640,114	11,626,896
Business and sales related tax	38,566	34,923

GROSS PROFIT	6,732,237	5,958,530

OPERATING EXPENSES
General and administrative expenses	934,421	1,055,996
Selling expenses	1,001,947	735,058
Total operating expense	1,936,368	1,791,054

INCOME FROM OPERATIONS	4,795,869	4,167,476

OTHER INCOME (EXPENSE)
Income from equity method investments	936,360	994,501
Other income	53,236	(1,064)
Interest income (expense)	(71,913)	24,554
Total other income	917,683	1,017,991

INCOME BEFORE INCOME TAX PROVISION	5,713,552	5,185,467

PROVISIONS FOR INCOME TAXES	626,887	632,792

NET INCOME	5,086,665	4,552,675

Less: net income attributable to non-controlling interest	(90,949)	(89,815)

NET INCOME ATTRIBUTABLE TO SHINECO, INC.	$4,995,716	$4,462,860

COMPREHENSIVE INCOME
Net income	5,086,665	4,552,675
Foreign currency translation gain (loss)	(2,835,447)	43,466
Total comprehensive income	2,251,218	4,596,141
Comprehensive income attributable to non-controlling interest	(64,227)	(90,744)
COMPREHENSIVE INCOME ATTRIBUTABLE TO SHINECO, INC.	$2,186,991	$4,505,397

Weighted average number of shares basic and diluted	19,320,882	19,320,882

Basic and diluted earnings per common share	$0.26	$0.23

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-29

SHINECO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended December 31,
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,086,665	$4,552,675
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	402,764	441,142
Provision for (recovery of) doubtful accounts	181,847	(44,794)
Change of inventory reserve	109,863	(15,501)
Deferred tax (benefit) provision	(73,755)	15,074
Income from equity method investments	(936,360)	(994,501)
Changes in operating assets and liabilities:
Accounts receivable	618,330	(1,967,104)
Advances to suppliers	577,814	2,595,553
Inventories	901,707	(1,237,543)
Other receivables	(97,874)	(135,823)
Prepaid expense and other assets	134,549	74,263
Due from related parties	879,756	795,358
Long-term deposit and other noncurrent assets	-	(48,280)
Prepaid leases	251,543	123,503
Accounts payable	699,494	49,407
Advances from customers	56,909	51,324
Other payables	436,013	154,809
Taxes payable	225,457	167,126
NET CASH PROVIDED BY OPERATING ACTIVITIES	9,454,722	4,576,688

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property and equipment	(14,805)	(1,106)
Loans to third parties	(125,940)	86,991
Loans to related parties	222,616	-
NET CASH PROVIDED BY INVESTING ACTIVITIES	81,871	85,885

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loans	2,844,000	718,692
Proceeds from other short-term loans	72,522	-
Repayment of short-term bank loans	(3,267,141)	-
Proceeds from advances from related parties	127,092	208,941
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(223,527)	927,633

EFFECT OF EXCHANGE RATE CHANGE ON CASH	(585,031)	567

NET INCREASE IN CASH	8,728,035	5,590,773

CASH-Beginning of the Period	6,056,105	3,089,845

CASH-End of the Period	$14,784,140	$8,680,618

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Cash paid for income tax	$551,257	$465,605
Cash paid for interest	$216,755	$108,867

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-30

Shineco, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

Shineco, Inc. ("Shineco" or the “Company”) was incorporated in the State of Delaware on August 20, 1997. The Company is a holding company whose primary purpose is to develop business opportunities in the People’s Republic of China (“PRC” or “China”).

On December 30, 2004, the Company acquired all of the issued and outstanding shares of Beijing Tenet-Jove Technological Development Corp., Ltd. (“Tenet-Jove”), a PRC company, in exchange for restricted shares of the Company’s common stock, and the sole operating business of the Company became that of its subsidiary, Tenet-Jove. Tenet-Jove was incorporated on December 15, 2003 under the laws of China. Consequently, Tenet-Jove became a 100% owned subsidiary of Shineco and was officially granted the status of a Wholly Foreign-Owned Entity (“WFOE”) by Chinese authority on July 14, 2006. This transaction was accounted for as a recapitalization. Tenet-Jove owns 90% interest of Tianjin Tenet Huatai Technological Development Co., Ltd. (“Tenet Huatai”).

On December 31, 2008, June 11, 2011 and May 24, 2012, respectively, Tenet-Jove entered into a series of contractual agreements with the owners of Ankang Longevity Pharmaceutical (Group) Co., Ltd. (“Ankang Longevity Group”), each of Yantai Zhisheng International Freight Forwarding Co., Ltd (“Zhisheng Freight”), Yantai Zhisheng International Trade Co., Ltd (“Zhisheng Trade”), Yantai Mouping District Zhisheng Agricultural Produce Cooperative (“Zhisheng Agricultural”)and Qingdao Zhihesheng Agricultural Produce Services., Ltd (“Qingdao Zhihesheng”). These agreements include an Executive Business Cooperation Agreement; Timely Reporting Agreements; Equity Interest Pledge Agreement and Executive Option Agreements. On February 24, 2014, Tenet-Jove also subsequently entered into the same series of contractual agreements with Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd (“Zhisheng Bio-Tech”), which is a new company incorporated in 2014. Zhisheng Bio-Tech, Zhisheng Freight, Zhisheng Trade, Zhisheng Agricultural, and Qingdao Zhihesheng are collectively referred to herein as “Zhisheng Group”.

Pursuant to the above agreements, Tenet-Jove has the exclusive right to provide to Zhisheng Group and Ankang Longevity Group consulting services related to business operation and management. All the above contractual agreements obligate Tenet-Jove to absorb a majority of the risk of loss from Zhisheng Group and Ankang Longevity Group’s activities and entitle Tenet-Jove to receive a majority of their residual returns. In essence, Tenet-Jove has gained effective control over Zhisheng Group and Ankang Longevity Group. Therefore, the Company believes that Zhisheng Group and Ankang Longevity Group should be considered as Variable Interest Entities (“VIEs”) under the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 “Consolidation”. Accordingly, the accounts of these entities are consolidated with those of Tenet-Jove.

Since Shineco is effectively controlled by the majority shareholders of Zhisheng Group and Ankang Longevity Group. Shineco owns 100% equity interest of Tenet-Jove. Accordingly, Shineco, Tenet-Jove, and its VIEs, Zhisheng Group and Ankang Longevity Group are effectively controlled by the same majority shareholders. Therefore, Shineco, Tenet-Jove and its VIEs are considered under common control. The consolidation of Tenet-Jove and its VIEs into Shineco has been accounted for at historical cost and prepared on the basis as if the aforementioned exclusive contractual agreements between Tenet-Jove and its VIES had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

The Company, its subsidiaries, its VIE and its VIE’s subsidiaries (collectively the “Group”) operate three main business segments: 1) Tenet-Jove is engaged in planting, manufacturing and selling of Bluish Dogbane and related products, also known in Chinese as “Luobuma”, including therapeutic clothing and textile products made from Luobuma; 2) Zhisheng Group is engaged in the business of planting, processing and distributing of green agricultural produce as well as providing domestic and international logistic services for agricultural products (“Agricultural Products”); 3) Ankang Longevity Group develops and manufactures traditional Chinese herbal medicinal products as well as other retail pharmaceutical products. These different business activities and products can potentially be integrated and benefit from one and other.

F-31

Shineco, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America for interim financial information pursuant to the rules of the SEC and have been consistently applied. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. These financial statements should be read in conjunction with the audited financial statements and notes thereto for the fiscal year ended June 30, 2015, which are included in the Company’s Registration Statement Form S-1.

The condensed consolidated financial statements of the Company reflect the principal activities of the Company and its subsidiaries and VIEs. The non-controlling interest represents the minority shareholders’ interest in the Company’s majority owned subsidiaries. All intercompany transactions have been eliminated.

Consolidation of Variable Interest Entities

In accordance with accounting standards regarding consolidation of variable interest entities (“VIEs”), VIEs are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability. All VIEs with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary is required to consolidate the VIE for financial reporting purposes.

The carrying amount of the VIE and its subsidiaries’ consolidated assets and liabilities are as following:

	December 31, 2015	June 30, 2015

Current assets	$28,739,848	$21,054,168
Plant and equipment, net	3,611,830	4,187,397
Other noncurrent assets	16,609,036	17,559,402
Total assets	48,960,714	42,800,967
Total liabilities	(5,118,944)	(4,804,296)
Net assets	$43,841,770	$37,996,671

Non-controlling Interests

Accounting principles generally accepted in the United States of America (“GAAP”) require that non-controlling interests in subsidiaries and affiliates be reported in the equity section of a company’s balance sheet. In addition, the amounts attributable to the net income (loss) of those subsidiaries are reported separately in the consolidated statements of income and comprehensive income.

Risks and Uncertainties

The operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among other factors, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC, and by changes in governmental policies or interpretations with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations, this may not be indicative of future results.

F-32

Shineco, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Members of the current management team own controlling interests in the Company and are also the owners of the VIEs in the PRC.  The Company only controls the VIEs through contractual arrangements which obligate it to absorb the risk of loss and to receive the residual expected returns.  As such, the controlling shareholders of the Company and the VIEs could cancel these agreements or permit them to expire at the end of the agreement terms, as a result of which the Company would not retain control of the VIEs.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements as well as the reported amounts of revenue and expenses during the reporting period. Significant estimates required to be made by management include, but are not limited to, useful lives of property, plant, and equipment, intangible assets, the recoverability of long-lived assets and the valuation of accounts receivable, deferred tax assets, accrued expenses, taxes payable and inventories. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue from sales of bluish dogbane products, Chinese medicinal herbal products and agricultural products, as well as providing logistic service and other processing service to external customers. The Company recognizes revenue under FASB Codification Topic 605 ASC Topic 605). Pursuant to this guidance, revenue is recognized when all of the following have occurred: (i) there is persuasive evidence of an arrangement with a customer and (ii) delivery has occurred or services have been rendered (iii) the Company’s collection of such fees is reasonable assured. These criteria, as related to the Company’s revenue, are considered to have been met as follows:

Sales of products: the Company recognizes revenue on sale of products when the goods are delivered and title to the goods passes to the customer provided that there are no uncertainties regarding customer acceptance; persuasive evidence of the an arrangement exists; the sales price is fixed and determinable; and collectability is deemed probable.

Revenue from the rendering of services: Revenue from international freight forwarding, domestic air and overland freight forwarding services are recognized upon performance of services as stipulated in the underlying contract or when commodities are being released from the customer’s warehouse.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, cash on deposits and other highly liquid investments which are unrestricted as to withdrawal or use, and which have maturities of three months or less when purchased. The Company maintains cash and cash equivalents with various financial institutions mainly in the PRC. Balances in banks in the PRC are uninsured.

Accounts Receivable

Accounts receivable are recorded at net realizable value consisting of carrying amount less an allowance for uncollectible accounts, as necessary. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowance when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, customers’ historical payment history, their current credit-worthiness and current economic trends. As of December 31, 2015 and June 30, 2015, the allowances for doubtful accounts were $76,601 and $81,374, respectively.

F-33

Shineco, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts receivable-unconsolidated entity represents the amount due from Shanxi Pharmaceutical Group Pai’ang Medicine Co. Ltd. (“Shaanxi Pharmaceutical Group”), with whom the Company entered into a supplemental agreement in September 2013. According to the supplemental agreement, the joint-venture company established by Shaanxi Pharmaceutical and the Company are required to exclusively purchase certain raw materials and drug products from Shaanxi Pharmaceutical Group. In return, Shaanxi Pharmaceutical Group has agreed to compensate Ankang Longevity Group with a preferred distribution that equals to 7% of the total purchases made from Shaanxi Pharmaceutical Group. The accounts receivable mainly represent the preferred distribution due from Shaanxi Pharmaceutical Group. As of December 31, 2015 and June 30, 2015, the balance of accounts receivable – unconsolidated entity was $2,830,817 and $2,409,664, respectively.

Inventories

Inventories, which are stated at the lower of cost or current market value, consisting of raw materials, work-in-progress, finished goods related to the Company’s products. Cost is determined using the first in first out (FIFO) method. Market is the lower of replacement cost or net realizable value. Agricultural products that the Company farms are recorded at cost, which includes direct costs such as seed selection, fertilizer, labor cost and contract fee that are spent in growing agricultural products on the leased farmland, and indirect costs which include amortization of prepayment of farmland lease fee and farmland development cost. All the costs are accumulated until the time of harvest and then allocated to harvested crops costs when they are sold. The Company periodically evaluates its inventory and records inventory reserve for certain inventories that may not be saleable. As of December 31, 2015 and June 30, 2015, the Company had inventory reserves of $658,111 and $585,283, respectively.

Advances to Suppliers

Advances to suppliers consist of balance paid to suppliers for materials that have not been received. Advances to suppliers are reviewed periodically to determine whether their carrying value has become impaired. Historically, the Company has not experienced any losses as a result of these advances. As of December 31, 2015 and June 30, 2015, the Company had balance of $739,223 and $1,383,934, respectively.

Loans to Third Parties

Loans to third parties consist of various cash advances to unrelated companies and individuals with which the Company has business relationships. The loans are due within one year with no interest rate. Loans to third parties are reviewed periodically as to whether their carrying values remain realizable. As of December 31, 2015 and June 30, 2015, the Company had balance of $1,186,695 and $1,130,139, respectively.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation and amortization. Expenditures for additions, major renewal and betterments are capitalized, and expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided on a straight-line basis, less estimated residual value, over an asset’s estimated useful life, Farmland leasehold improvements are amortized over the shorter of lease term or remaining lease period of the underlying assets. Following are the estimated useful lives of the Company’s property and equipment:

Estimated useful lives

Buildings	20-50 years
Machinery equipment	5-10 years
Motor vehicles	5-10 years
Office equipment	5-10 years
Farmland leasehold improvements	12-18 years

F-34

Shineco, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Land Use Right

Under PRC law, all land in the PRC is owned by the government and cannot be sold to an individual or company. The government grants individuals and companies the rights to use parcels of land for a specified period of time. Land use rights are stated at cost less accumulated amortization. Amortization is provided over the respective useful lives, using the straight-line method. Estimated useful life is 50-years, based on the term of the land use rights.

Long-lived Assets

Under PRC law, all land in the PRC is owned by the government and cannot be sold to an individual or company. The government grants individuals and companies the rights to use parcels of land for a specified period of time. Land use rights are stated at cost less accumulated amortization. Amortization is provided over the respective useful lives, using the straight-line method. Estimated useful life is 50-years, based on the term of the land use rights.

Fair Value of Financial Instruments

The Company adopted the provisions of ASC 820, “Fair Value Measurements and Disclosures.” ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The carrying value of accounts receivable, other current assets, short term loans, other payables and accrued expenses approximate their fair values because of the short-term nature of these instruments.

Income Tax

The Company accounts for income taxes under FASB Codification Topic 740 (ASC 740). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company does not have any uncertain tax positions at December 31, 2015 or at June 30, 2015.

F-35

Shineco, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The statute of limitations for the Company’s U.S. federal income tax returns and certain state income tax returns remains open for tax years 2010 and after. As of December 31, 2015, the tax years ended June 30, 2007 through June 30, 2015 for the Company’s People’s Republic of China (“PRC”) subsidiaries remain open for statutory examination by PRC tax authorities.

Value Added Tax

Sales revenue represents the invoiced value of goods, net of a Value-Added Tax (“VAT”). All of the Company’s products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product or acquiring its finished products. The Company recorded a VAT payable and VAT receivable net of payment in the accompanying consolidated financial statements.

Foreign Currency Translation

The Company uses the United States dollar (“U.S. dollars” or “USD”) for financial reporting purposes. The Company’s subsidiaries and VIEs maintain their books and records in their functional currency of Renminbi (“RMB”), the currency of the PRC.

In general, for consolidation purposes, the Company translates the assets and liabilities of its subsidiaries and VIEs into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, and the statements of income and cash flows are translated at average exchange rates during the reporting period. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Equity accounts are translated at historical rates. Adjustments resulting from the translation of the financial statements of the subsidiaries and VIEs are recorded as accumulated other comprehensive income.

The balance sheet amounts, with the exception of equity, at December 31, 2015 and June 30, 2015 were translated at 1 RMB to $0.1541 USD and at 1 RMB to $0.1637 USD, respectively. The average translation rates applied to income and cash flow statement amounts for the six months ended December 31, 2015 and 2014 were at 1 RMB to $0.1580 USD and at 1 RMB to $0.1626 USD, respectively.

Comprehensive Income

Comprehensive income consists of two components, net income and other comprehensive income. The foreign currency translation gain or loss resulting from translation of the financial statements expressed in RMB to US$ is reported in other comprehensive income in the consolidated statements of income and comprehensive income.

Equity Investment

An investment in which the Company has the ability to exercise significant influence, but does not have a controlling interest, is accounted for using the equity method. Significant influence is generally considered to exist when the Company has an ownership interest in the voting stock between 20% and 50%, and other factors, such as representation on the Board of Directors, voting rights and the impact of commercial arrangements, are considered in determining whether the equity method of accounting is appropriate.

F-36

Shineco, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Earnings per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. There is no anti-dilutive effect for the six months ended December 31, 2015 and 2014.

New Accounting Pronouncements

In August 2015, the FASB has issued Accounting Standards Update (ASU) No. 2015-15, Interest - Imputation of Interest (Subtopic 835-30): Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements - Amendments to SEC Paragraphs Pursuant to Staff Announcement at June 18, 2015 EITF Meeting. This ASU adds SEC paragraphs pursuant to the SEC Staff Announcement at the June 18, 2015, Emerging Issues Task Force meeting about the presentation and subsequent measurement of debt issuance costs associated with line-of-credit arrangements. Given the absence of authoritative guidance within ASU 2015-03 for debt issuance costs related to line-of-credit arrangements, the SEC staff would not object to an entity deferring and presenting debt issuance costs as an asset and subsequently amortizing the deferred debt issuance costs ratably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit arrangement. The Company does not expect this update will have a material impact on the presentation of the Company's condensed consolidated financial statements.

In September 2015, the FASB issued ASU 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments, which eliminates the requirement to retrospectively account for changes to provisional amounts initially recorded in a business acquisition opening balance sheet. Prior to the issuance of ASU 2015-16, an acquirer was required to restate prior period financial statements as of the acquisition date for adjustments to provisional amounts. This guidance is effective for fiscal years beginning after December 15, 2015, including interim periods within fiscal years. The Company does not expect this update will have a material impact on the presentation of the Company's condensed consolidated financial statements.

In November 2015, the FASB has issued Accounting Standards Update (ASU) No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which changes how deferred taxes are classified on organizations’ balance sheets. The ASU eliminates the current requirement for organizations to present deferred tax liabilities and assets as current and noncurrent in a classified balance sheet. Instead, organizations will be required to classify all deferred tax assets and liabilities as noncurrent. The amendments apply to all organizations that present a classified balance sheet. For public companies, the amendments are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The Companydoes not expect this update will have a material impact on the presentation of the Company's consolidated financial position, results of operations and cash flows.

F-37

Shineco, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In January 2016, the FASB has issued Accounting Standards Update (ASU) No. 2016-01, Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. The new guidance is intended to improve the recognition and measurement of financial instruments. The new guidance makes targeted improvements to existing U.S. GAAP by: (1) Requiring equity investments to be measured at fair value with changes in fair value recognized in net income; (2) Requiring separate presentation of financial assets and financial liabilities by measurement category and form of financial asset on the balance sheet or the accompanying notes to the financial statements; (3) Eliminating the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet; and. (4) Requiring a reporting organization to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk. The new guidance is effective for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company does not expect this update will have a material impact on the presentation of the Company's consolidated financial position, results of operations and cash flows.

In February 2016, the FASB issued ASU No. 2016-02, "Leases (Topic 842)" ("ASU 2016-02"), to increase the transparency and comparability about leases among entities. The new guidance requires lessees to recognize a lease liability and a corresponding lease asset for virtually all lease contracts. It also requires additional disclosures about leasing arrangements. ASU 2016-02 is effective for interim and annual periods beginning after December 15, 2018, and requires a modified retrospective approach to adoption. Early adoption is permitted. The Company is currently evaluating the impact of this new standard on its consolidated financial statements and related disclosures.

NOTE 3- INVENTORIES

The inventories consist of the following:

	December 31, 2015	June 30, 2015

Raw materials	$649,841	$920,973
Work-in-process	4,900,999	6,674,890
Finished goods	1,913,753	1,268,681
Packing materials	22,335	23,036
Less: inventory reserve	(658,111)	(585,283)
	$6,828,817	$8,302,297

Work-in-process includes direct costs such as seed selection, fertilizer, labor cost and subcontractor fee that are spent in growing agricultural products on the leased farmland, and indirect costs which include amortization of prepayment of farmland lease fee and farmland development cost. All the costs are accumulated until the time of harvest and then allocated to harvested crops costs when they are sold.

NOTE 4- PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following:

	December 31, 2015	June 30, 2015

Buildings	$4,819,170	$5,113,662
Building improvement	54,096	57,467
Machinery equipment	450,761	476,044
Motor vehicles	236,964	251,726
Office equipment	200,458	206,134
Farmland leasehold improvement	3,240,563	3,442,441
	9,002,012	9,547,474

Less: accumulated depreciation and amortization	(3,895,056)	(3,741,509)

Property, plant and equipment, net	$5,106,956	$5,805,965

F-38

Shineco, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 4- PROPERTY AND EQUIPMENT, NET (Continued)

Depreciation and amortization expense charged to operations were $382,403 and $423,056 for the six months ended December 31, 2015 and 2014, respectively.

Farmland leasehold improvements consist of following:

	December 31, 2015	June 30, 2015

Blueberry farmland leasehold reconstruction	$2,489,544	$2,644,636
Yew tree planting base reconstruction	278,921	296,297
Greenhouse renovation	472,098	501,508
Total farmland leasehold improvement	$3,240,563	$3,442,441

NOTE 5- LAND USE RIGHTS, NET

The Company states land use right at cost less accumulated amortization. All land in the People’s Republic of China is government owned and cannot be sold to any individual or company. However, the government grants the user a “land use right” (the “Right”) to use the land. The Company has the Right to use the land for 50 years and amortizes the Right on a straight-line basis over the period of 50 years.

	December 31, 2015	June 30, 2015

Land use rights	$1,714,051	$1,820,832
Less: accumulated amortization	(254,486)	(252,131)
Land use rights, net	$1,459,565	$1,568,701

The estimated future amortization expenses are as follows:

Twelve months ending December 31:

2016	$34,281
2017	34,281
2018	34,281
2019	34,281
2020	34,281
Thereafter	1,288,160
Total	$1,459,565

F-39

Shineco, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 6- INVESTMENTS

A) Investments in unconsolidated entities

On September 27, 2012, Ankang Longevity Group entered into two equity investment agreements with a third party, Shaanxi Pharmaceutical Group Pai’ang Medicine Co. Ltd., a Chinese state-owned pharmaceutical enterprise to invest a total of RMB 6.8 million (approximately $1.1 million) to form a joint venture pharmacy retail company called Shaanxi Pharmaceutical Sunsimiao Drugstores Ankang Retail Chain Co., Ltd. (“Sunsimiao Drugstores”), and a joint venture pharmaceutical wholesale distribution company named Shaanxi Pharmaceutical Holding Group Longevity Pharmacy Co., Ltd. (“Shaanxi Longevity Pharmacy”). Ankang Longevity Group obtained 49% interest in each of these two new joint venture companies. These two joint ventures are formed as new business entities to collaborate with Shaanxi Pharmaceutical Group to expand sales to regional hospitals and clinics and to establish the presence of retail pharmacies under the Brand name “Sunsimiao”. These two companies started business operations in May 2013. The investments were accounted for using the equity method because Ankang Longevity Group has significant influence, but not control of these two entities. Ankang Longevity Group recorded a net income of $359,665 and a net income of $344,101 for the six months ended December 31, 2015 and 2014, respectively, from the investment, which was included in “Income from equity method investments” in the consolidated statements of operations and comprehensive income.

In September 2013, Ankang Longevity Group entered into a supplemental agreement with Shaanxi Pharmaceutical Group Pai’ang Medicine Co. Ltd. (“Shaanxi Pharmaceutical Group”).According to the supplemental agreement, the new joint-venture companies established by Shaanxi Pharmaceutical and Ankang Longevity Group are required to exclusively purchase certain raw materials and drug products from Shaanxi Pharmaceutical Group. In return, Shaanxi Pharmaceutical Group has agreed to compensate Ankang Longevity Group with a preferred distribution equal to 7% of the total purchases made from Shaanxi Pharmaceutical Group. For the six months ended December 31, 2015 and 2014, a total of $576,700 and a total of $650,400 were recognized by Ankang Longevity Group from this supplemental agreement in addition to its 49% share of the net income of the joint ventures, respectively.

On each of April 6, 2013 and June 2, 2013, Tenet-Jove entity invested RMB 1.5 million (approximately $0.24 million) into two new companies, called Nanjing Kang Tian Yi Dressing & Adornment Co., Ltd (“Nanjing Kangtianyi”) and Tianjin Ou Feng Biotechnology Co., Ltd (“Tianjin Ou’Feng”), to obtain non-controlling interests of 30% and 40%. Tianjin Ou’Feng has gone out of business as of June 30, 2015.

On October 21, 2013, the Company, through its controlled subsidiaries, Zhisheng Freight and Zhisheng Agricultural, entered into an agreement with an unrelated third party, Zhejiang Zhen’Ai Network Warehousing Services Co., Ltd. (“Zhen’Ai Network”), to invest RMB 14.5 million (approximately $2.3 million) into Tiancang Systematic Warehousing project (“Tiancang Project”) operated by Zhen’Ai Network. Tiancang Project is an online platform established to provide comprehensive warehousing and logistic solutions to companies involved in E-commerce. The Company does not participate in Tiancang Project’s management and operations and the investment does not give the Company any equity interest of Zhen’Ai Network. Instead, the Company is entitled to a profit sharing of 29% of Tiancang Project’s after-tax net income annually, less 30% statutory reserve and 10% employee welfare fund. When the amount of the accumulated statutory reserve reaches 30% of the total investment for the Tiancang Project, no additional appropriation of the statutory reserve is required. As of December 31, 2015, the Company has paid a total of RMB14,500,000 (approximately $2.3 million) to Tiancang project. The Tiancang Project is currently up and running. In February 2016, Zhisheng Freight received investment income distribution of RMB 0.9 million (approximately $0.14 million) from Zhen’Ai Network.

F-40

Shineco, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 6 - INVESTMENTS (Continued)

The Company’s investments in unconsolidated entities consist of the following:

	December 31, 2015	June 30, 2015

Shanxi Pharmacy Holding Group Longevity Pharmacy Co., Ltd ( Ankang Longevity Pharmacy )	$1,986,114	$1,797,814
Shanxi Pharmacy Sunsimiao Drugstores Ankang chain Co., Ltd	483,428	452,939
Nanjing Kang Tian Yi Dressing & Adornment Co., Ltd	231,150	245,550
Zhejiang Zhen’Ai Network Warehousing Services Co., Ltd.	2,234,450	2,373,650
Total	$4,935,142	$4,869,953

Summarized financial information of unconsolidated entities is as follows:

	December 31, 2015	June 30, 2015

Current assets	$27,879,552	$26,768,724
Noncurrent assets	480,716	547,736
Current liabilities	23,336,254	22,739,953
Noncurrent liabilities	-	-

	For the six months ended December 31,
	2015	2014

Net sales	$12,692,508	$23,793,480
Gross profit	1,873,301	1,613,175
Income from operations	738,058	1,334,108
Net income	734,009	1,335,182

B) Investments in real estate project

On January 28, 2014, the Company, through one of its VIEs, Ankang Longevity Group, entered into an agreement (“Agreement”) with an unrelated third party, Shaanxi Xunyang Hongye Real Estate Co., Ltd. (“Xunyang Hongye”), to jointly invest a total of RMB 60.0 million (approximately $9.4 million) to build a site for planned Chinese herbal medicine exchange market (the “Exchange”) in Ankang City, China. The Exchange intends to provide services to Chinese herbal medicine traders and wholesalers by incorporating physical trading spaces, an online trading platform and logistic services into one-stop shop. The Agreement calls for Ankang Longevity Group to contribute RMB 40.0 million (approximately $6.3 million), which, in return, will entitle Ankang Longevity Group to 60% ownership of the real estate properties that are being constructed. Xunyang Hongye is an experienced real estate developer which is contributing its expertise and license to develop this project. We do not have control over how this project is being constructed and operated. As of December 31, 2015, Ankang Longevity Group has paid the required investment in full and the construction of the building has not been completed.

F-41

Shineco, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 6 - INVESTMENTS (Continued)

The Company’s investments in real estate project consist of the following:

	December 31, 2015	June 30, 2015
Shanxi XunyangHongye Real Estate Co., Ltd	$6,164,000	$6,548,000

Total investments (A+B)	$11,099,142	$11,417,953

NOTE 7-PREPAID LEASES

One of the Company’s controlled subsidiaries, Zhisheng Group entered into several farmland lease contracts with farmer cooperatives to lease farmland in order to plant and grow organic vegetable, fruit and Chinese yew trees. The lease term varies from 1 year to 24 years. The aggregate lease payments on these leases amounted to RMB 37.3 million (approximately $5.75 million). Zhisheng Group paid off the entire required lease amount plus transfer fees at the beginning of the lease.

These leases are accounted for as operating leases in accordance with ASC 840-20 and the aggregate lease amounts will be amortized each year on a straight-line basis over the lease terms. The amortization expense is initially recorded as work in process under inventory account during the growing progress and then transferred to harvested crops costs when the time of harvest and then allocated to cost of sales when they are sold.

The long-term prepaid expenses consist of the following:

	December 31, 2015	June 30, 2015

Current	$490,667	$521,235
Non-current	4,197,228	4,719,320
Total	$4,687,895	$5,240,555

Further amortization expense is as follows:

Twelve months ending December 31:

2016	$490,667
2017	490,000
2018	486,661
2019	486,661
2020	486,661
Thereafter	2,247,245
Total	$4,687,895

F-42

Shineco, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 8- SHORT-TERM LOANS

Short-term loans consist of the following:

Lender	December 31, 2015	Maturity Date	Int. Rate/Year
Agricultural Bank of China-a	308,200	2016/9/24	5.52%
Agricultural Bank of China-b	462,300	2016/10/27	7.20%
Agricultural Bank of China-b	1,232,800	2016/11/18	7.20%
Agricultural Bank of China-b	308,200	2016/3/1*	6.42%
Agricultural Bank of China-b	462,300	2016/8/9	5.82%
Total	$2,773,800

Lender	June 30, 2015	Maturity Date	Int. Rate/Year
Beijing Rural Commercial Bank Donghua Branch	$111,006	Due on demand	7.97%
Agricultural Bank of China	327,400	2015-8-25	7.20%
Agricultural Bank of China	491,100	2015-7-29	7.20%
Agricultural Bank of China	327,400	2015-10-14	7.80%
Agricultural Bank of China	491,100	2015-10-16	7.20%
Agricultural Bank of China	1,309,600	2015-10-30	7.20%
Agricultural Bank of China	327,400	2016-2-16	6.42%
Total	$3,385,006

The loans outstanding were guaranteed by the following properties, entities or individuals:

a. Collateralized by the building owned by Xiaoyan Chen and Jing Chen, who are both the related parties of the company. Xiaoyan Chen is one of the shareholders of Ankang Longevity Pharmaceutical (Group) Co., Ltd. Jing Chen is the sister of the Xiaoyan Chen but not a shareholder of Ankang Longevity Group.

b. Guaranteed by commercial credit guaranty companies unrelated to the Company.

The Company recorded interest expense of $95,062 and $119,579 for the six months ended December 31, 2015 and 2014, respectively. The annual weighted average interest rates are 6.44% and 7.24% as of December 31, 2015 and June 30, 2015, respectively.

* The Company repaid the loans fully when due on March 1, 2016.

F-43

Shineco, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 9- RELATED PARTY TRANSACTIONS

DUE FROM RELATED PARTIES

The Company had previously made temporary advances to certain shareholders of the Company as well as several other entities that are either owned by directors or family members of those directors. Those advances are non-interest bearing, due upon demand and considered fully collectible.

As of December 31, 2015 and June 30, 2015, the outstanding amounts due from related parties consist of the following:

	December 31, 2015	June 30, 2015

Shanxi Pharmacy Holding Group Longetive Pharmacy Co., Ltd	$36,325	$1,158,764
Xinyang Yifangyuan Garden Technology Co., Ltd	534,742	593,413
Shaanxi Pharmaceutical Group Pai’ang Medicine Co. Ltd	483,330	144,830
Yang Bin	154,100	163,700
Zhang Xin	95,542	101,494
Chang Song	68,575	64,662
Wang Qi Wei	7,321	9,005
Tian Shuangpeng	9,246	-
Zhang Yuying	3,453	3,624
Qi Qiuchi	1,541	171,885
KuerLe Tenet Jove Business & Trading Co., Ltd	-	163,700
Huiyin Ansheng	-	48,092
	$1,394,175	$2,623,169

For the six months ended December 31, 2015, interest income of $156,217 recognized on these loans was included in “Interest income (expense)” on the condensed consolidated statements of operations and comprehensive income. For the six months ended December 31, 2014, interest income of $121,968 recognized on these loans was included in “Interest income (expense)” on the consolidated statements of operations and comprehensive income.

The balance due from Mr. Zhang Yuying was repaid on February 29, 2016.

DUE TO RELATED PARTIES

As of December 31, 2015 and June 30, 2015, the Company has related party payables of $253,399 and $137,508, respectively, mainly due to Wu Yang who lend funds for the Company’s operations. Wu Yang is the wife of Yin Weixing, one of the directors of the Company. The payables are unsecured, non-interest bearing and due on demand.

	December 31, 2015	June 30, 2015

Wu Yang	151,018	137,508
Huiyin Ansheng	3,757	-
Wang Sai	98,624	-
	$253,399	$137,508

F-44

Shineco, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 9- RELATED PARTY TRANSACTIONS (Continued)

SALES TO AND PURCHASES FROM RELATED PARTIES

For the six months ended December 31, 2015, the Company recorded sales to related parties of $1,509,728 and no purchases from related parties. For the six months ended December 31, 2014, the Company recorded sales to related parties of $1,821,735 and no purchases from related parties.

NOTE 10-TAXES

(a)	Corporate Income Taxes

The Company is subject to income taxes on an entity basis on income arising in or derived from the location in which each entity is domiciled.

Shineco is incorporated in the United States and has no operating activities. Tenet-Jove and its VIEs entities are governed by the Income Tax Laws of the PRC, and are currently subject to tax at a statutory rate of 25% on net income reported after appropriated tax adjustment. Two VIE entities receive a full income tax exemption from the local tax authority of PRC as agricultural enterprises as long as the favorable tax policy remains unchanged.

i)	The components of the income tax (benefit) expense are as follows:

	Six months ended December 31,
	2015	2014
Current income tax provision	$685,388	$617,718
Deferred income tax provision (benefit)	(58,501)	15,074
Total	$626,887	$632,792

ii)	The following table summarizes deferred tax assets resulting from differences between the financial reporting basis and tax basis of assets and liabilities:

	December 31, 2015	June 30, 2015

Allowance for doubtful accounts	$65,625	$22,612
Inventory reserve	164,160	145,073
Impairment of investment	57,788	61,387
NOL carry-forwards	102,544	108,932
Total	390,117	338,004
Valuation allowance	(102,544)	(108,932)
Deferred tax assets, net	$287,573	$229,072

F-45

Shineco, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 10–TAXES (Continued)

Movement of valuation allowance:

	December 31, 2015	June 30, 2015

Beginning balance	$108,932	$313,342
Current year addition	-	-
Current year reversal	-	(206,724)
Exchange difference	(6,388)	2,314
Ending balance	$102,544	$108,932

ii)	The following table reconciles the PRC statutory rates to the Company's effective tax rate for the three and six months ended December 31, 2015 and 2014:

	six months ended December 31,
	2015	2014
PRC statutory tax rate	25.00%	25.00%
Exemption rendered by local tax authorities	(14.03)%	(12.31)%
Effective tax rate	10.97%	12.69%

(b) Value Added Tax

The Company is subject to a value added tax (“VAT”) for selling merchandise. The applicable VAT rate is 17% for products sold in the PRC. The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of goods sold (output VAT) less VAT paid on purchases made with the relevant supporting invoices (input VAT). Under the commercial practice of the PRC, the Company pays VAT based on tax invoices issued. The tax invoices may be issued subsequent to the date on which revenue is recognized, and there may be a considerable delay between the date on which the revenue is recognized and the date on which the tax invoice is issued.

In the event that the PRC tax authorities dispute the date on which revenue is recognized for tax purposes, the PRC tax office has the right to assess a penalty based on the amount of the taxes which are determined to be late or deficient, and will be expensed in the period if and when a determination is made by the tax authorities.

(c) Taxes Payable

Taxes payable consists of the following:

	December 31, 2015	June 30, 2015

Income tax payable	$1,164,725	$982,532
Value added tax payable	67,038	93,292
Business tax and other taxes payable	1,267	429
	$1,233,030	$1,076,253

F-46

Shineco, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 11- EQUITY

Statutory Reserve

The Company is required to make appropriations to reserve funds, comprising the statutory surplus reserve and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”).

Appropriations to the statutory surplus reserve is required to be at least 10% of the after tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entities’ registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. As of December 31, 2015 and June 30, 2015, the balance of statutory reserve was $3,124,363 and $2,924,921, respectively.

Stock Split

On June 30, 2014, the Company effected a 1 to 4 reverse Stock Split and filed the Amendment to Certificate of Incorporation. All share and per share information has been retroactively adjusted to reflect the above-mentioned stock split and reverse stock split.

NOTE 12- EARNINGS PER SHARE

The following table presents a reconciliation of basic and diluted net income per share:

	For the six months ended December 31,
	2015	2014
Net income	$5,086,665	$4,462,860
Net income attributable to common stock holders	4,995,716	4,462,860
Weighted average shares used in basic computation	19,320,882	19,320,882
Diluted effect of contingently redeemable convertible preferred stock	-	-
Weighted average shares used in diluted computation	19,320,882	19,320,882
Earnings per share – Basic and diluted:
Net income	0.26	0.24
Less: Net income attributable to non-controlling interest	0.00	(0.01)
Net income attributable to controlling interest	0.26	0.23

NOTE 13- CONCENTRATION AND RISKS

The Company maintains certain bank accounts in the PRC which are not protected by Federal Deposit Insurance Corporation (“FDIC”) insurance or other insurance. The cash balance held in the PRC bank accounts was $12,890,523 and $4,683,945 as of December 31, 2015 and June 30, 2015, respectively.

During the six months ended December 31, 2015 and 2014, almost 100% of the Company's assets were located in the PRC and 100% of the Company's revenues were derived from its subsidiaries located in the PRC.

For the six months ended December 31, 2015, one customer accounted for approximately 38% of the Company’s total sales. For the six months ended December 31, 2014, two customers accounted for approximately 28% and 10% of the Company’s total sales, respectively.

For the six months ended December 31, 2015, three vendors accounted for approximately 29%, 16% and 11% of the Company’s total purchases. For the six months ended December 31, 2014, two vendors accounted for approximately 23% and 13% of the Company’s total purchases, respectively.

F-47

Shineco, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 14- COMMITMENTS AND CONTINGENCIES

The Company leases its main office space under a non-cancelable operating lease agreement. The future minimum rental payments are as follows:

Twelve months ending December 31:

2016	$94,786
2017	59,175
2018	59,320
2019	1,602
Total	$214,883

NOTE 15- SEGMENT REPORTING

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Group's internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Group's business segments.

The Company's chief operating decision maker has been identified as the Chief Executive Officer who reviews the financial information of separate operating segments when making decisions about allocating resources and assessing performance of the Group. Based on management's assessment, the Company has determined that it has three operating segments according to the major products and locations as follows:

➢	Developing, manufacturing and distributing of specialized fabrics, textile products and other by-products derived from an indigenous Chinese plant called Apocynum Venetum, commonly known as “Bluish Dogbane” or known in Chinese as “Luobuma” (referred to herein as Luobuma) :

The operating companies of this segment, namely Tenet-Jove and Tenet Huatai, specialize in Luobuma developing and manufacturing of relevant products. With rich experience and broad channels in domestic market, the Group is leading in Luobuma textile production and other by-products.

This segment’s operations are focused in the north region of Mainland China, mostly carried out in Beijing and Tianjin City.

➢	Planting, processing and distributing of traditional Chinese medicinal herbal products as well as other pharmaceutical products (“Herbal products”)

The operating companies of this segment, namely AnKang Longevity Group and its subsidiaries, plant and process more than 600 kinds of Chinese medicinal herbal products with an established domestic sales and distribution network.

Ankang Longevity Group is also engaged in retail pharmacy business and the operating revenue is also included in this segment due to immaterial amount. Ankang Longevity Group also started a joint-venture pharmacy retail and wholesale distribution business in the second quarter of 2013 with a large Chinese pharmaceutical company, Shaanxi Pharmaceutical Holdings Group, aiming to expand its pharmacy retail and wholesale business. The operations of this segment are mainly located in the Mid-western region of Mainland China.

➢	Planting, processing and distributing of green and organic agricultural produce as well as growing and cultivating of Chinese Yew trees (“Agricultural products”):

F-48

Shineco, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 15 - SEGMENT REPORTING (Continued)

The operating companies of this segment, the Zhisheng Group, engage in the business of growing and distributing green and organic vegetables and fruits as well as providing logistics services for distributing agricultural products. This segment has been focusing its efforts on the growing and cultivating of Chinese yew tree (formally known as “taxus media”), a small evergreen tree whose branches can be used for the production of anti-cancer medication and tree itself can be used for ornamental indoor bonsai tree, which are known to have the effect of purifying air quality.

The operations of this segment are located in the East and North regions of Mainland China, mostly carried out in Shandong Province and in Beijing where the Zhisheng Group has newly developed over 100 acres of modern greenhouses for cultivating yew trees and other plants.

The following table presents summarized information by segment for the six months ended December 31, 2015:

	For the six months ended December 31, 2015
	Bluish	Herbal	Agricultural
	dogbane	products	products	Total
Segment revenue	$2,446,684	$7,264,849	$9,699,384	$19,410,917
Cost of goods	1,146,076	5,483,293	6,010,745	12,640,114
Business and sales related tax	11,428	27,138	-	38,566
Gross profit	1,289,180	1,754,418	3,688,639	6,732,237
Gross profit contribution %	19.1%	26.1%	54.8%	100.0%%

The following table presents summarized information by segment for six months ended December 31, 2014:

	For the six months ended December 31, 2014
	Bluish	Herbal	Agricultural
	dogbane	products	products	Total
Segment revenue	$1,502,465	$7,057,616	$9,060,268	$17,620,349
Cost of goods	501,468	5,354,074	5,771,354	11,626,896
Business and sales related tax	5,051	29,858	14	34,923
Gross profit	995,946	1,673,684	3,288,900	5,958,530
Gross profit contribution %	16.7%	28.1%	55.2%	100%

Total Assets as of

	December 31, 2015	June 30, 2015

Bluish Dogbane or “Luobuma”	$6,474,938	$6,308,727
Herbal products	27,451,533	25,001,487
Agricultural products	21,274,398	20,821,910
	$55,200,869	$52,132,124

NOTE 16- SUBSEQUENT EVENTS

These consolidated financial statements were approved by management and available for issuance on March 14, 2016. The Company evaluated subsequent events through this date.

F-49

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the placement commissions) will be as follows. With the exception of the filing fees for the U.S. Securities Exchange Commission, FINRA and NASDAQ, all amounts are estimates.

U.S. Securities Exchange Commission registration fee	$1,067
FINRA filing fee	$2,300
NASDAQ listing fee	$75,000
Legal fees and expenses for Chinese counsel	$80,642
Legal fees and expenses for U.S. counsel	$270,000
Accounting fees and expenses	$330,000
Printing fees	$25,000
Miscellaneous	$50,991
Total	$835,000

Item 14.	Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law, as amended (“DGCL”) allows a corporation to eliminate or limit the personal liability of directors to a corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or engaged in a transaction from which the director obtained an improper personal benefit. In accordance with Delaware law, our Certificate of Incorporation provides that no director shall be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director, except for the foregoing exceptions set forth in Section 102 of the DGCL.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies if (i) such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful or, (ii) to the extent that such person is a present or former director or officer of a corporation, such person is successful on the merits or otherwise in defense of any action, suit or proceeding. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event such person is adjusted to be liable to the corporation, unless a court determines that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions to the full amount of the dividend unlawfully paid or the purchase or redemption of the corporation’s stock, with interest from the time such liability accrued. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered on the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Part II - 1

Our Bylaws provide that we will indemnify, to the fullest extent permitted by the DGCL, any person made or threatened to be made a party to any action by reason of the fact that the person is or was our director or officer, or serves or served as a director or officer of any other enterprise at our request. Expenses incurred by a director or officer in defending against such legal proceedings are payable before the final disposition of the action, provided that the director or officer undertakes to repay us if it is later determined that he or she is not entitled to indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We do not maintain any policies of insurance under which coverage is provided (a) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which we may make to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law for a privately held company. We will consider modifying our coverage to address public company specific exposures in connection with the completion of this offering.

Item 15.	Recent Sales of Unregistered Securities

On August 15, 2013, the Company effected a 5.5 for 1 stock split on all outstanding common stock.

On October 15, 2013, the Company issued convertible notes to a group of individuals and one institution in China in exchange for cash. The total amount of notes issued and outstanding was RMB 32,430,000 (approximately $5.1 million). The notes matured on June 30, 2014 and were convertible, in whole or in part, into shares of common stock at the option of the holders, at any time prior to the maturity date.

On June 29, 2014, all of the holders of the convertible notes chose to convert their notes, including any accrued interest on the notes, into shares of the Company’s common stock at the stipulated conversion price. The Company issued a total of 9,640,000 shares of common stock to the holders of the convertible notes for the principal and accrued interest.

On June 30, 2014, the Company effected a 1 for 4 reverse split of all of its outstanding common stock.

The above transactions were not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(a)(2) thereof, Regulation D and Regulation S promulgated hereunder as a transaction by the Registrant not involving any public offering, the purchasers met the “accredited investor” criteria and had adequate information about the Registrant as required by the rules and regulations promulgated under the Securities Act, and the transaction occurred outside the United States and no directed selling efforts were made in the United States. These securities may not be offered or sold in the United States in the absence of an effective registration statement, or exemption from the registration requirements under the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits

The following exhibits are filed herewith or incorporated by reference in this prospectus:

1.1^	Form of Underwriting Agreement.
3.1†	Certificate of Incorporation of Shineco, Inc.
3.2†	Amended and Restated Bylaws of Shineco, Inc.
4.1†	Specimen Common Stock Share Certificate
4.2^	Form of Underwriter Warrant (included in Exhibit 1.1)
5.1*	Opinion of Kaufman & Canoles, P.C., counsel of Shineco, Inc., as to the validity of the common stock.

Part II - 2

5.2†	Opinion of Dacheng, Chinese counsel of Shineco, Inc., as to the VIE agreements.
8.1*	Opinion of Kaufman & Canoles, P.C., counsel of Shineco, Inc. as to tax matters.
10.1†	Exclusive Business Cooperation Agreement between Beijing Tenet-Jove Technological Development Co., Ltd. and Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd. dated February 24, 2014
10.2†	Timely Reporting Agreement between Shineco Inc. and Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd. dated July 3, 2014
10.3†	Equity Interest Pledge Agreement among Beijing Tenet Jove Technological Development Co., Ltd., Wang Qiwei, Wang Sai, Yin Weixing, Liu Yu, Zhou Qi, Yang Chunhong, and Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd. dated February 24, 2014
10.4†	Exclusive Option Agreement among Beijing Tenet Jove Technological Development Co., Ltd., Wang Qiwei, Wang Sai, Yin Weixing, Liu Yu, Zhou Qi, Yang Chunhong (Shareholders from Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd.), and Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd. dated February 24, 2014
10.5†	Power of Attorney by and between Yang Chunhong and Beijing Tenet Jove Technological Development Co., Ltd. regarding shareholding of Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd. dated February 24, 2014
10.6†	Power of Attorney by and between Yin Weixing and Beijing Tenet Jove Technological Development Co., Ltd. regarding shareholding of Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd. dated February 24, 2014
10.7†	Power of Attorney by and between Liu Yu and Beijing Tenet Jove Technological Development Co., Ltd. regarding shareholding of Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd. dated February 24, 2014
10.8†	Power of Attorney by and between Wang Qiwei and Beijing Tenet Jove Technological Development Co., Ltd. regarding shareholding of Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd. dated February 24, 2014
10.9†	Power of Attorney by and between Wang Sai and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd. dated February 24, 2014
10.10†	Power of Attorney by and between Zhou Qi and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd. dated February 24, 2014
10.11†	Exclusive Business Cooperation Agreement between Beijing Tenet-Jove Technological Development Co., Ltd. and Yantai Zhisheng International Freight Forwarding Co., Ltd. dated June 16, 2011
10.12†	Timely Reporting Agreement between Shineco Inc. and Yantai Zhisheng International Freight Forwarding Co., Ltd. dated July 3, 2014
10.13†	Equity Interest Pledge Agreement among Beijing Tenet-Jove Technological Development Co., Ltd., Wang Qiwei, Wang Sai, Yin Weixing, Zhang Weisheng, Zhou Qi, Yang Chunhong, and Yantai Zhisheng International Freight Forwarding Co., Ltd. dated June 16, 2011.
10.14†	Exclusive Option Agreement among Beijing Tenet-Jove Technological Development Co., Ltd., Wang Qiwei, Wang Sai, Yin Weixing, Zhang Weisheng, Zhou Qi, Yang Chunhong, and Yantai Zhisheng International Freight Forwarding Co., Ltd. dated June 16, 2011
10.15†	Power of Attorney by and between Zhou Qi and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Freight Forwarding Co., Ltd. dated June 16, 2011
10.16†	Power of Attorney by and between Zhang Weisheng and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Freight Forwarding Co., Ltd. dated June 16, 2011
10.17†	Power of Attorney by and between Yang Chunhong and Beijing Tenet Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Freight Forwarding Co., Ltd. dated June 16, 2011
10.18†	Power of Attorney by and between Wang Qiwei and Beijing Tenet Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Freight Forwarding Co., Ltd. dated June 16, 2011

Part II - 3

10.19†	Power of Attorney by and between Wang Sai and Beijing Tenet Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Freight Forwarding Co., Ltd. dated June 16, 2011
10.20†	Power of Attorney by and between Yin Weixing and Beijing Tenet Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Freight Forwarding Co., Ltd. dated June 16, 2011
10.21†	Exclusive Business Cooperation Agreement between Beijing Tenet Jove Technological Development Co., Ltd. and Yantai Zhisheng International Trade Co., Ltd. dated June 16, 2011
10.22†	Timely Reporting Agreement between Shineco Inc. and Yantai Zhisheng International Trade Co., Ltd. dated July 3, 2014
10.23†	Equity Interest Pledge Agreement among Beijing Tenet Jove Technological Development Co., Ltd., Wang Qiwei, Wang Sai, Yin Weixing, Zhang Weisheng, Zhou Qi, Yang Chunhong, and Yantai Zhisheng International Trade Co., Ltd. dated June 16, 2011
10.24†	Exclusive Option Agreement among Beijing Tenet Jove Technological Development Co., Ltd., Wang Qiwei, Wang Sai, Yin Weixing, Zhang Weisheng, Zhou Qi, Yang Chunhong, and Yantai Zhisheng International Trade Co., Ltd. dated June 16, 2011
10.25†	Power of Attorney by and between Zhang Weisheng and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Trade Co., Ltd. dated June 16, 2011
10.26†	Power of Attorney by and between Zhou Qi and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Trade Co., Ltd. dated June 16, 2011
10.27†	Power of Attorney by and between Wang Qiwei and Beijing Tenet Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Trade Co., Ltd. dated June 16, 2011
10.28†	Power of Attorney by and between Yin Weixing and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Trade Co., Ltd. dated June 16, 2011
10.29†	Power of Attorney by and between Wang Sai and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Trade Co., Ltd. dated June 16, 2011
10.30†	Power of Attorney by and between Yang Chunhong and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Trade Co., Ltd. dated June 16, 2011
10.31†	Exclusive Business Cooperation Agreement between Beijing Tenet-Jove Technological Development Co., Ltd. and Qingdao Zhihesheng Agricultural Produce Services, Co., Ltd. dated May 24, 2012
10.32†	Timely Reporting Agreement between Shineco Inc. and Qingdao Zhihesheng Agricultural Produce Services, Co., Ltd. dated July 3, 2014
10.33†	Equity Interest Pledge Agreement among Beijing Tenet-Jove Technological Development Co., Ltd., Wang Qiwei, Wang Sai, Yin Weixing, Zhang Weisheng, Zhou Qi, Yang Chunhong, and Qingdao Zhihesheng Agricultural Produce Services, Co., Ltd. dated May 24, 2012
10.34†	Exclusive Option Agreement among Beijing Tenet-Jove Technological Development Co., Ltd., Wang Qiwei, Wang Sai, Yin Weixing, Zhang Weisheng, Zhou Qi, Yang Chunhong, and Qingdao Zhihesheng Agricultural Produce Services, Co., Ltd. dated May 24, 2012
10.35†	Power of Attorney by and between Wang Sai and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Qingdao Zhihesheng Agricultural Produce Services Co., Ltd. dated May 24, 2012
10.36†	Power of Attorney by and between Wang Qiwei and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Qingdao Zhihesheng Agricultural Produce Services Co., Ltd. dated May 24, 2012
10.37†	Power of Attorney by and between Yin Weixing and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Qingdao Zhihesheng Agricultural Produce Services, Co., Ltd. dated May 24, 2012

Part II - 4

10.38†	Power of Attorney by and between Zhang Weisheng and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Qingdao Zhihesheng Agricultural Produce Services, Co., Ltd. dated May 24, 2012
10.39†	Power of Attorney by and between Zhou Qi and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Qingdao Zhihesheng Agricultural Produce Services, Co., Ltd. dated May 24, 2012
10.40†	Power of Attorney by and between Yang Chunhong and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Qingdao Zhihesheng Agricultural Produce Services, Co., Ltd. dated May 24, 2012
10.41†	Exclusive Business Cooperation Agreement between Beijing Tenet-Jove Technological Development Co., Ltd. and Yantai Mouping District Zhisheng Agricultural Produce Cooperative dated June 16, 2011
10.42†	Timely Reporting Agreement between Shineco Inc. and Yantai Mouping District Zhisheng Agricultural Produce Cooperative dated July 3, 2014
10.43†	Guarantee Agreement among Beijing Tenet-Jove Technological Development Co., Ltd., Wang Qiwei, and Yantai Mouping District Zhisheng Agricultural Produce Cooperative dated June 16, 2011
10.44†	Power of Attorney by and between Zhang Weisheng and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Mouping District Zhisheng Agricultural Produce Cooperative dated June 16, 2011
10.45†	Power of Attorney by and between Yin Weixing and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Mouping District Zhisheng Agricultural Produce Cooperative dated June 16, 2011
10.46†	Power of Attorney by and between Wang Sai and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Mouping District Zhisheng Agricultural Produce Cooperative dated June 16, 2011
10.47†	Power of Attorney by and between Wang Qiwei and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Mouping District Zhisheng Agricultural Produce Cooperative dated June 16, 2011
10.48†	Exclusive Business Cooperation Agreement between Beijing Tenet-Jove Technological Development Co., Ltd. and Ankang Longevity Pharmaceutical (Group) Co., Ltd. dated December 31, 2008
10.49†	Timely Reporting Agreement between Shineco Inc. and Ankang Longevity Pharmaceutical (Group) Co., Ltd. dated July 3, 2014
10.50†	Equity Interest Pledge Agreement among Beijing Tenet-Jove Technological Development Co., Ltd., Chen Jiping, Chen Xiaoyan, and Ankang Longevity Pharmaceutical (Group) Co., Ltd. dated December 31, 2008
10.51†	Exclusive Option Agreement among Beijing Tenet-Jove Technological Development Co., Ltd., Chen Jiping, Chen Xiaoyan, and Ankang Longevity Pharmaceutical (Group) Co., Ltd. dated December 31, 2008
10.52†	Power of Attorney by and between Chen Xiaoyan and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Ankang Longevity Pharmaceutical (Group) Co., Ltd. dated December 31, 2008
10.53†	Power of Attorney by and between Chen Jiping and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Ankang Longevity Pharmaceutical (Group) Co., Ltd. dated December 31, 2008
10.54†	Summary translation of Cooperation Agreement between Shaanxi Pharmacy Sunsimiao Drugstore Chain Co., Ltd. and Ankang Longevity Pharmaceutical (Group) Co., Ltd. dated September 27, 2012
10.55†	Summary translation of Cooperation Agreement between Shaanxi Pharmacy Holding Group Xi'an Pharmaceutical Co., Ltd. and Ankang Longevity Pharmaceutical (Group) Co., Ltd. dated September 27, 2012
10.56†	Summary translation of Loan Contract between Beijing Tenet-Jove Technological Development Co., Ltd. and Beijing Rural Commercial Bank Co., Ltd. Tiantongyuan Branch dated December 31, 2009

Part II - 5

10.57†	Summary translation of Project Shares Purchase Contract among Yantai Zhisheng International Freight Forwarding Co., Ltd., Yantai Mouping District Zhisheng Agricultural Produce Cooperative and Zhejiang Zhen’Ai Network Warehousing Services Co., Ltd. dated October 21, 2013
10.58†	Summary translation of Contractual Management/Operation Agreement between Ankang Longevity Pharmaceutical Group Chain Co., Ltd. and Qiu Haiyin dated March 1, 2013
10.59†	Summary translation of Supplementary Agreement between Ankang Longevity Pharmaceutical Group Chain Co., Ltd. and Qiu Haiyin dated February 28, 2014
10.60†	Summary translation of 2013 Purchase and Sale Contract between Ankang Longevity Pharmaceutical (Group) Traditional Chinese Medicine Decoction Pieces Co., Ltd. and Bozhou Traditional Chinese Medicine Decoction Pieces Co,. Ltd. dated January 1, 2013
10.61†	Summary translation of 2013 Purchase and Sale Contract between Ankang Longevity Pharmaceutical (Group) Traditional Chinese Medicine Decoction Pieces Co., Ltd. and Bozhou Guolong Pharmaceutical Co., Ltd. dated January 1, 2013
10.62†	Summary Translation of Sample Contract of Purchase and Sales Contracts between Yantai Mouping District Zhisheng Agricultural Produce Cooperative and Nanyang Hanye Tegang Co., Ltd. dated May 30, 2012
10.63†	Summary translation of 2013 Purchase and Sale Contract between Ankang Longevity Pharmaceutical (Group) Traditional Chinese Medicine Decoction Pieces Co., Ltd. and Sichuan Zhongcheng Henrui Pharmaceutical Co., Ltd. dated January 1, 2013
10.64†	Summary translation of Supply Contract between Qingdao Zhihesheng Agricultural Produce Services Co., Ltd. and Guoqing Nongzi Complex Sales Department dated December 27, 2012
10.65†	Summary Translation of Sample Contract between Yantai Mouping District Zhisheng Agricultural Produce Cooperative and Mouping Gaoling Supply and Sales Cooperatives Complex Sales Department dated December 15, 2012
10.66†	Summary Translation of Sample Supply Contract between Yantai Zhisheng International Trade Co., Ltd. and Yantai Fuji Commerce and Trade Co., Ltd. dated May 10, 2012
10.67†	Summary Translation of Sample Supply Contract between Qingdao Zhihesheng Agricultural Produce Services, Ltd. and Qingdao City Association of Shipping Owners dated November 26, 2014
10.68†	Summary Translation of Sample Contract between Qingdao Zhihesheng Agricultural Produce Services, Ltd. and Qingdao Donglin Biological Engineering Co., Ltd. dated November 26, 2014
10.69^	Escrow Deposit Agreement for IPO Funds
10.70^	Form of Subscription Agreement
21.1†	List of subsidiaries.
23.1^	Consent of Friedman LLP.
23.2*	Consent of Kaufman & Canoles, P.C., counsel of Shineco, Inc. (included in Exhibit 5.1).
23.3†	Consent of Dacheng Law Firm, counsel of Shineco, Inc. (included in Exhibit 5.2).
24.1†	Powers of attorney.

*	To be filed by amendment.
†	Previously filed.
^	Filed herewith.

(b) Financial Statement Schedules

None.

Item 17.	Undertakings

The Registrant hereby undertakes:

(a)   To provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)  That insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registration of expenses incurred or paid by a director, officer or controlling person to the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Part II - 6

(1)             For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)             For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Part II - 7

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the People’s Republic of China, on March 21, 2016.

SHINECO, INC.

By:	/s/ Yuying Zhang
Name:	Yuying Zhang
Title:	Chief Executive Officer (Principal Executive Officer)

Date:	March 21, 2016

Part II - 8

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Yuying Zhang	Chief Executive Officer and Director	March 21, 2016
Yuying Zhang	(Principal Executive Officer)

*	Chief Financial Officer	March 21, 2016
Sam Wang	(Principal Accounting and Financial Officer)

*	Director	March 21, 2016
Weixing Yin

*	Director	March 21, 2016
Jiping Chen

*	Director	March 21, 2016
Ying Zhang

*	Director	March 21, 2016
Yajun Shi

*	Director	March 21, 2016
Leiger Yongmin Yang

*	Director	March 21, 2016
Shujuan Ji

*/s/ Yuying Zhang	Attorney-in-Fact	March 21, 2016
Yuying Zhang

Part II - 9

Exhibit Index

1.1^	Form of Underwriting Agreement.
3.1†	Certificate of Incorporation of Shineco, Inc.
3.2†	Amended and Restated Bylaws of Shineco, Inc.
4.1†	Specimen Common Stock Share Certificate
4.2^	Form of Underwriter Warrant (included in Exhibit 1.1)
5.1*	Opinion of Kaufman & Canoles, P.C., counsel of Shineco, Inc., as to the validity of the common stock.
5.2†	Opinion of Dacheng, Chinese counsel of Shineco, Inc., as to the VIE agreements.
8.1*	Opinion of Kaufman & Canoles, P.C., counsel of Shineco, Inc. as to tax matters.
10.1†	Exclusive Business Cooperation Agreement between Beijing Tenet Jove Technological Development Co., Ltd. and Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd. February 24, 2014
10.2†	Timely Reporting Agreement between Shineco, Inc. and Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd. dated July 3, 2014
10.3†	Equity Interest Pledge Agreement among Beijing Tenet Jove Technological Development Co., Ltd., Wang Qiwei, Wang Sai, Yin Weixing, Liu Yu, Zhou Qi, Yang Chunhong, and Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd. dated February 24, 2014
10.4†	Exclusive Option Agreement among Beijing Tenet Jove Technological Development Co., Ltd., Wang Qiwei, Wang Sai, Yin Weixing, Liu Yu, Zhou Qi, Yang Chunhong (Shareholders from Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd.), and Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd. February 24, 2014
10.5†	Power of Attorney by and between Yang Chunhong and Beijing Tenet Jove Technological Development Co., Ltd. regarding shareholding of Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd. dated February 24, 2014
10.6†	Power of Attorney by and between Yin Weixing and Beijing Tenet Jove Technological Development Co., Ltd. regarding shareholding of Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd. dated February 24, 2014
10.7†	Power of Attorney by and between Liu Yu and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd. dated February 24, 2014
10.8†	Power of Attorney by and between Wang Qiwei and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd. dated February 24, 2014
10.9†	Power of Attorney by and between Wang Sai and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd. dated February 24, 2014
10.10†	Power of Attorney by and between Zhou Qi and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd. dated February 24, 2014
10.11†	Exclusive Business Cooperation Agreement between Beijing Tenet-Jove Technological Development Co., Ltd. and Yantai Zhisheng International Freight Forwarding Co., Ltd. dated June 16, 2011
10.12†	Timely Reporting Agreement between Shineco Inc. and Yantai Zhisheng International Freight Forwarding Co., Ltd. dated July 3, 2014
10.13†	Equity Interest Pledge Agreement among Beijing Tenet Jove Technological Development Co., Ltd., Wang Qiwei, Wang Sai, Yin Weixing, Zhang Weisheng, Zhou Qi, Yang Chunhong, and Yantai Zhisheng International Freight Forwarding Co., Ltd. dated June 16, 2011
10.14†	Exclusive Option Agreement among Beijing Tenet Jove Technological Development Co., Ltd., Wang Qiwei, Wang Sai, Yin Weixing, Zhang Weisheng, Zhou Qi, Yang Chunhong, and Yantai Zhisheng International Freight Forwarding Co., Ltd. dated June 16, 2011
10.15†	Power of Attorney by and between Zhou Qi and Beijing Tenet Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Freight Forwarding Co., Ltd. dated June 16, 2011

Part II - 10

10.16†	Power of Attorney by and between Zhang Weisheng and Beijing Tenet Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Freight Forwarding Co., Ltd. dated June 16, 2011
10.17†	Power of Attorney by and between Yang Chunhong and Beijing Tenet Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Freight Forwarding Co., Ltd. dated June 16, 2011
10.18†	Power of Attorney by and between Wang Qiwei and Beijing Tenet Jove Technological Development Co., Ltd. shareholding of Yantai Zhisheng International Freight Forwarding Co., Ltd. dated June 16, 2011
10.19†	Power of Attorney by and between Wang Sai and Beijing Tenet Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Freight Forwarding Co., Ltd. dated June 16, 2011
10.20†	Power of Attorney by and between Yin Weixing and Beijing Tenet Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Freight Forwarding Co., Ltd. dated June 16, 2011
10.21†	Exclusive Business Cooperation Agreement between Beijing Tenet-Jove Technological Development Co., Ltd. and Yantai Zhisheng International Trade Co., Ltd. dated June 16, 2011
10.22†	Timely Reporting Agreement between Shineco Inc. and Yantai Zhisheng International Trade Co., Ltd. dated July 3, 2014
10.23†	Equity Interest Pledge Agreement among Beijing Tenet Jove Technological Development Co., Ltd., Wang Qiwei, Wang Sai, Yin Weixing, Zhang Weisheng, Zhou Qi, Yang Chunhong, and Yantai Zhisheng International Trade Co., Ltd. dated June 16, 2011
10.24†	Exclusive Option Agreement among Beijing Tenet-Jove Technological Development Co., Ltd., Wang Qiwei, Wang Sai, Yin Weixing, Zhang Weisheng, Zhou Qi, Yang Chunhong, and Yantai Zhisheng International Trade Co., Ltd. dated June 16, 2011
10.25†	Power of Attorney by and between Zhang Weisheng and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Trade Co., Ltd. dated June 16, 2011
10.26†	Power of Attorney by and between Zhou Qi and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Trade Co., Ltd. dated June 16, 2011
10.27†	Power of Attorney by and between Wang Qiwei and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Trade Co., Ltd. dated June 16, 2011
10.28†	Power of Attorney by and between Yin Weixing and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Trade Co., Ltd. dated June 16, 2011
10.29†	Power of Attorney by and between Wang Sai and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Trade Co., Ltd. dated June 16, 2011
10.30†	Power of Attorney by and between Yang Chunhong and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Trade Co., Ltd. dated June 16, 2011
10.31†	Exclusive Business Cooperation Agreement between Beijing Tenet-Jove Technological Development Co., Ltd. and Qingdao Zhihesheng Agricultural Produce Services Co., Ltd. dated May 24, 2012
10.32†	Timely Reporting Agreement between Shineco Inc. and Qingdao Zhihesheng Agricultural Produce Services Co., Ltd. dated July 3, 2014
10.33†	Equity Interest Pledge Agreement among Beijing Tenet-Jove Technological Development Co., Ltd., Wang Qiwei, Wang Sai, Yin Weixing, Zhang Weisheng, Zhou Qi, Yang Chunhong, and Qingdao Zhihesheng Agricultural Produce Services, Co., Ltd. dated May 24, 2012

Part II - 11

10.34†	Exclusive Option Agreement among Beijing Tenet-Jove Technological Development Co., Ltd., Wang Qiwei, Wang Sai, Yin Weixing, Zhang Weisheng, Zhou Qi, Yang Chunhong, and Qingdao Zhihesheng Agricultural Produce Services, Co., Ltd. dated May 24, 2012
10.35†	Power of Attorney by and between Wang Sai and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Qingdao Zhihesheng Agricultural Produce Services, Co., Ltd. dated May 24, 2012
10.36†	Power of Attorney by and between Wang Qiwei and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Qingdao Zhihesheng Agricultural Produce Services, Co., Ltd. dated May 24, 2012
10.37†	Power of Attorney by and between Yin Weixing and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Qingdao Zhihesheng Agricultural Produce Services, Co., Ltd. dated May 24, 2012
10.38†	Power of Attorney by and between Zhang Weisheng and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Qingdao Zhihesheng Agricultural Produce Services, Co., Ltd. dated May 24, 2012
10.39†	Power of Attorney by and between Zhou Qi and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Qingdao Zhihesheng Agricultural Produce Services, Co., Ltd. dated May 24, 2012
10.40†	Power of Attorney by and between Yang Chunhong and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Qingdao Zhihesheng Agricultural Produce Services, Co., Ltd. dated May 24, 2012
10.41†	Exclusive Business Cooperation Agreement between Beijing Tenet-Jove Technological Development Co., Ltd. and Yantai Mouping District Zhisheng Agricultural Produce Cooperative dated June 16, 2011
10.42†	Timely Reporting Agreement between Shineco Inc. and Yantai Mouping District Zhisheng Agricultural Produce Cooperative dated July 3, 2014
10.43†	Guarantee Agreement among Beijing Tenet-Jove Technological Development Co., Ltd., Wang Qiwei, and Yantai Mouping District Zhisheng Agricultural Produce Cooperative dated June 16, 2011
10.44†	Power of Attorney by and between Zhang Weisheng and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Mouping District Zhisheng Agricultural Produce Cooperative dated June 16, 2011
10.45†	Power of Attorney by and between Yin Weixing and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Mouping District Zhisheng Agricultural Produce Cooperative dated June 16, 2011
10.46†	Power of Attorney by and between Wang Sai and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Mouping District Zhisheng Agricultural Produce Cooperative dated June 16, 2011
10.47†	Power of Attorney by and between Wang Qiwei and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Mouping District Zhisheng Agricultural Produce Cooperative dated June 16, 2011
10.48†	Exclusive Business Cooperation Agreement between Beijing Tenet-Jove Technological Development Co., Ltd. and Ankang Longevity Pharmaceutical (Group) Co., Ltd. dated December 31, 2008
10.49†	Timely Reporting Agreement between Shineco Inc. and Ankang Longevity Pharmaceutical (Group) Co., Ltd. dated July 3, 2014
10.50†	Equity Interest Pledge Agreement among Beijing Tenet-Jove Technological Development Co., Ltd., Chen Jiping, Chen Xiaoyan, and Ankang Longevity Pharmaceutical (Group) Co., Ltd. dated December 31, 2008
10.51†	Exclusive Option Agreement among Beijing Tenet-Jove Technological Development Co., Ltd., Chen Jiping, Chen Xiaoyan, and Ankang Longevity Pharmaceutical (Group) Co., Ltd. dated December 31, 2008
10.52†	Power of Attorney by and between Chen Xiaoyan and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Ankang Longevity Pharmaceutical (Group) Co., Ltd. dated December 31, 2008

Part II - 12

10.53†	Power of Attorney by and between Chen Jiping and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Ankang Longevity Pharmaceutical (Group) Co., Ltd. dated December 31, 2008
10.54†	Summary translation of Cooperation Agreement between Shaanxi Pharmacy Sunsimiao Drugstore Chain Co., Ltd. and Ankang Longevity Pharmaceutical (Group) Co., Ltd. dated September 27, 2012
10.55†	Summary translation of Cooperation Agreement between Shaanxi Pharmacy Holding Group Xi'an Pharmaceutical Co., Ltd. and Ankang Longevity Pharmaceutical (Group) Co., Ltd. dated September 27, 2012
10.56†	Summary translation of Loan Contract between Beijing Tenet-Jove Technological Development Co., Ltd. and Beijing Rural Commercial Bank Co., Ltd. Tiantongyuan Branch dated December 31, 2009
10.57†	Summary translation of Project Shares Purchase Contract among Yantai Zhisheng International Freight Forwarding Co., Ltd., Yantai Mouping District Zhisheng Agricultural Produce Cooperative and Zhejiang Zhen’Ai Network Warehousing Services Co., Ltd. dated October 21, 2013
10.58†	Summary translation of Contractual Management/Operation Agreement between Ankang Longevity Pharmaceutical Group Chain Co., Ltd. and Qiu Haiyin dated March 1, 2013
10.59†	Summary translation of Supplementary Agreement between Ankang Longevity Pharmaceutical Group Chain Co., Ltd. and Qiu Haiyin dated February 28, 2014
10.60†	Summary translation of 2013 Purchase and Sale Contract between Ankang Longevity Pharmaceutical (Group) Traditional Chinese Medicine Decoction Pieces Co., Ltd. and Bozhou Traditional Chinese Medicine Decoction Pieces Co,. Ltd. dated January 1, 2013
10.61†	Summary translation of 2013 Purchase and Sale Contract between Ankang Longevity Pharmaceutical (Group) Traditional Chinese Medicine Decoction Pieces Co., Ltd. and Bozhou Guolong Pharmaceutical Co., Ltd. dated January 1, 2013
10.62†	Summary Translation of Sample Contract of Purchase and Sales Contracts between Yantai Mouping District Zhisheng Agricultural Produce Cooperative and Nanyang Hanye Tegang Co., Ltd. dated May 30, 2012
10.63†	Summary translation of 2013 Purchase and Sale Contract between Ankang Longevity Pharmaceutical (Group) Traditional Chinese Medicine Decoction Pieces Co., Ltd. and Sichuan Zhongcheng Henrui Pharmaceutical Co., Ltd. dated January 1, 2013
10.64†	Summary translation of Supply Contract between Qingdao Zhihesheng Agricultural Produce Services Co., Ltd. and Guoqing Nongzi Complex Sales Department dated December 27, 2012
10.65†	Summary Translation of Sample Supply Contract between Yantai Mouping District Zhisheng Agricultural Produce Cooperative and Mouping Gaoling Supply and Sales Cooperatives Complex Sales Department dated December 15, 2012
10.66†	Summary Translation of Sample Supply Contract between Yantai Zhisheng International Trade Co., Ltd. and Yantai Fuji Commerce and Trade Co., Ltd. dated May 10, 2012
10.67†	Summary Translation of Sample Supply Contract between Qingdao Zhihesheng Agricultural Produce Services, Ltd. and Qingdao City Association of Shipping Owners dated November 26, 2014
10.68†	Summary Translation of Sample Contract between Qingdao Zhihesheng Agricultural Produce Services, Ltd. and Qingdao Donglin Biological Engineering Co., Ltd. dated November 26, 2014
10.69^	Escrow Deposit Agreement for IPO Funds
10.70^	Form of Subscription Agreement
21.1†	List of subsidiaries.
23.1^	Consent of Friedman LLP .
23.2*	Consent of Kaufman & Canoles, P.C., counsel of Shineco, Inc. (included in Exhibit 5.1).
23.3†	Consent of Dacheng Law Firm, counsel of Shineco, Inc. (included in Exhibit 5.2).
24.1†	Powers of attorney.

*	To be filed by amendment.
†	Previously filed.
^	Filed herewith.

Part II - 13